Exhibit 10.16

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 5, 2016,

among

SMART Worldwide Holdings, Inc. as successor to

SMART Modular Technologies (Global Holdings), Inc. (formerly known as

SMART Modular Technologies (Global Memory Holdings), Inc.),

as Holdings,

SMART Modular Technologies (Global), Inc.,

as Parent Borrower,

SMART Modular Technologies, Inc.,

as Co-Borrower,

The Lenders Party Hereto

and

BARCLAYS BANK PLC,

as Administrative Agent

BARCLAYS BANK PLC,

Lead Arranger and Bookrunner,

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-ii-

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SCHEDULES:

Schedule 1.01(a) Schedule 1.01(b) Schedule 2.01 Schedule 3.12 Schedule 5.14 Schedule 6.01 Schedule 6.02 Schedule 6.04(e) Schedule 6.09 Schedule 6.10	— — — — — — — — — —

Excluded Subsidiaries

Existing Letters of Credit

Commitments

Subsidiaries

Certain Post-Closing Obligations

Existing Indebtedness

Existing Liens

Existing Investments

Existing Affiliate Transactions

Existing Restrictions

EXHIBITS:

Exhibit A Exhibit B Exhibit C	— — —	Form of Assignment and Assumption Form of Guarantee Agreement [Reserved]
Exhibit D Exhibit E	— —	Form of Perfection Certificate Form of Collateral Agreement
Exhibit F-1	—	Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit F-2	—	Form of Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados
Exhibit F-3	—	Form of Opinion of Walkers Global
Exhibit F-4 Exhibit F-5	— —	Form of Opinion of De Brauw Blackstone Westbroek Form of Opinion of Elvinger, Hoss & Prussen
Exhibit G	—	Form of First Lien Intercreditor Agreement
Exhibit H Exhibit I	—	Form of Second Lien Intercreditor Agreement Form of Closing Certificate
Exhibit J	—	Form of Intercompany Note
Exhibit K Exhibit L	— —	Form of Specified Discount Prepayment Notice Form of Specified Discount Prepayment Response
Exhibit M	—	Form of Discount Range Prepayment Notice
Exhibit N	—	Form of Discount Range Prepayment Offer
Exhibit O Exhibit P	— —	Form of Solicited Discounted Prepayment Notice Form of Solicited Discounted Prepayment Offer
Exhibit Q	—	Form of Acceptance and Prepayment Notice
Exhibit R-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit R-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit R-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit R-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

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AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 5, 2016 (this “Agreement”), among SMART Worldwide Holdings, Inc. as successor to SMART Modular Technologies (Global Holdings), Inc. (formerly known as SMART Modular Technologies (Global Memory Holdings), Inc.), a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., California corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the LENDERS party hereto and BARCLAYS BANK PLC, as Administrative Agent.

WHEREAS, Borrowers, the Lenders and the Agent are party to a credit agreement dated as of August 26, 2011 (as amended prior to the date hereof, the “Original Credit Agreement”) and have agreed to amend and restate in its entirety the Original Credit Agreement and replace it in its entirety with this Agreement; and

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit Q.

“Acceptance Date” has the meaning specified in Section 2.11 (a)(ii)(D).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Parent Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquisition” means the acquisition of the Target and its subsidiaries.

“Acquisition Agreement” means the Agreement and Plan of Merger dated as of April 26, 2011 among Holdings, Saleen Acquisition, Inc. and the Target.

“Acquisition Documents” means the Acquisition Agreement, all other agreements to be entered into between the Target or its Affiliates and Holdings or its Affiliates in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Additional Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21;

provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval in each case not to be unreasonably withheld or delayed) and the Parent Borrower.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. The Administrative Agent may from time to time designate one or more of its Affiliates or branches to perform the functions of the Administrative Agent in connection with Loans denominated in any currency other than dollars, in which case references herein to the “Administrative Agent” shall, in connection with Loans denominated in any such currency, mean any Affiliate or branch so designated.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than Holdings, the Parent Borrower or any of their respective subsidiaries) at such time.

“Agent” means the Administrative Agent, the Collateral Agent and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. Notwithstanding the foregoing, (i) with respect to Term Loans, the Alternate Base Rate will be deemed to be 2.25% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 2.25% per annum and (ii) otherwise, the Alternate Base Rate will be deemed to be 2.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 2.00%.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or a Swingline Lender at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of such Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a)(i) with respect to any Term Loan, (A) 7.00% per annum, in the case of an ABR Loan (which shall increase to 7.75% per annum the first anniversary of the Restatement Effective Date if the Term Loans are still outstanding as of such date), or (B) 8.00% per annum, in the case of a Eurocurrency Loan (which shall increase to 8.75% per annum on the first anniversary of the Restatement Effective Date if the Term Loans are still outstanding as of such date), and (b) with respect to any ABR Loan or Eurocurrency Loan (other than a Term Loan), the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Secured Leverage Ratio as of the end of the fiscal quarter of the Parent Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01 (a) or 5.01(b); provided that, for purposes of clause (b), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01 (a) or 5.01(b) as of and for the fiscal quarter ended November 25, 2011, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Secured Leverage Ratio	ABR Spread	Eurocurrency Spread
Category 1 Greater than 2.25 to 1.00	3.00%	4.00%
Category 2 Less than or equal to 2.25 to 1.00	2.75%	3.75%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Secured Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Administrative Agent or the Majority in Interest of the Revolving Lenders, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a) has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if Holdings and the Parent Borrower fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments”.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by a Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that such Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of the Target and its subsidiaries for the fiscal years ended August 29, 2008, August 28, 2009 and August 27, 2010, and the related consolidated statements of income, changes in equity and cash flows of the Target and its subsidiaries, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors of such Person, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning provided in the preamble hereto.

“Borrower Offer of Specified Discount Prepayment” means the offer by a Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by a Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by a Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Revolving Borrowing, $1,000,000 and (b) in the case of a Swingline Loan, $100,000.

“Borrowing Multiple” means (a) in the case of a Revolving Borrowing, $1,000,000 and (b) in the case of a Swingline Loan, $100,000.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Brazilian Subsidiary” means any subsidiary of the Parent Borrower organized or existing under the laws of Brazil.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Parent Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP.

“Capital Lease Obligation” means an obligation that is as a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Effective Date.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Effective Date, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Parent Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries.

“Cash Management Obligations” means obligations of Parent Borrower or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Control” means (a) the failure of Holdings prior to the IPO, or, after the IPO, the IPO Entity, directly or indirectly through wholly-owned subsidiaries, to own all of the Equity Interest of the Parent Borrower, (b) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of Holdings, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power for the election of directors of Holdings represented by the issued and outstanding Equity Interests in Holdings, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint (and do so designate or appoint) a majority of the Board of Directors of Holdings, (c) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), other than the Permitted Holders, of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the IPO Entity held by the Permitted Holders, (d) (i) if the IPO Entity is organized in the United States, at any time, and (ii) otherwise, prior to the IPO, the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were neither (i) nominated, designated or approved by the Board of Directors of Holdings or the Permitted Holders nor (ii) appointed by directors so nominated, designated or approved or (e) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Material Indebtedness.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the Effective Date, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the Effective Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) any request, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee or Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law”, to the extent enacted, adopted, promulgated or issued after the Effective Date.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Revolving Loans, Term Loans, Other Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans and Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” shall have the meaning assigned in the Collateral Agreement.

“Collateral Agreement” means the Collateral Agreement among the Co-Borrower, each other Domestic Subsidiary that is a Loan Party and the Administrative Agent, substantially in the form of Exhibit E.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from (i) Holdings, the Borrowers and each Subsidiary Loan Party either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person (ii) Holdings and each Domestic Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (iii) each Foreign Subsidiary that is a Loan Party either (x) counterparts to one or more Foreign Collateral Agreements or Foreign Pledge Agreements or (y) in the case of a Foreign Subsidiary Loan Party that becomes such after the Effective Date, either counterparts to a new supplements to existing Foreign Collateral Agreements or Foreign Pledge Agreements, in each case that the Administrative Agent determines, based on advice of counsel, to be reasonably necessary in order for the Secured Obligations to be secured by all or substantially all tangible and intangible assets of such Foreign Subsidiary (including Mortgaged Properties, accounts receivable, moveable assets (including inventory and equipment), contract rights, intellectual property and other general intangibles and proceeds of the foregoing, but excluding Equity Interests other than Equity Interests required to be pledged pursuant to clause (b) below) in which a security interest may be obtained under the laws of the jurisdiction of organization of such Foreign Subsidiary, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c));

(b) all outstanding Equity Interests of each Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, a Foreign Collateral Agreement or a Foreign Pledge Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) if any Indebtedness for borrowed money (including in respect of cash management arrangements) of Holdings, the Parent Borrower or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement, or a Foreign Collateral Agreement, as applicable, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) to the extent applicable in the relevant jurisdiction (w) a policy or policies of title insurance in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Administrative Agent) of the fair market value of such Mortgaged Property and fixtures, as reasonably determined by the Parent Borrower and agreed to by the Administrative Agent, issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement), coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, (x) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the title company to induce the title company to issue the title policy/ies and endorsements contemplated above, (y) evidence reasonably acceptable to the Collateral Agent of payment by the Parent Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (z) a completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto), (iii) if any Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 5.07, and (iv) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Parent Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse Tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession) and (d) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means (a) with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Compliance Certificate” means a Compliance Certificate required to be delivered pursuant to Section 5.01.

“Consolidated EBITDA” means for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and any losses on the sale or receivables and related assets pursuant to a Permitted Receivables Factoring, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital, including federal, foreign and state income, franchise, and similar taxes based on income, profits or capital paid or accrued during such period (including in respect of repatriated funds),

(iii) depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs),

(iv) Non-Cash Charges,

(v) extraordinary losses in accordance with GAAP,

(vi) non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); provided that the amount included in Consolidated EBITDA pursuant to this clause (vi) shall not exceed $10,000,000 in any Test Period and a maximum of $40,000,000 prior to the Latest Maturity Date, in each case, in the aggregate,

(vii) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Effective Date and adjustments to existing reserves); provided that the aggregate amount included in Consolidated EBITDA pursuant to this clause (vii) for any of the first four Test Periods after the Effective Date shall not exceed 10% of Consolidated EBITDA for any such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause (vii)) and any Test Period thereafter shall not exceed 5% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause (vii)),

(viii) the amount of any non-controlling interest consisting of subsidiary income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,

(ix) (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsor (including any termination fees payable in connection with the early termination of management and monitoring agreements) and (B) the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents,

(x) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(xi) the amount of any net losses from discontinued operations in accordance with GAAP,

(xii) any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging,

(xiii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, and

(xiv) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (d)(v) and (d)(vi) below;

plus

(b) without duplication, the amount of additional “run rate” cost savings projected by the Parent Borrower in good faith to be realized as a result of specified actions initiated on or prior to the date that is 12 months after the Effective Date (including actions initiated prior to the Effective Date) (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and quantifiable, (B) no cost savings shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (a)(vi) and (a)(vii) above or in the definition of the term “Pro Forma Adjustment” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the aggregate amount of cost savings added pursuant to this clause shall not exceed an amount equal to 15% of Consolidated EBITDA for any Test Period;

(c) without duplication, the amount of discretionary research and development costs incurred by the Parent Borrower and its Restricted Subsidiaries which are identified in good faith by the Parent Borrower to have been incurred specifically for the purposes of qualifying for a reduced tax rate or other tax incentive in Brazil and that were not required to support the Parent Borrower’s ongoing research and development activities; provided that (i) the aggregate amount of such costs added pursuant to this clause shall not exceed $15,000,000 in any Test Period and (ii) if the aggregate amount of such costs added pursuant to this clause with respect to any fiscal year of the Parent Borrower exceeds the tax benefit actually derived therefrom calculated by the Parent Borrower in good faith based on its annual tax returns, the amount of any such excess shall reduce Consolidated EBITDA in the fiscal quarter in which such annual tax returns are filed or, if earlier, in the fiscal quarter in which such excess is determined;

less

(d) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(iii) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(iv) the amount of any net income from discontinued operations in accordance with GAAP,

(v) any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging,

(vi) any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in the such period,

(vii) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiii) and (a)(xiv) above, and

(viii) the amount of any non-controlling interest consisting of subsidiary loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period to Consolidated Net Income);

in each case, as determined on a consolidated basis for the Parent Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(I) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances),

(II) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging,

(III) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any person, property, business or asset acquired by the Parent Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related person, property, business or assets to the extent not so acquired) (each such person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a Pro Forma Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders), and

(IV) there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary during such period (including, in any event, the Storage Business) (each such person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders).

Notwithstanding the foregoing, for all purposes of this Agreement, Consolidated EBITDA shall be deemed to equal (a) $33,444,000 for the fiscal quarter ended November 26, 2010, (b) $18,288,000 for the fiscal quarter ended February 25, 2011 and (c) $21,199,000 for the fiscal quarter ended May 27, 2011.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) Transaction Costs, (d) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed and all fees and expenses incurred during such period in connection with the performance of Section 5.17) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments, (f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (g) stock-based award compensation expenses, (h) any income (loss) attributable to deferred compensation plans or trusts and (i) any income (loss) from investments recorded using the equity method. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Effective Date and any permitted acquisitions or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Secured Debt” means Consolidated Total Debt that is secured by a Lien on the Collateral.

“Consolidated Secured Net Debt” means Consolidated Total Net Debt that is secured by a Lien on the Collateral.

“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Indebtedness of the Parent Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of acquisition method accounting in connection with the Transactions or any permitted acquisition) consisting only of indebtedness for borrowed money, unreimbursed obligations under letters of credit, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate amount of Indebtedness of the Parent Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of acquisition method accounting in connection with the Transactions or any permitted acquisition) consisting only of indebtedness for borrowed money, unreimbursed obligations under letters of credit, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and cash equivalents (for the avoidance of doubt, as of the last day of the applicable Test Period) to the extent the use thereof for the application to payment of indebtedness is not prohibited by law or any contract to which the Parent Borrower or any of the Restricted Subsidiaries is a party or otherwise listed as “restricted” on the Parent Borrower’s consolidated balance sheet; provided that, in no event, shall the amount deducted pursuant to this clause (b) be more than $75,000,000.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under Letters of Credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Parent Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income”, (III) any changes in current assets or current liabilities as a result of (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting; and (IV) the impact of any Permitted Receivables Factoring to the extent the cash proceeds of such Permitted Receivables Factoring do not result in an equivalent decrease in Excess Cash Flow.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Credit Agreement Refinancing Indebtedness” means(a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments or Other Revolving Commitments, the amount thereof plus the amount of all accrued and unpaid interest, reasonable fees and premiums thereon and fees and expenses in connection therewith), (ii) such Indebtedness does not mature earlier than and, except in the case of Other Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments or Other Revolving Commitments (or Revolving Loans, Other Revolving Loans or Swingline Loans incurred pursuant to any Revolving Commitments or Other Revolving Commitments), such Revolving Commitments or Other Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Cure Amount” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning assigned to such term in Section 7.02(a).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within one Business Day of the date on which such funding is required hereunder, (b) notified the Parent Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Parent Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 7.01(h) or (i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 2.11 (a)(ii)(C).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit M.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit N, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.1l(a)(ii)(B), Section 2.1l(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable unless a shorter period is agreed to between a Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Parent Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Parent Borrower, if the Secured Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d)) as of the end of such fiscal year is (a) greater than 2.00 to 1.00, 75% of Excess Cash Flow for such fiscal year, (b) greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00, 50% of Excess Cash Flow for such fiscal year (c) greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00, 25% of Excess Cash Flow for such fiscal year and (d) less than or equal to 1.00 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 9.02), which date was August 26, 2011.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including the Parent Borrower or any of its Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender and (iii) those Persons identified by Holdings to the Joint Bookrunners prior to the Effective Date in writing (including by email) and acknowledged by the Joint Bookrunners as ineligible to be an Eligible Assignee.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means the common law and all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) Environmental Laws and the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Financing” means the contribution by the Sponsor and the Management Investors, directly or indirectly through one or more direct or indirect holding company parents of Holdings, of cash equity contributions to Holdings on the Effective Date in exchange for Qualified Equity Interests that are treated as equity by S&P and Moody’s.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) prior to the effectiveness of the applicable provisions of the Pension Act, the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) or, on and after the effectiveness of the applicable provisions of the Pension Act, any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to, prior to the effectiveness of the applicable provisions of the Pension Act, Section 412(d) of the Code or Section 303(d) of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) on and after the effectiveness of the applicable provisions of the Pension Act, a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, in endangered or critical status, within the meaning of Section 305 of ERISA.

“euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Balance” means, for any period, the excess (if any) of (a) the aggregate amount of cash and cash equivalents on the Parent Borrower’s consolidated balance sheet on the final day of such period less (b) $25,000,000; provided that for purposes of calculating the Excess Cash Balance payable with respect to the fiscal quarters ending November 25, 2016 and February 24, 2017 the amount described in clause (b) shall be deemed to be the greater of (i) $25,000,000 and (ii) such amount as is required to be in compliance, after giving Pro Forma Effect to any prepayments of Excess Cash Balance pursuant to Section 2.11(h), with Section 6.12(a) for the applicable Test Period (assuming for purposes of such calculation that Revolving Loans are outstanding in an aggregate principal amount equal to the total Revolving Commitments at such time (in addition to, but without duplication of, Revolving Loans actually outstanding at such time)).

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period,

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) extraordinary gains; less:

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (i) of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Indebtedness incurred on the Effective Date or an equity investment on the Effective Date),

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Parent Borrower or its Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness, including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.11(c) to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) below par purchases of Term Loans by either Borrower, (Y) all other prepayments of Term Loans and (Z) all prepayments of Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of a Borrower or its Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term account receivables for such period,

(vi) cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 6.04 (other than Section 6.04(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period pursuant to Section 6.08(a)(vi) to the extent such Restricted Payments were financed with internally generated cash flow of the Parent Borrower and its Restricted Subsidiaries and without duplication of amounts deducted when calculating Consolidated Net Income for such period,

(ix) the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Parent Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments or Capital Expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during the period of four consecutive fiscal quarters of the Parent Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii) extraordinary losses.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $5,000,000 and all leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) Equity Interests in any Person (other than any wholly-owned   Restricted Subsidiaries) to the extent not permitted by the terms of such Person’s Organizational Documents, (d) letter of credit rights with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (e) commercial tort claims with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (f) any lease, license or other agreement with any Person if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or results in the termination of, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law), (g) any asset subject to a Lien of the type permitted by Section 6.02(iv) under the Original Credit Agreement (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) under the Original Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law), (h) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, (i) any asset with respect to which the Parent Borrower shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the grant of a Lien thereon to secure the Secured Obligations would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens) that shall have been determined by the Parent Borrower to be material to the Parent Borrower and the Restricted Subsidiaries and (j) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Parent Borrower on the Effective Date or, if later, the date it first becomes a Subsidiary, (b) each Subsidiary listed on Schedule 1.01(a), (c) any Subsidiary that is prohibited by applicable Law or contractual obligation from guaranteeing the Secured Obligations, (d) any Subsidiary, substantially all of the assets of which constitute Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporation under Section 957 of the Code and (e) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement” (including, for the avoidance of doubt, any Foreign Subsidiary of the Co-Borrower that is a “controlled foreign corporation” with the meaning of Section 957 of the Code); provided that in no event shall the Co-Borrower be an Excluded Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income, profits or branch profits (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by (i) the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any withholding Tax that is attributable to a Lender’s failure to comply with Sections 2.17(e), (c) except in the case of an assignee pursuant to a request by a Borrower under Section 2.19 hereto, any U.S. Federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Existing LCs” means the outstanding letters of credit existing as of the Effective Date and listed on Schedule 1.01(b).

“FATCA” means current Sections 1471 through 1474 of the Code as in effect on the Effective Date (and any Treasury regulations promulgated thereunder or official interpretations thereof).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than zero, then the Federal Funds Effective Rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

“Financial Performance Covenant” means the covenant set forth in Section 6.12(a).

“Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and (b) the Equity Financing.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement substantially in the form of Exhibit G among the Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt, with such modifications thereto as the Administrative Agent may reasonably agree.

“First Refinancing Amendment” means the First Refinancing Amendment to this Agreement dated as of August 20, 2014, among Holdings, the Borrowers, the New Revolving Lenders party thereto and the Administrative Agent.

“First Refinancing Amendment Effective Date” has the meaning assigned thereto in the First Refinancing Amendment.

“Foreign Collateral Agreement” means one or more security documents among the applicable Non US Loan Parties and the Administrative Agent granting a Lien on the assets of such Non US Loan Parties to secure the Secured Obligations. Each Foreign Collateral Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.

“Foreign Pledge Agreement” means a pledge or charge agreement with respect to the Collateral that constitutes Equity Interests of a Foreign Subsidiary or, if the holder of such Collateral is a Foreign Subsidiary, constitutes Equity Interests of a Domestic Subsidiary. Each Foreign Pledge Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fourth Amendment” means that certain Amendment No. 4 to Credit Agreement, dated as of the Restatement Effective Date, among Holdings, the Parent Borrower, the Lenders party thereto and the Administrative Agent.

“Funded Debt” means all Indebtedness of the Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect on the Effective Date; provided, however, that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification 825, “Financial Instruments,” or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Parent Borrower or any subsidiary at “fair value,” as defined therein.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Holdings” means (a) prior to any IPO, Initial Holdings and (b) on and after an IPO, (i) if the IPO Entity is Initial Holdings or any Person of which Initial Holdings is a Subsidiary, Initial Holdings or (ii) if the IPO Entity is a Subsidiary of Initial Holdings, the IPO Entity.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations off such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated June 2011, relating to the Loan Parties and the Transactions.

“Initial Holdings” means SMART Modular Technologies (Global Memory Holdings), Inc.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Loan Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each February, May, August and November and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, nine or twelve months or such other period less than one month thereafter as such Borrower may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any Subsidiary of Holdings of which each of the Parent Borrower and the Co-Borrower are Subsidiaries.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (c) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).

“Investor Management Agreement” means the Transaction and Management Fee Agreement among certain Investors and/or management companies associated with certain Investors and Saleen Acquisition, Inc.

“Investor Termination Fees” means the one-time payment under the Investor Management Agreement of a success fee to one or more of the Investors and their respective Affiliates in the event of either a change of control or the completion of an IPO.

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the IPO Entity.

“IPO Entity” means, at any time at and after an IPO, Initial Holdings, a parent entity of Initial Holdings, or an Intermediate Parent, as the case may be, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, the Parent Borrower is a wholly-owned subsidiaries of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Parent Borrower immediately prior to the IPO.

“Issuing Bank” means (a) Wells Fargo Bank, N.A., (b) Barclays Bank PLC, and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Barclays Bank PLC as Issuing Bank shall not be obligated to issue any commercial or trade Letters of Credit.

“Joint Bookrunners” means J.P. Morgan Securities LLC and UBS Securities LLC.

“Joint Lead Arrangers” means J.P. Morgan Securities LLC and UBS Securities LLC.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Financing” means any Material Indebtedness (other than any permitted intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary), including Permitted Holdings Debt, that is subordinated in right of payment to the Loan Document Obligations, and any Permitted Refinancing in respect of any of the foregoing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of such Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Sublimit” means $15,000,000.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the interest rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in such currency (as reflected on the applicable Reuters screen), for a period equal to such Interest Period, or, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in such currency are offered for such Interest Period to major banks in the London interbank market by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period. Notwithstanding the foregoing (i) with respect to Term Loans, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 1.25% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.25% per annum and (ii) otherwise, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period determined pursuant to the foregoing provisions would otherwise be less than 1.00%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity Prepayment Condition” means that the Parent Borrower and its Restricted Subsidiaries would have at least $40,000,000 in the aggregate of (x) unrestricted cash and cash equivalents on hand and (y) unused and available Revolving Commitments (consistent with the calculation of such under Section 2.12(a)).

“Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Loan Documents” means this Agreement, any Refinancing Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, the Trust Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Obligations” has the meaning assigned to such term in Section 9.17.

“Loan Parties” means Holdings, the Parent Borrower, the Co-Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to any Borrower pursuant to this Agreement.

“Logistics Business” means the Borrowers’ global supply chain services business which encompasses resources and information technology to provide customized customer programs including planning, forecasting, procurement, logistics, inventory management, programming, labeling, kitting, packaging and other value-added services.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrowers or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of the Majority in Interest.

“Management Investors” means the directors, officers and employees of the Target, Holdings, the Parent Borrower and/or any of their Subsidiaries who are (directly or indirectly through one or more investment vehicles) Investors in Holdings (or any direct or indirect parent thereof) on the Effective Date.

“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, assets, results of operations, properties, or financial condition of Holdings, the Parent Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Parent Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Parent Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000; provided that for purposes of the definition of “Change of Control” and Junior Financing such amount shall be $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Parent Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (a) each wholly-owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Parent Borrower most recently ended, had revenues or total assets for such quarter in excess of 5% of the consolidated revenues or total assets, as applicable, of the Parent Borrower for such quarter and (b) any group comprising wholly-owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of the Parent Borrower most recently ended, had revenues or total assets for such quarter in excess of 10% of the consolidated revenues or total assets, as applicable, of the Parent Borrower for such quarter; provided that solely for purposes of Sections 7.01(h) and (i) each such Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Monetization” means the receipt of Net Proceeds by the Target or any of its Affiliates (other than any of its Subsidiaries) from (a) the direct or indirect Disposition or other direct or indirect transfer of all or a portion of Storage Parent or its assets, (b) any direct or indirect dividend, distribution, payment of equity or repurchase of equity or other repayment of a return on investment in Storage Parent or its subsidiaries or (c) any other transaction the substantive effect of which is the same as transactions described in clauses (a) or (b). Any series of related transaction of the type referred to above shall be treated together as a single transaction for purposes of Section 5.15.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations, provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the fair market value of such Mortgaged Property, as reasonably agreed by the Parent Borrower and agreed to by the Administrative Agent. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower with such modifications as may be required by local laws.

“Mortgaged Property” means each parcel of real property and the improvements thereon owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, any Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Parent Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Parent Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Parent Borrower or any Restricted Subsidiary and (iii) the amount of all Taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by Holdings, the Parent Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Parent Borrower at such time of Net Proceeds in the amount of such reduction.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, (e) non-cash impact of translation of U.S. dollars and (f) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“OID” has the meaning assigned to such term in the definition of “Permitted First Priority Refinancing Debt”.

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Original Credit Agreement” has the meaning provided in the preamble hereto.

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006, as amended from time to time.

“Perfection Certificate” means a certificate substantially in the form of Exhibit D.

“Permitted Encumbrances” means:

(a) Liens for taxes or other governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unified and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary;

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole;

(f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Parent Borrower or any of its subsidiaries, provided that such Lien secures only the obligations of the Parent Borrower or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and

(h) Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by the Parent Borrower or any of its subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees and in clause (g) above.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies but on no more than a “second-out” basis so long as the Revolving Commitments are outstanding) with the Loan Document Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans) or outstanding Revolving Loans, (iii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, funding discounts and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are, taken as a whole, less favorable to the investors providing such Indebtedness than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred), (iv) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (v) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vi) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Parent Borrower, then the Parent Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representatives for such indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor; provided further that in the case of Permitted First Priority Refinancing Debt incurred in exchange for, or to extend, renew, replace or refinance, a portion of existing Term Loans hereunder (including any successive Credit Agreement Refinancing Indebtedness), the interest rate margins, rate floors, fees, premiums, funding, discounts and amortization schedule for any such Permitted First Priority Refinancing Debt shall be determined by the Borrowers and the applicable lenders with respect to the holders of such Permitted First Priority Refinancing Debt and in the event that the yield on any such Permitted First Priority Refinancing Debt is higher than the yield for the Term Loans by more than 50 basis points, then the yield for the Term Loans shall be increased to the extent necessary so that such yield is equal to the yield for such Permitted First Priority Refinancing Debt minus 50 basis points; provided, further, that, in determining the yield applicable to such Permitted First Priority Refinancing Debt and the Term Loans (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrowers to the Term Lenders or any Additional Lenders in the initial primary syndication thereof shall be included (with OlD being equated to interest based on assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to any of the Joint Bookrunners (or their respective affiliates) in connection with this Agreement or to one or more arrangers (or their affiliates) of any Permitted First Priority Refinancing Debt shall be excluded and (z) if such Permitted First Priority Refinancing Debt includes an interest rate floor greater than the interest rate floor applicable to the Term Loans, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Term Loans shall be required, to the extent an increase in the interest rate floor in the Term Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor (but not the interest rate margin) applicable to the Term Loans shall be increased by such increased amount.

“Permitted Holder” means (a) the Sponsor and (b) the Management Investors.

“Permitted Investments” means any of the following, to the extent owned by the Parent Borrower or any Restricted Subsidiary:

(a) dollars, euro or such other currencies held by it from time to time in the ordinary course of business; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(c) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(e) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(i) investments, classified in accordance with GAAP as current assets of Holdings, the Parent Borrower or any Restricted Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

“Permitted Receivables Factoring” means any one or more transactions or programs (including any factoring program) for the transfer by the Parent Borrower or any of its Restricted Subsidiaries on customary market terms for similar transactions, without recourse (other than customary limited recourse) to the Parent Borrower or any of its Restricted Subsidiaries, to any buyer, purchaser or lender of interests in accounts receivable and customary related assets, so long as the aggregate outstanding Permitted Receivables Net Investment with respect thereto does not exceed $60,000,000 at any time (which shall decrease to $50,000,000 on the first anniversary of the Restatement Effective Date if the Term Loans are still outstanding as of such date).

“Permitted Receivables Net Investment” the aggregate cash amount paid by the purchasers under any Permitted Receivables Factoring in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Factoring (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Factoring which are payable to any person other than the Parent Borrower or a Restricted Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (a)(xx), (a)(xxi) or (a)(xxii), (i) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind) and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Parent Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (ii) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness incurred by the Parent Borrower in the form of one or more series of second lien secured notes or second lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral; (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, funding discounts and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are, taken as a whole, less favorable to the investors providing such Indebtedness than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants of other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred), (vi) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt incurred by the Parent Borrower, then the Parent Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Parent Borrower or any Subsidiary Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Loans, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, funding discounts and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are, taken as a whole, less favorable to investors providing such Indebtedness than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants of other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred), (v) such Indebtedness is not guaranteed by any Subsidiaries other than Loan Parties, and (vi) such Indebtedness is not secured by any Lien on any property or assets of Holdings, Intermediate Parent, the Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of) of any property or asset of the Parent Borrower or any of its Restricted Subsidiaries permitted by Section 6.05(k) other than dispositions resulting in aggregate Net Proceeds not exceeding (A) $5,000,000 in the case of any single transaction or series of related transactions and (B) $10,000,000 for all such transactions during any fiscal year of the Parent Borrower;

(b) the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Term Loans) or permitted by the Required Lenders pursuant to Section 9.02; or

(c) the issuance by any IPO Entity of its Equity Interests in an IPO.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Issuing Bank” means, on any date, (a) the Issuing Bank, if there is only one Issuing Bank and (b) otherwise, (i) the Issuing Bank with the greatest LC Exposure on such date and (ii) each other Issuing Bank that has issued Letters of Credit that on such date have available for drawing thereunder (together with the aggregate unreimbursed LC Disbursement, thereunder on such date) of greater than $1,000,000.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Parent Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Parent Borrower in good faith as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and quantifiable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of such Pro Forma Entity with the operations of the Parent Borrower and the Restricted Subsidiaries; provided that (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be incurred during the entirety of such Test Period, (B) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such test period and (C) the aggregate amount of costs savings increased pursuant to clause (a) shall not exceed 10% of Consolidated EBITDA for any Test Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings, the Parent Borrower or any of its Restricted Subsidiaries, shall be excluded, and (B) in the case of an Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings, the Parent Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination;

provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Parent Borrower and any of its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment, provided, further, that (1) any determination of Pro Forma Compliance required at any time prior to November 26, 2011, shall be made assuming that compliance with Section 6.12 for the Test Period ending on November 26, 2011, is required with respect to the most recent Test Period prior to such time and (2) all pro forma adjustments made pursuant to this definition (including all Pro Forma Adjustments) with respect to the Transactions shall be consistent in character and amount with the adjustments reflected in the Pro Forma Financial Statements. Notwithstanding anything to the contrary, clause (b) of Consolidated Total Net Debt shall not be decreased by the cash proceeds of any Indebtedness incurred for which Pro Forma Effect is being given.

“Pro Forma Disposal Adjustment” means, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Parent Borrower in good faith as a result of contractual arrangements between the Parent Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-quarter period prior to its disposal.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Quotation Day” means, with respect to dollars or euro for any Interest Period, two Business Days prior to the first day of such Interest Period unless market practice differs in the London interbank market for any such currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day shall be the last of those days).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower executed by each of (a) the Borrowers and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refinancing Transaction” means the satisfaction and discharge of the Target’s floating rate notes due 2012.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by any Loan Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loans and having an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 66.66% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time; provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrowers or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means November 5, 2016.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Parent Borrower, any other Restricted Subsidiary or any Intermediate Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, any Intermediate Parent the Parent Borrower or any other Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Parent Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial amount of the Lenders’ Revolving Commitments as of the Effective Date is $50,000,000 (the “Initial Revolving Commitments”).

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Revolving Loan made pursuant to clause (b) of Section 2.01 and Other Revolving Loans (including a New Revolving Loan constituting Credit Agreement Refinancing Indebtedness thereof made pursuant to, and as defined in, the First Refinancing Amendment).

“Revolving Maturity Date” means the earlier of (i) the Term Maturity Date (after taking into account any extensions of such date) and (ii) August 26, 2019.

“Rolled Equity” means the Equity Interests in Holdings (or a holding company parent thereof) issued to the Management Investors pursuant to the Equity Financing; provided that, after giving effect to the Transactions on the Effective Date, the Rolled Equity will represent no more than 10% of the equity capitalization of Holdings (or such holding company parent) excluding any portion of the Equity Financing contributed to Storage Parent.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement substantially in the form of Exhibit H among the Administrative Agent and one or more Senior Representatives for holders of Permitted Second Priority Refinancing Debt, with such modifications thereto as the Administrative Agent may reasonably agree.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Net Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Security Documents” means the Collateral Agreement, the Foreign Collateral Agreements, the Foreign Pledge Agreements, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11, 5.12 or Section 5.14 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Silver Lake Debt Fund” means Silver Lake Credit Fund, L.P. and any other successor or similar debt investment fund managed by Silver Lake Financial Management Company, L.L.C.

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit O.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit P, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit K.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit L, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Representations” means the following: (a) the representations made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement, and (b) the representations set forth in (i) Section 3.01, Section 3.02 (with respect to authorization, execution, delivery and performance and enforceability of the Loan Documents), Section 3.08, Section 3.15 and Section 3.16 and (ii) Section 3.02 of the Collateral Agreement.

“Specified Transaction” means, with respect to any period, any investment, sale, transfer or other disposition of assets, incurrence or repayment of indebtedness, restricted payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” means Silver Lake Partners and its Affiliates.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and if any Lender is required to comply with the requirements of The Bank of England and/or the Financial Services Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Storage Business” means the Target’s business unit that designs, manufactures and distributes high performance solid state drives.

“Storage Investment” means Investments in Storage Parent or any of its subsidiaries (including indirectly by means of a Restricted Payment to Target) by Parent Borrower or its Restricted Subsidiaries in an aggregate amount not to exceed $30,000,000 at any time.

“Storage Parent” means SMART Modular Technologies (Global Storage Holdings), Inc.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Subordinated Indebtedness” means any Junior Financing other than any Permitted Unsecured Refinancing Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower.

“Subsidiary Loan Party” means each other Subsidiary of the Parent Borrower (other than the Co- Borrower) that is a party to the Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Parent Borrower or the other Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means the commitment of each Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) Barclays Bank PLC, in its capacity as lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Sublimit” means $10,000,000.

“Target” means SMART Worldwide Holdings, Inc. (formerly known as Smart Modular Technologies (WWH), Inc.), a Cayman Islands exempted company.

“Target Material Adverse Effect” means any change, effect, event or occurrence that (A) has a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Target and its subsidiaries taken as a whole or (B) prevents or materially delays the Target from performing its obligations under the Acquisition Agreement in any material respect; provided, however, that no change, effect, event or occurrence to the extent arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Target Material Adverse Effect: (i) (A) general economic, financial, political, capital market, credit market, or financial market conditions or (B) general conditions affecting any of the industries in which the Target and its subsidiaries operate; (ii) Changes in Law or changes in GAAP or accounting standards, in either case, occurring after April 26, 2011; (iii) any natural disasters, pandemics or acts of war (whether or not declared), sabotage or terrorism, or an escalation or worsening thereof; (iv) the entry into, announcement or performance of the Acquisition Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein (other than Section 5.1(a) of the Acquisition Agreement), and the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any shareholder litigation arising from allegations of breach of fiduciary duty relating to the Acquisition Agreement or the transactions contemplated by the Acquisition Agreement, except that this clause (iv) shall not apply with respect to the representations and warranties contained in Section 3.4 of the Acquisition Agreement (v) any changes in the price or trading volume of the Common Stock (as defined in the Acquisition Agreement) (provided that the underlying change, effect, event or occurrence that caused or contributed to such change in market price or trading volume shall not be excluded); (vi) any failure by the Target to meet projections or forecasts provided that the underlying change, effect, event or occurrence that caused or contributed to such failure to meet projections or forecasts shall not be excluded); and (vii) any change or prospective change in the Target’s credit rating (provided that the underlying change, effect, event or occurrence that caused or contributed to such change or prospective change in the Target’s credit rating shall not be excluded); provided, further, however, that the change, effect, event or occurrence referred to in the preceding clauses (i), (ii) and (iii) shall be excluded pursuant to such clause only to the extent such change, effect, event or occurrence does not adversely affect the Target and its subsidiaries, taken as a whole, disproportionately to other companies operating in the industries in which the Target and its subsidiaries compete (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably likely to be, a Target Material Adverse Effect).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as the case may be.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan Standstill Period” has the meaning assigned to such term in Section 7.01(d).

“Term Loans” means Loans made pursuant to clause (a) of Section 2.01.

“Term Maturity Date” means August 26, 2019.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Parent Borrower then last ended.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transaction Costs” means all fees, costs and expense incurred or payable by Holdings, the Parent Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a) the Financing Transactions, (b) the Acquisition and the other transactions contemplated by the Acquisition Documents, (c) the Refinancing Transactions and (d) the payment of the Transaction Costs.

“Trust Agreement” means any English law trust agreement to be entered into in connection with a Foreign Collateral Agreement, between, inter alia, the Administrative Agent and the relevant Loan Parties.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Pledged Collateral (as defined in the Collateral Agreement) is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Subsidiary” means any Subsidiary (other than the Co-Borrower) designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Effective Date.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Warrants” has the meaning assigned to such term in Section 2.24(a).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e,g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

SECTION 1.05. Effectuation of Transactions. All references herein to Holdings, the Parent Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Parent Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06. Currency Translation. Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI (other than Section 6.12) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of Section 6.12 and Section 4.02, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).

SECTION 1.07. Effect of this Agreement on the Original Credit Agreement and the Other Existing Loan Documents. This Agreement shall be binding on the Borrowers, the Administrative Agent, the Collateral Agent, the Lenders and the other parties hereto and the Original Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (a) the Obligations (as defined in the Original Credit Agreement) of the Borrower and the other Loan Parties under the Original Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) all Letters of Credit under and as defined in the Original Credit Agreement shall continue as Letters of Credit under this Agreement and (c) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Agreement, each Loan Document (other than the Original Credit Agreement) that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein. Except as provided herein or as restated in connection herewith, each of the Schedules and Exhibits to the Original Credit Agreement shall remain in effect and shall be Schedules and Exhibits to this Agreement.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Term Lender made a Term Loan to the Borrowers on the Effective Date (or increased the aggregate principal amount of Term Loans outstanding on the Restatement Effective Date in connection with the additional payment to the Term Lenders of $5,000,000 on the Restatement Effective Date pursuant to and in accordance with Section 2(b) of the Fourth Amendment) denominated in dollars in a principal amount not exceeding its Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided that no Revolving Loans shall be made on the Effective Date unless, after giving effect to the Transactions on the Effective Date, the Parent Borrower and its Restricted Subsidiaries would have at least $75,000,000 of (x) unrestricted cash and cash equivalents on hand and (y) unused Revolving Commitments (consistent with the calculation of such under Section 2.12(a)). Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as a Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless such Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Loan Borrowing, the applicable Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11.00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such written Borrowing Request shall be irrevocable and shall be by hand delivery or facsimile or other electronic transmission to the Administrative Agent signed by the applicable Borrower. Each such written Borrowing Request shall specify the following information:

(i) whether the requested Borrowing is to be a Revolving Borrowing, a Term Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing (solely in the case of a Borrowing denominated in dollars) or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(1), the identity of the Issuing Bank that made such LC Disbursement; and

(vii) that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein (including Section 2.22), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period denominated in dollars in an aggregate principal amount at any time outstanding that will not result in (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of any Swingline Lender exceeding its Revolving Commitment, (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments or (iii) the aggregate amount of Swingline Loans outstanding exceeding Swingline Sublimit; provided that the Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent and the Swingline Lender of such request (i) by telephone (confirmed in writing) or by facsimile (confirmed by telephone), not later than 10:00 a.m., New York City time, or, if agreed by the Swingline Lender, 2:00 p.m. New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of such Borrower maintained with the Swingline Lender because such Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to the general deposit accounts of such Borrower maintained with the Swingline Lender for the Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice the Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other Person on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrowers, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(d) The Parent Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower, executed by the Borrowers, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e) The Parent Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

SECTION 2.05. Letters of Credit and Bank Guarantees.

(a) General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon agreement of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars for its own account (or for the account of any other Subsidiary so long as a Borrower and such other Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the fifth Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by the Parent Borrower to, or entered into by the Parent Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five

Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) except as otherwise agreed by the Administrative Agent and the such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit or (iii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with such Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure.

(c) Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (m) of this Section.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to close of business on the next succeeding Business Day; provided, however, that any Letter of Credit may, upon the request of a Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.

(e) Participation. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section in the currency of such LC Disbursement, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrowers receive notice of such LC Disbursement; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan, in each case in an equivalent amount, and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in dollars and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. The Borrowers’, jointly and severally, obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.

(h) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower in writing by hand delivery or facsimile or other electronic transmission of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.

(i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to in the case of an LC Disbursement denominated in dollars, ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrowers reimburse the applicable LC Disbursement in full.

(j) Cash Collateralization. If any Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount of cash in dollars equal to the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in paragraph (h) or (i) of Section 7.01. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent, the Issuing Bank or the Swingline Lender, the Borrowers shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrowers risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement in accordance with the terms of the Loan Documents. If the

Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k) Designation of Additional Issuing Banks. The Parent Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower, executed by the Borrowers, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l) Termination of an Issuing Bank. The Parent Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(n) Existing LCs. The Existing LCs will be deemed to be Letters of Credit issued under this Agreement on the Effective Date.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in New York City and designated by the Borrowers in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to a Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or applicable Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, if such Borrowing is denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) Obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07. Interest Elections.

(a) Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, each Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Revolving Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be by hand delivery, facsimile or other electronic transmission to the Administrative Agent signed by the applicable Borrower.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (solely in the case of a Borrowing denominated in dollars) or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If such Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies such Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date. The Term Commitments terminated upon the making of the Term Loans on the Effective Date.

(b) Each Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) each Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c) Each Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by such Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by such Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is 10 Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing in any currency is made, such Borrower shall repay all Swingline Loans in such currency that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrowers.

SECTION 2.10. Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Term Loan Borrowings on the last Friday of each February, May, August and November in an amount equal to $3,875,000, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Any prepayment of a Term Loan Borrowing of any Class made after the Restatement Effective Date (i) pursuant to Section 2.1l(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrowers (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c), 2.11(d) or 2.11 (h) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section of such Refinancing Amendment, in reverse order of maturity.

(d) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing by hand delivery or facsimile or other electronic transmission of such election not later than 2:00 p.m., New York City time, two Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11. Prepayment of Loans.

(a) (i) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that in the event that (A) on or prior to the first anniversary of the Effective Date, the Borrowers (x) make any prepayment of Term Loans in connection with a Change in Control or prepay Term Loans with the proceeds of Indebtedness, (y) make any prepayment of Term Loans in connection with any Repricing Transaction, or (z) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lender, (I) in the case of clause (A)(x), a prepayment premium of 3% of the amount of the Term Loans being prepaid, (II) in the case of clause (A)(y), a prepayment premium of 3% of the amount of the Term Loans being prepaid and (III) in the case of clause (A)(z), a payment equal to 3% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment; (B) at anytime after the first anniversary of the Effective Date and on or prior to the second anniversary of the Effective Date, the Borrowers (x) make any prepayment of Term Loans in connection with a Change in Control or prepay Term Loans with the proceeds of Indebtedness, (y) make any prepayment of Term Loans in connection with any Repricing Transaction, or (z) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lender, (I) in the case of clause (B)(x), a prepayment premium of 2% of the amount of the Term Loans being prepaid, (II) in the case of clause (B)(y), a prepayment premium of 2% of the amount of the Term Loans being prepaid and (III) in the case of clause (B)(z), a payment equal to 2% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment; or (C) at anytime after the second anniversary of the Effective Date and on or prior to the third anniversary of the Effective Date, the Borrowers (x) make any prepayment of Term Loans in connection with a Change in Control or prepay Term Loans with the proceeds of Indebtedness, (y) make any prepayment of Term Loans in connection with any Repricing Transaction, or (z) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lender, (I) in the case of clause (C)(x), a prepayment premium of 1% of the amount of the Term Loans being prepaid, (II) in the case of clause (C)(y), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (III) in the case of clause (C)(z), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment;

(ii) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, a Borrower may prepay the outstanding Term Loans on the following basis:

(A) Each Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrowers shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) the Borrowers shall not initiate any action under this Section 2.11 (a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrowers on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Parent Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, a Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Parent Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Parent Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, a Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by a Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrowers agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discounted Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, the Borrowers may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Borrower is willing to prepay at a discount (it being understood that different Solicited Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by such Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the Parent Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Parent Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Parent Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Parent Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Parent Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Parent Borrower by the Acceptance Date, the Parent Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Parent Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, such Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. Such Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11 (a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by such Borrower.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Borrowers and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J) Each Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrowers shall prepay Revolving Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Parent Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Parent Borrower shall, within three Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) or (c) of the definition of the term “Prepayment Event”, on the date of such Prepayment Event), prepay Term Loan Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event” with respect to the Logistics Business, the Parent Borrower and its Restricted Subsidiaries may retain up to an aggregate of $40,000,000 of the Net Proceeds from such event (or a portion thereof) solely to the extent necessary to satisfy the Liquidity Prepayment Condition for a 60 day period following the receipt of such Net Proceeds as demonstrated by a written week by week forecast for such period provided to the Administrative Agent on or before receipt of such Net Proceeds; provided further that within 30 days after the end of such 60 day period, Parent Borrower will be required to prepay Term Loans with the aggregate amount of such Net Proceeds initially retained that is not necessary to allow the Parent Borrower to satisfy the Liquidity Prepayment Condition at the end of such 30 day period.

(d) Following the end of each fiscal year of the Parent Borrower, commencing with the fiscal year ending August 31, 2012, the Borrowers shall prepay Term Loan Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced by the aggregate amount of prepayments of Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11 (a) or (h) during such fiscal year (excluding all such prepayments funded with the proceeds of other Indebtedness, the issuance of

Equity Interests or receipt of capital contributions or the proceeds of any sale or other disposition of assets outside the ordinary course of business). Each prepayment pursuant to this paragraph shall be made on or before the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding, the Borrowers shall select Term Loan Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Loan Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent in writing by hand delivery or facsimile or other electronic transmission at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrowers. Optional prepayments of Term Loan Borrowings shall be allocated among the Classes of Term Loan Borrowings as directed by the Borrowers. In the absence of a designation by the Borrowers as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f) The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing by hand delivery or facsimile or other electronic transmission of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrowers’ election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g) Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Foreign Prepayment Event”) or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to either Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to either Borrower (Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Proceeds from any Foreign Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.11(c) (or, in the case of Excess Cash Flow, a date on or before the date that is twelve months after the date such Excess Cash Flow would have so required to be applied to prepayments pursuant to Section 2.11(d) unless previously repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to Section 2.11(c)), (x) the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Foreign Subsidiary.

(h) Following the end of each fiscal quarter of the Parent Borrower, commencing with the first full fiscal quarter ending after the Restatement Effective Date, the Borrowers shall prepay Term Loan Borrowings in an aggregate amount equal to the Excess Cash Balance as at the end of such fiscal quarter. Each prepayment pursuant to this paragraph shall be made on or before the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b) with respect to the fiscal period for which the Excess Cash Balance is being calculated.

SECTION 2.12. Fees.

(a) Each Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Each Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and

December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to make an additional payment for the ratable account of the Term Lenders party to this Agreement on the date hereof in an amount equal to $5,000,000 in the event that the Term Loan remains outstanding on the first anniversary of the Restatement Effective Date, which additional payment shall be in all respects fully earned on the Restatement Effective Date but due and payable in cash on the earlier to occur of (i) the first anniversary of such date and (ii) the acceleration of the Secured Obligations for any reason (including commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding) and such additional payment shall be non-refundable and noncreditable thereafter.

(d) The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Parent Borrower and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(f) Notwithstanding the foregoing, and subject to Section 2.22, no Borrower shall be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing and shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Parent Borrower may revoke any Borrowing Request that is pending when such notice is received.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. Notwithstanding the foregoing, this paragraph will not apply to any such increased costs or reductions resulting from Taxes, as to which Section 2.17 shall govern.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable withholding agent shall be required by applicable Requirements of Law to deduct any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions, (ii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without limiting the provisions of paragraph (a) above, the Parent Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrowers by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Parent Borrower or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its inability to do so. Notwithstanding anything to the contrary, no Lender or Participant shall be required to deliver any form of certificate that it is not legally able to deliver.

Without limiting the foregoing:

(1) Each Lender that is a “United States person” within the meaning of Section 7701(a)(3) of the Code shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Lender that is not a “United States person” within the meaning of Section 7701 (a)(3) of the Code shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit R-1, R-2, R-3 and R-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by a Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by a Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.

Notwithstanding any other provisions of this clause (e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(f) If the Parent Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Parent Borrower in a reasonable challenge of such Taxes if so requested by the Parent Borrower; provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Parent Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Parent Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Parent Borrower or with respect to which the Parent Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Parent Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Parent Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Parent Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Parent Borrower’s request, provide the Parent Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential to any Loan Party or any other Person).

(g) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h) For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the Swingline Lender.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by such Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or 2.05(f), 2.06(a) or (b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrowers are required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of

Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Principal Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) the Borrowers or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20. [Intentionally Omitted].

SECTION 2.21. Refinancing Amendments.

(a) At any time after the Effective Date, the Parent Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, (ii) (x) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date of Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of the Term Loans being refinanced, (iii) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so refinanced, as the case may be and (iv) which is in the form of Other Term Loans or Other Term Commitments obtained in respect of a portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (iv) will be deemed to include any then outstanding Other Term Loans), shall have interest rate margins, rate floors, fees, premiums, funding, discounts and amortization schedules to be determined by the Borrowers and the applicable lenders with respect to the holders of such Credit Agreement Refinancing Indebtedness and in the event that the yield on any such Credit Agreement Refinancing Indebtedness is higher than the yield for the Term Loans by more than 50 basis points, then the yield for the Term Loans shall be increased to the extent necessary so that such yield is equal to the yield for such Credit Agreement Refinancing Indebtedness minus 50 basis points; provided, that, in determining the yield applicable to such Credit Agreement Refinancing Indebtedness and the Term Loans (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrowers to the Term Lenders or any Additional Lenders in the initial primary syndication thereof shall be included (with OlD being equated to interest based on assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to any of the Joint Bookrunners (or their respective affiliates) in connection with this Agreement or to one or more arrangers (or their affiliates) of such Credit Agreement Refinancing Indebtedness shall be excluded and (z) if such Credit Agreement Refinancing Indebtedness includes an interest rate floor greater than the interest rate floor applicable to the Term Loans, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Term Loans shall be required, to the extent an increase in the interest rate floor in the Term Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor

(but not the interest rate margin) applicable to the Term Loans shall be increased by such increased amount; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Parent Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Parent Borrower, or the provision to the Parent Borrower of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting

Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.12(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non- Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans denominated in dollars to Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrowers in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24. Tax Treatment.

(a) Debt Treatment and Warrants. The Borrowers and the Lenders agree, unless otherwise required by a change in law (including a change in existing or issuance of new laws, regulations, judicial rulings or published administrative determinations with respect to Taxes), or as required by the Internal Revenue Service or other taxing authority following a good faith resolution of an audit or examination, (i) to treat the Term Loans, as of before and after the Restatement Effective Date, as indebtedness of the Borrowers for U.S. federal income Tax purposes and (ii) to treat the Term Loans and the warrants to purchase shares of Smart Global Holdings Inc. (the “Warrants”) that are issued to the Lenders as a condition to the effectiveness of the Fourth Amendment as having been issued as an “investment unit” within the meaning of Section 1273(c)(2) of the Code, and, correspondingly, the Term Loans as having been issued with OID for U.S. federal income tax purposes to the extent required and as determined pursuant to Section 2.24(b) and (iii) in each case, to not take any Tax position inconsistent with such Tax characterization. For the avoidance of doubt, the description of change in law in this Section 2.24 shall not affect the interpretation of law or Requirement of Law or change in law or Requirement of Law in any other provision of this Agreement and any such reference elsewhere in this Agreement shall be interpreted without regard to this Section 2.24. The inclusion of this Section 2.24 is not an admission by any Lender that it is subject to taxation in the United States.

(b) Determination of Issue Price and OID. Within 90 (ninety) days after the date hereof, the Borrowers and the Required Lenders shall cooperate in good faith to determine the “issue price”, the amount of OID (if any) of the Term Loans, the fair market value of the Warrants and the treatment of the transactions contemplated by the amendment and restatement as of the date hereof of this Agreement and the agreements entered into in connection herewith, in each case, as determined for applicable U.S. federal income Tax purposes. For each year in which the Term Loans are outstanding, the Borrowers shall provide the Required Lenders with calculations by the Borrowers regarding (a) the amount of OID for any applicable accrual period on the Term Loans and (b) the allocation of the issue price and the fair market value of the Warrants and the Second Tranche Warrant Shares (as such term is defined in the Warrant), as applicable, at least 60 (sixty) days before the filing of any Tax return reporting these items, and the Required Lenders shall have 30 (thirty) days to review and approve such calculations, in each case, such approval not to be unreasonably withheld, delayed or conditioned. If the Required Lenders dispute any such calculation, they shall notify the Borrowers of such disputed item (or items) and the basis for their objection. The parties shall act in good faith to resolve any such dispute; provided that if the parties have not resolved any disputed item on or before the date that is 20 (twenty) days prior to the due date of the relevant Tax return, the item in question shall be resolved, prior to such due date by an independent accounting firm mutually acceptable to the Required Lenders and the Borrowers. The fees and expenses of such accounting firm shall be borne by the Borrowers. The Borrowers and the Lenders shall notfile any Tax return inconsistent with the amounts agreed pursuant to the preceding sentences of this Section 2.24(b).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Parent Borrower (and the Co-Borrower as to itself and its Restricted Subsidiaries) represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Parent Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each of Holdings and the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrowers or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Parent Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Parent Borrower or any other Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Parent Borrower or any other Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Parent Borrower or any other Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Effect.

(a) Holdings has heretofore furnished to the Lenders the Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Target and its subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of the Target and its subsidiaries dated May 27, 2011 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Target and its subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Holdings has heretofore furnished to the Lenders the consolidated pro forma balance sheet of the Parent Borrower and its Subsidiaries as of May 27, 2011, and the related consolidated pro forma statement of income of the Parent Borrower as of and for the twelve-month period then ended (such pro forma balance sheet and statement of income, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if such transactions had occurred on such date or at the beginning of such period, as the case may be. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Holdings to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Parent Borrower and its Subsidiaries as of May 27, 2011, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of such period (excluding the impact of purchase accounting effects required by GAAP).

(d) Since August 27, 2010, there has been no Material Adverse Effect (provided that the representation set forth in this Section 3.04(c) shall not be deemed made on the Effective Date in respect of any Borrowings or extensions of credit made hereunder on such date).

SECTION 3.05. Properties.

(a) Each of Holdings, the Parent Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Each of Holdings, the Parent Borrower and the Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property material to the conduct of its business, and the use thereof by Holdings, the Parent Borrower and the Restricted Subsidiaries does not infringe upon the Intellectual Property rights of any other Person, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) As of the Effective Date after giving effect to the Transactions, none of Holdings, the Borrower or any Restricted Subsidiary owns any real property.

SECTION 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Parent Borrower, threatened in writing against or affecting Holdings, the Parent Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Parent Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Parent Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings or the Parent Borrower, any basis to reasonably expect that Holdings, the Parent Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Parent Borrower and its Restricted Subsidiaries is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. None of Holdings, the Parent Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09. Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Parent Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings, the Parent Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefore in accordance with GAAP.

SECTION 3.10. ERISA.

(a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, (ii) no Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.11. Disclosure. Neither (a) the Information Memorandum as of the Effective Date nor (b) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, Holdings and the Parent Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

SECTION 3.12. Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each Subsidiary in, each Subsidiary.

SECTION 3.13. Intellectual Property; Licenses, Etc. Holdings, the Parent Borrower and the Restricted Subsidiaries own, license or possess the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of their businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Holdings, the Borrowers or any Restricted Subsidiary do not, in the operation of their business as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by Holdings, the Parent Borrower or any Restricted Subsidiaries is pending or, to the knowledge of Holdings and the Parent Borrower, threatened in writing against Holdings, each Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

SECTION 3.15. Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any other Subordinated Indebtedness.

SECTION 3.16. Federal Reserve Regulations. None of Holdings, the Parent Borrower or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.17. Use of Proceeds. The Borrowers will use the proceeds of (a) the Term Loans made on the Effective Date to finance the Transaction and pay Transaction Costs and (b) the Revolving Loans and Swingline Loans on the Effective Date to pay a portion of the Transaction costs and after the Effective Date for general corporate purposes.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder became effective on the Effective Date, on which each of the following conditions were satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit F-1, (ii) Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Loan Parties in form of Exhibit F-2, (iii) Walkers Global, Cayman counsel for the Loan Parties, substantially in the form of Exhibit F-3, (iv) De Brauw Blackstone Westbroek N.V., Dutch counsel for the Administrative Agent, substantially in the form of Exhibit F-4, and (v) Elvinger, Hoss & Prussen, Luxembourg counsel for the Loan Parties, substantially in the form of Exhibit F-5 and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit I with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Bookrunners and Holdings to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to Holdings, the Parent Borrower and the Restricted Subsidiaries in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Effective Date be released; provided that if, notwithstanding the use by Holdings and the Parent Borrower of commercially reasonable efforts to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the Equity Interests of (i) Domestic Subsidiaries of Holdings and the Parent Borrower, and (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in other assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or such later date as the Administrative Agent may reasonably agree).

(g) Subject to the qualifications set forth in the lead-in to Article III of the Acquisition Agreement, since August 27, 2010 to April 26, 2011, there has not been any change, event development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect. Since April 26, 2011 there has not been any change, event, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

(h) Certificates of insurance shall be delivered to the Administrative Agent evidencing the existence of insurance to be maintained by Holdings and the Subsidiaries pursuant to Section 5.07 and, if applicable, the Administrative Agent shall be designated as an additional insured and loss payee or mortgage endorsement as its interest may appear hereunder, or solely as the additional insured, as the case may be, hereunder (provided that if such endorsement as additional insured cannot be delivered by the Effective Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

(i) The Joint Bookrunners shall have received the (i) Pro Forma Financial Statements, (ii) Audited Financial Statements and (iii) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Target for each subsequent fiscal quarter after August 27, 2010 ended at least 45 days before the Effective Date (excluding footnotes).

(j) The Specified Representations shall be true and correct on and as of the Effective Date.

(k) The Acquisition shall have been consummated, or substantially simultaneously with the initial funding of Loans on the Effective Date, shall be consummated, in all material respects in accordance with the Acquisition Agreement (without giving effect to any amendments, supplements, waivers or other modifications to or of the Acquisition Agreement that are material and adverse to the Lenders or the Joint Book runners as reasonably determined by the Joint Book runners (it being understood that (x) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” shall be deemed to be material and adverse to the interest of the Lenders and the Joint Bookrunners and (y) (i) any reduction in the purchase price of the Acquisition shall be deemed to be material and adverse to the interest of the Lenders and the Joint Bookrunners (provided that, in no event shall a reduction of the purchase price by less than 10% be deemed material for such purposes and any such reduction shall not require the prior consent of the Joint Bookrunners) and (ii) any reduction in the purchase price of the Acquisition (other than a reduction covered by the foregoing clause (y)(i)) shall not be deemed to be material and adverse to the interest of the Lenders and the Joint Bookrunners if such reduction is allocated to ratably reduce the pro forma equity capitalization of the Target and the Term Loans)).

(l) The Equity Financing shall have occurred and Holdings shall have received cash proceeds from the Equity Financing in an amount that, together with the Rolled Equity, is at least equal to 45% of the total pro forma debt and equity capitalization of Holdings and its subsidiaries (on a consolidated basis) on the Effective Date after giving effect to the Transactions.

(m) After giving effect to the Transactions, (i) none of Holdings, the Parent Borrower or any other Subsidiary shall have outstanding any Disqualified Equity Interests or any Indebtedness, other than (A) Indebtedness incurred under the Loan Documents and (B) Indebtedness permitted by Section 6.01. Without limiting the foregoing, the Refinancing Transaction shall have occurred.

(n) The Lenders shall have received a certificate from the chief financial officer of the Parent Borrower certifying as to the solvency of the Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(o) The Administrative Agent and the Joint Bookrunners shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least 10 days prior to the Effective Date by the Administrative Agent or the Joint Bookrunners that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

The Administrative Agent shall notify Holdings, the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on October 6, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case other than on the Effective Date is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Effective Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be (unless such Borrowing is on the Effective Date), no Default shall have occurred and be continuing.

(c) At the time of any Revolving Loans or Swingline Loans are drawn upon or Letters of Credit are issued (if after giving effect to such Letter of Credit there would be more than $1,000,000 of Letters of Credit outstanding that are not cash collateralized), after giving Pro Forma Effect thereto, the Secured Net Leverage Ratio shall not exceed the ratio in effect for the most recently ended Test Period at such time pursuant to Section 6.12(a).

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Parent Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Parent Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each such fiscal year of Parent Borrower (or, in the case of financial statements for the fiscal year ended August 26, 2011, on or before the date that is 150 days after the end of such fiscal year)), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of the Parent Borrower (or, in the case of financial statements for the fiscal year ended August 26, 2011, the Target) as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to, or resulting from any potential inability to satisfy the covenants in Section 6.12 of this Agreement in a future date or period) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Parent Borrower and its Subsidiaries (or, in the case of the fiscal year ended August 26, 2011, the Target and its subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ending November 25, 2011, on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of the Parent Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such fiscal quarter (or, in the case of financial statements for the fiscal quarter ended November 25, 2011 on or before the date that is 90 days after the end of such fiscal quarter and in the case of financial statements for the fiscal quarters ended February 24, 2012 and May 25, 2012, respectively, on or before the date that is 75 days after the end of such fiscal quarter)), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth for each fiscal quarter commencing with the fiscal quarter ending November 30, 2012 in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Parent Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d) not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) of the Secured Leverage Ratio, (B) of the Secured Net Leverage Ratio demonstrating compliance with the covenants contained in Section 6.12 and (C) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Parent Borrower ending August 31, 2012, of Excess Cash Flow for such fiscal year and (iii) in the case of financial statements delivered under paragraph (a) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Parent Borrower or any Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.11(c);

(e) not later than five days after any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to Sections 6.12 and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) not later than 120 days after the commencement of each fiscal year of the Parent Borrower (or in the case of the fiscal year ended August 26, 2011, on or before the date that is 150 days at the end of such fiscal year), a detailed consolidated budget for the Parent Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, the Parent Borrower or Subsidiaries (or, if the Parent Borrower is a subsidiary of the IPO Entity, the IPO Entity) with the SEC or with any national securities exchange, or distributed by the Parent Borrower (or, if the Parent Borrower is a subsidiary of the IPO Entity, the IPO Entity) to the holders of its Equity Interests generally, as the case may be;

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; and

(i) (i) not later than 90 days after the end of the fiscal year of Parent Borrower ended August 26, 2011, summary unaudited and abbreviated consolidated financial information of the Parent Borrower of such type that are provided to the Board of Directors of Holdings or to senior management and (ii) not later than 60 days after the end of each of the fiscal quarters ended November 25, 2011, February 24, 2012 and May 25, 2012, summary unaudited and abbreviated consolidated financial information of the Parent Borrower of such type that are provided to the Board of Directors of Holdings or to senior management.

The Parent Borrower will hold and participate in a quarterly conference call for Lenders to discuss financial information delivered pursuant to paragraphs (a), (b) and (f) of this Section 5.01. The Parent Borrower will hold such conference call following the last day of each fiscal quarter of the Parent Borrower and not later than five Business Days from the time that the Parent Borrower delivers the financial information as set forth in paragraphs (a) and (b) of this Section 5.01. Prior to each conference call, the Parent Borrower shall issue a press release to the appropriate wire services announcing the time and date of such conference call and, unless the call is to be open to the public, Lenders, securities analysts and prospective lenders to contact the office of the Parent Borrower’s chief financial officer or investor relations department to obtain access. If the Parent Borrower is holding a conference call open to the public to discuss the most recent quarter’s financial performance, the Parent Borrower will not be required to hold a second, separate call just for the Lenders.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Parent Borrower (or a parent company thereof) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statement of Holdings (or any direct or indirect parent of Holdings); provided that to the extent such information relates to a parent of the Parent Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Parent Borrower and its Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from any potential inability to satisfy the covenants in Section 6.12 of this Agreement in a future date or period) or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet; (B) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/lntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Parent Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Bookrunners will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Parent Borrower Materials”) by posting the Parent Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Parent Borrower Materials that may be distributed to the Public Lenders and that (w) all such Parent Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Parent Borrower Materials “PUBLIC”, the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners, the Issuing Bank and the Lenders to treat such Parent Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Parent Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Parent Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Parent Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Parent Borrower Materials “PUBLIC”.

SECTION 5.02. Notices of Material Events. Promptly after any Responsible Officer of Holdings or any Borrower obtains actual knowledge thereof, Holdings or such Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Default; and

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Parent Borrower or any of its Subsidiaries, affecting Holdings, the Parent Borrower or any of its Subsidiaries or the receipt of a notice of an Environmental Liability that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral.

(a) Holdings or the Parent Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.

(b) Not later than five days after delivery of financial statements pursuant to Section 5.01 (a) or (b), Holdings or the Parent Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Parent Borrower (i) setting forth the information required pursuant to Sections 1(a)(i), 1(b), 2, 5, 6, 8 (other than 8(f)) of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any wholly-owned Subsidiary that has become, or ceased to be a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by Section 5.03 or 5.12 have been given.

SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, in each case (other than the preservation of the existence of Holdings and the Parent Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05. Payment of Taxes, etc. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07. Insurance.

(a) Each of Holdings and the Parent Borrower will, and will cause each other Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings and the Parent Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings and the Parent Borrower believes (in the good faith judgment of management of Holdings and the Parent Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings and the Parent Borrower believes (in the good faith judgment or the management of Holdings and the Parent Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall (i) name the Administrative Agent, on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names Administrative Agent, on behalf of the Lenders as the loss payee thereunder.

(b) If any portion of any Mortgaged Property subject to FEMA rules and regulations is at any time located in an area identified by FEMA (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto, the “Flood Insurance Laws”), then the Parent Borrower shall, or shall cause the relevant Loan Party to (i) maintain or cause to be maintained, flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance.

SECTION 5.08. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Parent Borrower or its Restricted Subsidiaries, as the case may be. Each of Holdings and the Parent Borrower will, and will cause its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Parent Borrower’s expense; provided further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give Holdings and the Parent Borrower the opportunity to participate in any discussions with Holdings’ or the Parent Borrower’s independent public accountants.

SECTION 5.09. Compliance with Laws. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10. Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of the Term Loans and any Revolving Loans drawn on the Effective Date, together with cash on hand of the Parent Borrower, on the Effective Date to pay a portion of the Transaction Costs (including any upfront fees payable in respect of the Term Loans on the Effective Date). The proceeds of the Revolving Loans and Swingline Loans drawn after the Effective Date will be used only for general corporate purposes. Letters of Credit will be used only for general corporate purposes.

SECTION 5.11. Additional Subsidiaries. If any additional Restricted Subsidiary or Intermediate Parent is formed or acquired after the Effective Date, Holdings or the Parent Borrower will, within 30 days after such newly formed or acquired Restricted Subsidiary is formed or acquired, notify the Administrative Agent thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Subsidiary (unless such Subsidiary is an Excluded Subsidiary) in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree).

SECTION 5.12. Further Assurances.

(a) Each of Holdings and the Parent Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Effective Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein) with a fair market value in excess of $5,000,000, are acquired by the Parent Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Parent Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Parent Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.13. Ratings. Each of Holdings and the Parent Borrower will use commercially reasonable efforts to cause (a) the Parent Borrower to continuously have a public corporate credit rating from each of S&P and Moody’s (but not to maintain a specific rating) and (b) the credit facilities made available under this Agreement to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.14. Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Parent Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date but for the proviso to Section 4.01(f), in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.15. Storage Monetization. Upon the occurrence of Monetization (A) if the Total Leverage Ratio at the time of Monetization is equal to or less than 2.45 to 1.00 after giving effect to the Transactions, then the Parent Borrower and its Restricted Subsidiaries shall receive cash (by means of a cash contribution to the common capital of the Parent Borrower and/or a repayment of debt owing to the Parent Borrower or any of its Restricted Subsidiaries by Storage Parent or any of its subsidiaries) in an amount equal to the lesser of (y) the net cash proceeds of such disposition received by Target or any of its Affiliates (other than any of its subsidiaries) and (z) the outstanding amount of Storage Investments immediately prior to such time and (B) if the Total Leverage Ratio at the time of such disposition is greater than 2.45 to 1.00, then the Parent Borrower and its Restricted Subsidiaries shall receive cash (by means of a contribution to its common capital and/or the repayment of debt owing to the Parent Borrower or any Restricted Subsidiary by Storage Parent or any of its subsidiaries) in an amount equal to the lesser of (y) the net cash proceeds of such disposition received by Target or any of its Affiliates (other than any of its subsidiaries) and (z) the outstanding amount of Storage Investments immediately prior to such time multiplied by two.

SECTION 5.16. Designation of Subsidiaries. The Parent Borrower may at any time after the Effective Date designate any Restricted Subsidiary of the Parent Borrower (other than the Co-Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Parent Borrower shall have a Total Leverage Ratio less than or equal to 3.5 to 1.0 on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness of Holdings or the Parent Borrower. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the fair market value of the Parent Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Parent Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

SECTION 5.17. Post-Restatement Effective Date Actions.

(a) The Borrowers shall use commercially reasonable best efforts to obtain, as promptly as possible after the Restatement Effective Date, all necessary consents from BNDES for the granting and perfection of security interests by SMART Modular Technologies Industria de Componenentes Electronicos Ltds. (“SMART Brazil IC”) in favor of the Secured Parties (as defined in the Collateral Agreement) in respect of all machinery, equipment and intellectual property owned by SMART Brazil IC.

(b) The Borrowers shall (i) cause, within 45 days after obtaining the consent described in Section 5.17(a) (or by such later date as the Administrative Agent shall reasonably agree), SMART Brazil IC to enter into a pledge agreement (or an amendment to an existing pledge agreement), on terms reasonably satisfactory to the Administrative Agent and Parent Borrower, with the Administrative Agent in respect of machinery and equipment owned by SMART Brazil IC (the “PPE Pledge Agreement”); provided that the PPE Pledge Agreement shall expressly exclude up to $5 million of machinery and equipment of SMART Brazil IC from the security interest created thereby and (ii) use commercially reasonable best efforts to cause the PPE Pledge Agreement to be filed for registration with the applicable Governmental Authority promptly after execution thereof.

(c) The Borrowers shall cause, within 45 days after obtaining the consent described in Section 5.17(a) (or by such later date as the Administrative Agent shall reasonably agree), (i) SMART Brazil IC to enter into an amendment to the existing pledge agreement in respect of intellectual property of SMART Brazil IC (the “IP Pledge Agreement”), on terms reasonably satisfactory to the Administrative Agent and Parent Borrower, covering intellectual property acquired or established by SMART Brazil IC since the date of the IP Pledge Agreement and (ii) use commercially reasonable best efforts to cause such amendment to the IP Pledge Agreement to be filed for registration with the applicable Governmental Authority promptly after execution thereof.

(d) The Borrowers shall cause (i) by no later than January 14, 2017 (or such later date as the Administrative Agent shall reasonably agree), each Brazilian Subsidiary of Parent Borrower to enter into a pledge agreement, on terms reasonably satisfactory to the Administrative Agent and Parent Borrower, with the Administrative Agent in respect of cash and cash equivalents of such Subsidiary (other than any restricted cash or cash equivalents subject to the Lien described on Schedule 6.02) and (ii) by no later than February 28, 2017 (or such later date as the Administrative Agent shall reasonably agree), all bank accounts of such Brazilian Subsidiaries (other than any bank accounts that hold less than $1 million in the aggregate and any investment or bank account that holds only restricted cash and cash equivalents excluded from the security interest granted pursuant to the foregoing clause (i)) to be subject to control letters or agreements reasonably satisfactory to the Administrative Agent and Parent Borrower. It being understood and agreed that in no event shall such pledge agreements or control letters or agreements permit the Administrative Agent or any Secured Party to exercise remedies thereunder (including exercising control over cash and cash equivalents or bank accounts) prior to the earlier to occur of (A) the date that is 30 days after an Event of Default arising under Section 7.01(a) (which Event of Default has not yet been cured as of such date) or (B) the termination of Commitments and acceleration of Loans pursuant to Section 7.01 (whether in connection with an insolvency event or otherwise).

(e) The Borrowers shall cause (i) by no later than January 14, 2017 (or such later date as the Administrative Agent shall reasonably agree), SMART Brazil IC to enter into a pledge agreement, on terms reasonably satisfactory to the Administrative Agent and Parent Borrower, with the Administrative Agent in respect of inventory of such Subsidiary (the “Inventory Pledge Agreement”) and (ii) use commercially reasonable best efforts to cause the Inventory Pledge Agreement to be filed for registration with the applicable Governmental Authority promptly after execution thereof. Notwithstanding the foregoing, it is agreed that (A) the grant of security interests pursuant to the Inventory Pledge Agreement shall be limited to a grant with respect to each material product-family of SMART Brazil IC as identified and described on Schedule 5.17(e) and (B) the Inventory Pledge Agreement shall be filed for registration without any reference to the amount or value of the inventory pledged and in no event shall contain any operational covenants or other limitations with respect to the use, maintenance, storage or sale of such inventory except those applicable after and during the continuance of an Event of Default.

(f) Not more than once per calendar year, commencing on November 30, 2017, the Borrowers shall cause SMART Brazil IC to enter into amendments to the (i) PPE Pledge Agreement and the IP Pledge Agreement in respect of any machinery and equipment and any intellectual property (provided that such intellectual property is determined, in the reasonable judgement of the Administrative Agent, to be material to the business of SMART Brazil IC), as applicable, that has been acquired or established by SMART Brazil IC after November 30, 2016 and use commercially reasonable efforts to cause such amendments to be filed for registration with the relevant Governmental Authority promptly thereafter and (ii) the Inventory Pledge Agreement in respect of any product family of inventory of SMART Brazil IC not covered by the Inventory Pledge Agreement that has been expanded or established by SMART Brazil IC after November 30, 2016 and is in commercial production (provided that such product family is determined, in the reasonable judgment of the Administrative Agent, to be material to the business of SMART Brazil IC) and use commercially reasonable efforts to cause such amendments to be filed for registration with the relevant Governmental Authority promptly thereafter.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and each Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities.

(a) Holdings and the Parent Borrower will not, and will not permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of Holdings, the Borrowers and any of the other Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.21);

(ii) Indebtedness (A) outstanding on the Restatement Effective Date and listed on Schedule 6.01 and any Permitted Refinancing thereof and (B) intercompany Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 6.01;

(iii) Guarantees by Holdings, any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that such Guarantee is otherwise permitted by Section 6.04; provided further that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of the Parent Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Parent Borrower, Holdings or any Intermediate Parent to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit J or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v) [Intentionally Omitted];

(vi) Indebtedness in respect of Swap Agreements permitted by Section 6.07;

(vii) [Intentionally Omitted];

(viii) [Intentionally Omitted.]

(ix) Indebtedness representing deferred compensation to employees of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(x) [Intentionally Omitted];

(xi) [Intentionally Omitted];

(xii) [Intentionally Omitted];

(xiii) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts;

(xiv) Indebtedness of the Parent Borrower and its Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed $5,000,000;

(xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvi) Indebtedness incurred by the Parent Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii) [Intentionally Omitted];

(xix) [Intentionally Omitted];

(xx) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xxi) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;

(xxii) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof,

(xxiii) Indebtedness arising from a Permitted Receivables Factoring transaction in effect as of the Restatement Effective Date (and, subject to the definition of “Permitted Receivables Factoring”, any modification, refinancing, refunding, renewal or extension thereof);

(xxiv) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxii) above; and

(xxv) the accrual of up to $1,000,000 in any calendar year in respect of management and monitoring fees owed and payable to the Investors (or management companies of the Investors) pursuant to the Investor Management Agreement and any Investor Termination Fees, in each case, prohibited under Section 6.09 to be paid for any period on or after June, 2016.

(b) Holdings and each Intermediate Parent will not create, incur, assume or permit to exist any Indebtedness except Indebtedness created under Sections 6.01(a)(i), (iii), (iv), (vi), (ix) and (xiii), and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses.

(c) Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of the Parent Borrower or any Restricted Subsidiary or Intermediate Parent, preferred Equity Interests issued to and held by Holdings, the Parent Borrower or any Restricted Subsidiary.

SECTION 6.02. Liens. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on the Restatement Effective Date and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) [Intentionally Omitted];

(v) leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii) [Intentionally Omitted];

(ix) [Intentionally Omitted];

(x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi) [Intentionally Omitted];

(xii) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Parent Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Parent Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of the Restricted Subsidiaries are located;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens on the Collateral securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt;

(xx) other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed $5,000,000; and

(xxi) Liens arising from UCC financing statements or similar filings evidencing the sales of accounts receivable and related assets pursuant to a Permitted Receivables Factoring transaction in effect as of the Restatement Effective Date (and, subject to the definition of “Permitted Receivables Factoring”, any modification, refinancing, refunding, renewal or extension thereof).

SECTION 6.03. Fundamental Changes; Holding Companies.

(a) Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i) any Restricted Subsidiary may merge with (A) the Parent Borrower; provided that the Parent Borrower shall be the continuing or surviving Person, or (B) in the case of any Restricted Subsidiary, one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary Loan Party is merging or amalgamating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;

(ii) (A) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings, the Parent Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv) the Parent Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Parent Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Parent Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the Cayman Islands, (2) the Successor Borrower shall expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents to which the Parent Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Parent Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Parent Borrower under this Agreement and the other Loan Documents; provided further that the Parent Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;

(v) Holdings or any Intermediate Parent may merge, amalgamate or consolidate with any other Person, so long as no Event of Default exists after giving effect to such merger, amalgamation or consolidation; provided that (A) Holdings or Intermediate Parent, as applicable, shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or Intermediate Parent, as applicable, or is a Person into which Holdings or Intermediate Parent, as applicable, has been liquidated (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall expressly assume all the obligations of Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents to which Holdings or Intermediate Parent, as applicable, is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (2) each Loan Party other than Holdings or Intermediate Parent, as applicable, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings or Intermediate Parent, as applicable, immediately prior to such transaction, (4) Holdings or Intermediate Parent, as applicable, shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement and (5) Holdings or Intermediate Parent, as applicable, may not merge, amalgamate or consolidate with the Parent Borrower or any Subsidiary Guarantor or Co-Borrower if any Permitted Holdings Debt is then outstanding unless the Total Leverage Ratio is equal to or less than 3.50 to 1.00 on a Pro Forma Basis; provided further that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents; provided further that the Parent Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(vi) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction;

(vii) Holdings, the Parent Borrower and its Restricted Subsidiaries may consummate the Acquisition; and

(viii) any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction.

(b) The Parent Borrower will not, and Holdings and the Parent Borrower will not permit any Restricted Subsidiary or Intermediate Parent to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and the Restricted Subsidiaries on the Effective Date and businesses reasonably related or ancillary thereto.

(c) Holdings and any Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Parent Borrower and any Intermediate Parent, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Parent Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article VI, the Acquisition Agreement, the other agreements contemplated by the Acquisition Agreement and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings or any Intermediate Parent is permitted to enter into or consummate under Article VI (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of any Investment permitted to be made by it under Section 6.04),

(vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (ix) activities incidental to the consummation of the Transactions and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph.

(d) Holdings and any Intermediate Parent will not own or acquire any assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash, Permitted Investments, intercompany Investments consisting of Indebtedness permitted to be made by it under Section 6.04 or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or hold any Investment, except:

(a) Permitted Investments;

(b) loans or advances to officers, directors and employees of Holdings, the Parent Borrower and its Restricted Subsidiaries for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments (i) by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Parent Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary or (B) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, (iv) by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such transactions is part of a series of simultaneous transactions that result in the proceeds of the initial Investment being invested in one or more Loan Parties (or, if the initial proceeds were held at a Restricted Subsidiary that is not a Loan Party, a Restricted Subsidiary that is not a Loan Party) and (v) by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;

(d) Investments consisting of extensions of trade credit in the ordinary course of business;

(e) Investments (i) existing or contemplated on the Restatement Effective Date and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Restatement Effective Date by Holdings, the Parent Borrower or any Restricted Subsidiary in the Parent Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f) Investments in Swap Agreements permitted under Section 6.07;

(g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h) [Intentionally Omitted];

(i) the Transactions;

(j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l) loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 6.08(a)(iv) or (vi);

(m) [Intentionally Omitted];

(n) advances of payroll payments to employees in the ordinary course of business;

(o) [Intentionally Omitted];

(p) [Intentionally Omitted];

(q) [Intentionally Omitted]; and

(r) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired.

SECTION 6.05. Asset Sales. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent, to, (i) sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Parent Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries;

(b) Dispositions of inventory and other assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Parent Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02;

(f) Dispositions of property acquired by Holdings, the Parent Borrower or any of its Restricted Subsidiaries after the Effective Date pursuant to sale-leaseback transactions permitted by Section 6.06;

(g) Dispositions of Permitted Investments;

(h) Dispositions of accounts receivable (A) in connection with the collection or compromise thereof and (B) together with related assets pursuant to a Permitted Receivables Factoring;

(i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and that do not materially interfere with the business of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k) Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default existed or would have resulted from such Disposition) and (ii) with respect to any Disposition pursuant to this clause (k), the Parent Borrower or a Restricted Subsidiary shall receive all of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, any Intermediate Parent, the Parent Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash and (B) any securities received by Holdings, any Intermediate Parent, the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash;

(l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(m) Disposition of assets constituting a part of the Storage Business to Storage Parent or any of its subsidiaries in connection with the transition of the Storage Business to stand-alone operations, in each case on or before the date that is two months after the Effective Date;

provided that any Disposition of any property pursuant to this Section 6.05 (except pursuant to Sections 6.05(e), 6.05(m) and except for Dispositions by a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition; provided further that notwithstanding anything in this Section 6.05 or Section 6.09 to the contrary, neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent, to make any Dispositions of property to an Affiliate thereof.

SECTION 6.06. Sale and Leaseback Transactions. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Parent Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Parent Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02.

SECTION 6.07. Swap Agreements. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

(a) Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to pay or make, directly or indirectly, any Restricted Payment, except:

(i) each Restricted Subsidiary may make Restricted Payments to the Parent Borrower or any other Restricted Subsidiary;

(ii) Holdings, any Intermediate Parent, the Parent Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a wholly-owned Subsidiary of the Parent Borrower, such Restricted Payment is made to the Parent Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(iii) Restricted Payments made on the Effective Date to consummate the Transactions;

(iv) repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interest in any direct or indirect parent of Holdings), the Parent Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(v) [Intentionally Omitted];

(vi) any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries may make Restricted Payments in cash to SMART Global Holdings, Inc., Holdings and any Intermediate Parent and, where applicable, Holdings and such Intermediate Parent may make Restricted Payments in cash in an aggregate amount not to exceed $1,000,000 after the Restatement Effective Date and prior to the first anniversary of the Restatement Effective Date and $200,000 for each year thereafter;

(A) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay its Tax liability to the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns attributable to the income of the Parent Borrower and its Subsidiaries; provided that Restricted Payments made pursuant to this clause (a)(vi)(A) shall not exceed the Tax liability that the Parent Borrower and/or its Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group; and provided, further, that Restricted Payments under this clause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Parent Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Parent Borrower or its Restricted Subsidiaries;

(B) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business;

(C) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) franchise Taxes and other fees, Taxes, and expenses, required to maintain its corporate existence;

(D) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 6.08(a)(iv);

(E) [Intentionally Omitted]; and

(F) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering permitted by this Agreement; and

(vii) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby.

(b) Neither Holdings nor the Parent Borrower will, nor will they permit any other Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i) payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof; and

(ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent.

SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions with Holdings, the Parent Borrower, any Intermediate Parent or any Restricted Subsidiary, (ii) on terms substantially as favorable to Holdings, the Parent Borrower, such Intermediate Parent or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) [intentionally omitted], (v) issuances of Equity Interests of Holdings or the Parent Borrower to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between Holdings, the Parent Borrower any Intermediate Parent and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Section 6.04(n)), (vii) payments by Holdings (and any direct or indirect parent thereof), the Parent Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Parent Borrower, any Intermediate Parent and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.08 and (xi) customary payments by Holdings, any Intermediate Parent, the Parent Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith. The payment of management and monitoring fees to the Investors (or management companies of the Investors) pursuant to the Investor Management Agreement and any Investor Termination Fees for any period on or after June, 2016 shall be prohibited; provided that such prohibition shall remain in effect only so long as any Term Loans are outstanding.

SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, any Intermediate Parent, the Parent Borrower or any other Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i) (x) exist on the Effective Date and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (ii) (x) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are imposed by Requirements of Law, (viii) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (ix) [intentionally omitted], (x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary, (xi) are customary provisions restricting assignment of any license, lease or other agreement, (xii) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits) or (xiii) are customary net worth provisions contained in real property leases or licenses of Intellectual Property entered into by the Parent Borrower or any Restricted Subsidiary, so long as the Parent Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Parent Borrower and its subsidiaries to meet their ongoing obligation.

SECTION 6.11. Amendment of Junior Financing. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, amend, modify, waive, terminate or release the documentation governing any other Junior Financing, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.

SECTION 6.12. Financial Covenants.

(a) If on the last day of any Test Period any Revolving Loans or more than $1,000,000 of Letters of Credit are outstanding (but not including any cash collateralized Letter of Credit exposure), the Parent Borrower will not permit the Secured Net Leverage Ratio to exceed 4.50 to 1.00 as of the last day of such Test Period.

(b) Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, incur or make any Capital Expenditures in excess of $20,000,000 in any four consecutive fiscal quarter period.

SECTION 6.13. Changes in Fiscal Periods. Neither Holdings nor the Parent Borrower will make any change in fiscal year; provided, however, that Holdings and the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than in amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Parent Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Holding, the Parent Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of Holdings, the Parent Borrower or such Restricted Subsidiary), 5.10 or in Article VI (other than Section 6.09); provided that (i) any Event of Default under Sections 6.12(a) is subject to cure as provided in Section 7.02 and an Event of Default with respect to such Section shall not occur until the expiration of the 10th day subsequent to the date the financial statements with respect to any fiscal quarter is required to be delivered and (ii) a default by the Borrower under Section 6.12(a) shall not constitute an Event of Default with respect to the Term Loans unless and until the Required Lenders with respect to the Revolving Loans shall have terminated their Revolving Commitments and declared all amounts under the Revolving Loans to be due and payable (such period commencing with a default under Section 6.12(a) and ending on the date on which the Required Lenders with respect to the Revolving Facility terminate and accelerate the Revolving Loans, the “Term Loan Standstill Period”);

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower;

(f) Holdings, the Parent Borrower or any Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Parent Borrower, the Co-Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Parent Borrower, the Co-Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage shall be rendered against Holdings, the Parent Borrower, any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k) (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title N of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any Guarantees of the Loan Document Obligations by Holdings, the Parent Borrower or Subsidiary Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or the Parent Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, if a Financial Performance Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Lenders only, and in such case only with respect to the Revolving Commitments, Swingline Commitments, and any Letters of Credit) shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower; and in case of any event with respect to Holdings or the Parent Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Parent Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower.

SECTION 7.02. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Parent Borrower and the Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Parent Borrower, at any time after the beginning of such fiscal quarter until the expiration of the 10th day subsequent to the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(d) and (ii) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to

Section 5.01(a) or (b), as applicable, Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its subsidiaries of which the Parent Borrower is a subsidiary to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Parent Borrower of the Net Proceeds of such issuance (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(1) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(2) if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Parent Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenants, the Parent Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement;

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Parent Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial ratio-based conditions, pricing or any available basket under Article VI of this Agreement and there shall not have been a breach of any covenant under Article VI of this Agreement by reason of having no longer included such Cure Amount in any basket during the relevant period.

SECTION 7.03. Application of Proceeds. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in accordance with Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement to serve as administrative agent, collateral agent and trustee under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and none of Holdings, the Parent Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Parent Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Parent Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 2.05(j) or Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Parent Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person). The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders, the Issuing Banks and the Parent Borrower. If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Parent Borrower and the Required Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Parent Borrower’s consent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Parent Borrower and such successor. After the Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement as a Joint Lead Arranger or a Syndication Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Each party to this Agreement hereby appoints the Administrative Agent to act as its agent under and in connection with the relevant Security Documents, acknowledges that the Administrative Agent is the beneficiary of the parallel debt referred to in the relevant Security Documents and the Administrative Agent will accept the parallel debt arrangements reflected in the relevant Security Documents on its behalf and will enter into the relevant Security Documents as pledgee in its own name.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier services, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(a) If to Holdings, to c/o SMART Modular Technologies, Inc., 39870 Eureka Drive, Newark, California, 94560-4809, Attention: Bruce Goldberg, Fax 510-624-8231, Email: bruce.goldberg@smartm.com or if to the Parent Borrower, to SMART Modular Technologies (Global), Inc., 39870 Eureka Drive, Newark, California, 94560-4809, Attention: Bruce Goldberg, Fax 510-624- 8231, Email: bruce.goldberg@smartm.com;

(b) If to the Administrative Agent, to Barclays Bank PLC, Bank Debt Management Group, 745 Seventh Avenue, New York, NY 10019, Attn: Christopher R. Lee, Tel: (212) 526-0732, Fax: (212) 220-9646, Email: christopher.r.lee@barclays.com;

(c) if to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Parent Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(d) if to any Swingline Lenders, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Parent Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Swingline Lender or is an Affiliate thereof); and

(e) if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Holdings and the Parent Borrower may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to Holdings and the Parent Borrower and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent. Notices and other communications to the Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.21 with respect to any Refinancing Amendment, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Parent Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Secured Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Parent Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of the Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (vi) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) without the written consent of each Lender (other than a Defaulting Lender), (viii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Security Documents), (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders (other than a Defaulting Lender) holding a Majority in Interest of the outstanding Loans and unused Commitments of each affected Class, (x) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(e) without the written consent of such SPV or (xi) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.11 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Refinancing Amendment, without the written consent of a Majority in Interest of the Term Lenders or Additional Lenders of such Class, as applicable; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Parent Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents and (c) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and Holdings, the Parent Borrower or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings and the Parent Borrower hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request). Notwithstanding the foregoing (x) amendments to or waivers of Section 6.12(a) (or any component definition thereof as it relates to Section 6.12(a)) will require only the written approval of a Majority in Interest of the outstanding Revolving Commitments and the Parent Borrower and (y) any change to the provisions of Section 4.02 of the Collateral Agreement and/or any change to similar provisions in the other Security Documents, will require the written approval of each Revolving Lender.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (vii) or (ix) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Parent Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Parent Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Principal Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non- Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts) and (c) unless waived, the Parent Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time (i) an Affiliated Lender (other than a Silver Lake Debt Fund) or (ii) a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e) In the event that S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Lender, downgrade the long term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each Principal Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations under this Agreement to such Eligible Assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts), (iii) the Principal Issuing Bank, the Administrative Agent and such Eligible Assignee shall have received the prior written consent of the Parent Borrower to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld and (iv) the Parent Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(f) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than a Silver Lake Debt Fund) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Parent Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Parent Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (without duplication), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction, in each case for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented or invoiced out of pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out of pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of a conflict of interest, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Parent Borrower or any Restricted Subsidiary, or any other Environmental Liability related in any way to Holdings, the Parent Borrower or any Restricted Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) any dispute between and among indemnified persons that does not involve an act or omission by Holdings, the Parent Borrower or any Restricted Subsidiaries except that each Agent and Joint Lead Arrangers shall be indemnified in their capacities as such.

(c) To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Swingline Lender or any Issuing Bank under paragraph (a) or (b) of this Section, and without limiting the Parent Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, such Swingline Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Swingline Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, none of Holdings or the Parent Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent

(such consent (except with respect to assignments to competitors of the Parent Borrower) not to be unreasonably withheld or delayed) of (A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required (i) during the first 30 days after the Effective Date, (ii) for an assignment by a Term Lender to any Lender or an Affiliate of any Lender, by a Term Lender to an Approved Fund, (iii) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, any other assignee or (iv) after the first anniversary of the Restatement Effective Date if the Term Loans are still outstanding as of such date in an aggregate principal amount of at least $100,000,000; provided further that the Parent Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Parent Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to the Parent Borrower or any Affiliate thereof and (C) each Principal Issuing Bank and Swingline Lender, provided that no consent of any Issuing Bank or Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if any Person the consent of which is required by this paragraph with respect to any assignment of Term Loans has not given the Administrative Agent written notice of its objection to such assignment within 10 Business Days after written notice to such Person, such Person shall be deemed to have consented to such assignment.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of a Revolving Loan or Revolving Commitment, $2,500,000 or, in the case of a Term Loan, $1,000,000, unless the Parent Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Parent Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level   information (which may contain material non-public information about the Parent Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Parent Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also a Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Sections 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Parent Borrower shall be required if an Event of Default under Section 7.01(g) or (h) has occurred and is continuing.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Parent Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Parent Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Parent Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Parent Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Parent Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agreed, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the Parent Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Parent Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Parent Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Parent Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(f) Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Sponsors or any of their respective Affiliates (other than Holdings, the Parent Borrower or any of their respective Subsidiaries) subject to the following limitations:

(1) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this clause (1) will apply to the Silver Lake Debt Funds only to the extent that the Administrative Agent has determined in good faith that affording such rights to the Silver Lake Debt Funds during a period or in connection with a matter or matters being considered by Lenders would be inadvisable in light of the Silver Lake Debt Funds’ status as an Affiliated Lender (in which case the Administrative Agent will promptly notify the Silver Lake Debt Funds that are Lenders of such determination);

(2) for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(f), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(3) Affiliated Lenders may not purchase Revolving Loans by assignment pursuant to this Section 9.04;

(4) the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Silver Lake Debt Funds) may not exceed 20% of the original principal amount of all Term Loans on the Effective Date; and

(g) Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by any Affiliated Lenders that are not Silver Lake Debt Funds shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Parent Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, any such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Parent Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and applicable Issuing Bank shall notify the Parent Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of Holdings and each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrowers or their respective properties in the courts of any jurisdiction.

(c) Each of Holdings and each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.

(a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, any Issuing Bank or the relevant Lender, as applicable), (b) to the extent requested by any regulatory authority required by applicable law or by any subpoena or similar legal process provided that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Parent Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Parent Borrower or any Subsidiary of Holdings, (c) to any other party to this Agreement, (d) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Parent Borrower, in the case of Information provided by Holdings, the Parent Borrower, the Co-Borrower or any other Subsidiary, or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than Holdings or the Parent Borrower. For the purposes of this Section, “Information” means all information received from Holdings or the Parent Borrower relating to Holdings, the Parent Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Holdings or the Parent Borrower, provided that, in the case of information received from Holdings, the Parent Borrower or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13. USA Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.

SECTION 9.14. Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15. Release of Liens and Guarantees. A Subsidiary Loan Party (other than a Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or (2) upon the request of the Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan party ceases to be a wholly-owned Subsidiary. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Parent Borrower, the Co-Borrower or any other Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.16. No Fiduciary Relationship. Each of Holdings and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, each Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17. Obligation Joint and Several. The Borrowers shall have joint and several liability in respect of all Obligations in respect of the Loans (the “Loan Obligations”) hereunder and under any other Loan Document to which any Borrower is a party, without regard to any defense (other than the defense that payment in full has been made), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and the Loan Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Loan Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a request for borrowings under Section 2.03) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

SECTION 9.18. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages intentionally omitted]

Schedules to the SMART Credit Agreement

Schedule 1.01(a)

Excluded Subsidiaries

Each Subsidiary listed on this Schedule shall be deemed to be an Excluded Subsidiary under clause (b) of the definition of such term only for so long as such Subsidiary does not cease to be an Excluded Subsidiary.

SMART Modular Technologies (Lux) S.a.r.l.

SMART Modular Technologies (SG) PTE. LTD.

Schedule 1.01(b)

Existing Letters of Credit

LC #	Beneficiary	SMART Entity	Issuing Bank	Issue Date	Expiration Date	LC Amount
NZS666846	RREEF America REIT III-ZI LLC	SMART Modular Technologies, Inc.	Wells Fargo Bank, N.A.	September 8, 2010	February 1, 2012	$168,625

Schedule 2.01

Commitments

Lender	Initial Term Loan Commitments
JPMorgan Chase Bank, N.A.	$145,000,000.00
UBS AG, Stamford Branch	$145,000,000.00
Banco do Brasil - New York Branch	$20,000,000.00
TOTAL	$310,000,000.00

Lender	Revolving Credit Commitments
JPMorgan Chase Bank, N.A.	$17,500,000.00
UBS AG, Stamford Branch	$17,500,000.00
Wells Fargo Bank, N.A.	$15,000,000.00
TOTAL	$50,000,000.00

Schedule 3.12

Subsidiaries

Subsidiary	Jurisdiction of Organization	Percentage Ownership
SMART Modular Technologies (Global), Inc.	Cayman Islands	100%

SMART Modular Technologies (DH), Inc.	Cayman Islands	100%

SMART Modular Technologies (CI), Inc.	Cayman Islands	100%

SMART Modular Technologies (DE), Inc.	Delaware	100%

SMART Modular Technologies (Foreign Holdings), Limited	Cayman Islands	100%

SMART Modular Technologies, Inc.	California	100%

SMART Modular Technologies (Europe) Limited	United Kingdom	100%

SMART Modular Technologies GmbH	Germany	100%

ConXtra Inc.	California	100%

SMART Modular Technologies (Puerto Rico) Inc.	Cayman Islands	100%

SMART Modular Technologies (NL) B.V.	Netherlands	100%

SMART Modular Technologies (SG), PTE. LTD.	Singapore	100%

SMART Modular Technologies (Lux) S.a r.l.	Luxembourg	100%

SMART Modular Technologies Sdn. Bhd.	Malaysia	100%

SMART Modular Technologies do Brasil - Indústria e Comércio de Componentes Ltda.	Brazil	99.9% owned by SMART (NL); 0.1% owned by SMART (Puerto Rico)

SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Brazil	99.9% owned by SMART (NL); 0.1% owned by SMART (Puerto Rico)

Schedule 5.14

Certain Post-Closing Obligations

Notwithstanding any conditions precedent, representations and covenants in the Loan Documents to the contrary (each such condition, representation and covenant deemed modified to the extent necessary to effect the following, and to permit the taking of the actions described herein within the time periods described herein), the Parent Borrower shall, and shall cause each other Loan Party to, as promptly as possible, but in no event later than the number of days after the Effective Date applicable to each item set forth below, take the actions or deliver the items described below; provided, that in each case the Administrative Agent may reasonably agree in writing to extend the number of days for compliance therewith (including to reasonably accommodate circumstances unforeseen on the Effective Date).

1. Within 60 days after the Effective Date, the applicable Loan Parties shall have (i) filed and registered in accordance with applicable foreign law the Security Documents pursuant to which the applicable Loan Parties grant a security interest in the assets, receivables and quotas of SMART Modular Technologies do Brasil- Industria e Comercio de Componentes Ltda. and SMART Modular Technologies Industria de Componentes Eletronicos Ltda as executed on the Effective Date, (ii) executed and delivered to the Administrative Agent an intellectual property security agreement granting as Collateral a valid, perfected security interest in the intellectual property registered in Brazil held by the applicable Loan Parties and (iii) received a written legal opinion, addressed to the Administrative Agent and the Lenders, of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, with respect to such matters related to the security agreements described in clause (ii) above as the Administrative Agent shall reasonably request and each in form and substance reasonably satisfactory thereto.

2. Within 60 days after the Effective Date, the applicable Loan Parties shall have filed and registered in accordance with applicable foreign law the fully executed Memorandum of Deposit delivered to the Administrative Agent granting as Collateral a valid, perfected security interest in the Equity Interests held by the applicable Loan Parties in SMART Modular Technologies Sdn. Bhd (the “Memorandum of Deposit”).

3. Within 60 days after the Effective Date, the Administrative Agent shall have received a fully executed trust agreement, security document or pledge agreement delivered in accordance with applicable foreign law to grant a valid, perfected security interest as collateral in the Equity Interests and assets held by the applicable Loan Parties in SMART Modular Technologies (Europe) Limited, a company registered under the laws of England and Wales, and each in form and substance satisfactory to the Administrative Agent.

4. Within 14 days after the Effective Date, the Administrative Agent shall have received certificates, if any, representing all of the Equity Interests of each of the Loan Parties (other than Holdings) together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests and other customary ancillary documentation, including any documents required under Section 3.4 of the Memorandum of Deposit (with the exception of certificates, undated stock powers or other appropriate instruments of transfer and other customary ancillary documentation related to the pledge of shares of SMART Modular Technologies (Europe) Limited which shall be executed and delivered within 60 days after the Effective Date).

Schedule 6.01

Existing Indebtedness

Agreement	Date	Loan Party	Lender	Amount Outstanding
Credit Facility	December 30, 2013	SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Banco Nacional de Desenvolvimento Economico e Social	$11,800,000
Credit Facility	December 30, 2014	SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Banco Nacional de Desenvolvimento Economico e Social	$16,300,000
Installment Payment Agreement	September 24, 2015	SMART Modular Technologies, Inc.	SG Equipment Finance USA Corp.	$129,000
Note Payable	January 23, 2015	SMART Modular Technologies (DE), Inc.	SMART Global Holdings, Inc.	$5,500,111

Schedule 6.02

Existing Liens

Pursuant to the Guarantee Agreements (i) by and between Itaú Unibanco S.A. (“Itaú Unibanco”) and SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda. (“SMART Brazil”), dated as of February 26, 2015, and (ii) Banco Itaú BBA S/A (“Banco Itaú” and together with “Itaú Unibanco”, “Itau”) and SMART Brazil, dated as of January 21, 2014, pursuant to which SMART Brazil provided restricted cash as collateral under fiduciary credit assignment agreements for the guaranties provided by Itau to the Banco Nacional de Desenvolvimento Economico e Social (BNDES). The total balance of the restricted cash as of August 26, 2016 was $6,800,000. SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda. (“SMART do Brasil”) is an intervening consenting party to both agreements.

Schedule 6.04(e)

Existing Investments

Technology Development Agreement, Manufacturing and Licensing Agreement by and between SMART Modular Technologies, Inc. and Xockets, Inc., pursuant to which SMART Modular Technologies, Inc. purchased a $250,000 convertible note issued by Xockets, Inc. and will make two further $250,000 investments in Xockets, Inc. upon the occurrence of certain events.

Schedule 6.09

Existing Affiliate Transactions

1.	Global Shared Services Agreement, dated as of August 25, 2011, by and between SMART Modular Technologies (Global Memory Holdings), Inc. and SMART Storage Systems (Global Holdings)

2.	Malaysia Manufacturing Services Agreement, dated as of August 25, 2011, by and between SMART Modular Technologies Sdn. Bhd. and SMART Storage Systems Sdn. Bhd.

3.	Malaysia Shared Services Agreement, dated as of August 25, 2011, by and between SMART Modular Technologies Sdn. Bhd. and SMART Storage Systems Sdn. Bhd.

4.	Newark Manufacturing Services Agreement, dated as of August 25, 2011, by and between SMART Modular Technologies, Inc. and SMART Storage Systems (Global Holdings), Inc.

5.	Agreement for Technology Transfer of Beneficial Ownership in Intangible Property Associated with Enterprise Storage Products, dated as of August 19, 2011, by and among SMART Modular Technologies, Inc., SMART Storage Systems (AZ), Inc., SMART Modular Technologies Sdn. Bhd. and SMART Storage Systems LLC.

6.	Intellectual Property Cross-License Agreement, dated August 26, 2011 among SMART Modular Technologies, Inc., SMART Modular Technologies Sdn. Bhd., SMART Storage Systems (AZ), Inc. and SMART Storage Systems, LLC.

Schedule 6.10

Existing Restrictions

None.

EXHIBIT A

[Form of] ASSIGNMENT AND ASSUMPTION1

This Assignment and Assumption (the “ Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________________________________________

2.	Assignee: ______________________________________________________________
[and	is an Affiliate/Approved Fund of [Identify Lender]][2]

3.	Parent Borrower: SMART Modular Technologies (Global), Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as August 26, 2011, among SMART Modular Technologies (Global Memory Holdings), Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

[1]	Form to be used for any Lender other than a Lender that is also a Swingline Lender or an Issuing Bank.
[2]	Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment (and related extensions of credit) for all Lenders	Amount of Commitment (and related extensions of credit) Assigned	Percentage Assigned of Commitment (and related extensions of credit)[3]
Revolving Credit Facility	$	$	%
Term Loan Facility	$	$	%

Each Assignee acknowledges the limitations on the rights of Lenders that are Affiliated Lenders set forth in the Credit Agreement, including in Sections 9.02 and 9.04 thereof.

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE],

By:
Title:

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent,

By:
Title:

[Consented to:][5]

EXECUTED AS A DEED BY
SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:
Title:

By:
Witness
Title:

[4]	To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) of the Credit Agreement.
[5]	To be included only if the consent of the Parent Borrower is required by Section 9.04(b)(i)(A) of the Credit Agreement.

Consented to:

[ ][6], as a Principal Issuing Bank

By:
Title:

Consented to:

[ ][7], as the Swingline Lender

By:
Title:

[6]	To be included except for assignments of all or any portion of a Term Loan or Term Commitment as required by Section 9.04(b)(i)(C) of the Credit Agreement.
[7]	To be included except for assignments of all or any portion of a Term loan or Term Commitment as required by Section 9.04(b)(i)(C) of the Credit Agreement.

SMART Modular Technologies (Global Memory Holdings), Inc.

$[                     ] CREDIT FACILITY

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of Holdings, the Parent Borrower, any of the Subsidiaries or other Affiliates of Holdings or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Parent Borrower, any of the Subsidiaries or other Affiliates of Holdings or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

AI-1

EXHIBIT B

MASTER GUARANTEE AGREEMENT

dated as of

[            ], 2011,

among

SMART Modular Technologies (Global Memory Holdings), Inc.,

SMART Modular Technologies (Global), Inc.,

SMART Modular Technologies, Inc.,

THE SUBSIDIARY GUARANTORS

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

The Guarantees

SECTION 2.01. Guarantee	3
SECTION 2.02. Guarantee of Payment; Continuing Guarantee	3
SECTION 2.03. No Limitations	3
SECTION 2.04. Reinstatement	5
SECTION 2.05. Agreement to Pay; Subrogation	5
SECTION 2.06. Information	6
SECTION 2.07. Maximum Liability	6
SECTION 2.08. Payments Free of Taxes	6

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation	7
SECTION 3.02. Contribution and Subrogation	7
SECTION 3.03. Subordination	7
SECTION 3.04. Financial Assistance	7

ARTICLE IV

Representations and Warranties

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	8
SECTION 5.02. Waivers; Amendment	8
SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification	9
SECTION 5.04. Successors and Assigns	10
SECTION 5.05. Survival of Agreement	10
SECTION 5.06. Counterparts; Effectiveness; Several Agreement	10
SECTION 5.07. Severability	11
SECTION 5.08. Right of Set-Off	11

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent	11
SECTION 5.10. WAIVER OF JURY TRIAL	12
SECTION 5.11. Headings	12
SECTION 5.12. Termination or Release	12
SECTION 5.13. Additional Subsidiary Guarantors	12

MASTER GUARANTEE AGREEMENT dated as of [         ], 2011 (this “Agreement”), among SMART MODULAR TECHNOLOGIES (GLOBAL MEMORY HOLDINGS), INC., SMART MODULAR TECHNOLOGIES (GLOBAL), INC., SMART MODULAR TECHNOLOGIES, INC., the SUBSIDIARY GUARANTORS identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties.

Reference is made to the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “ Borrowers” and each a “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrowers” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Guaranteed Obligations” means, in the case of any Guarantor, subject to Section 2.07 of this Agreement, (a) the Loan Document Obligations, (b) the Guaranteed Cash Management Obligations and (c) the Guaranteed Swap Obligations.

“Guaranteed Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.

“ Guaranteed Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Guaranteed Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Guaranteed Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Guaranteed Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrowers under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Luxembourg Subsidiary Guarantor” means any Subsidiary Guarantor that is organized and existing under the laws of Luxembourg.

“Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of its Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02 Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrowers, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

SECTION 2.03 No Limitations.

(a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12 and the limitations set forth in Section 2.07 or in the Supplement pursuant to which such Guarantor became a party hereto, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Guaranteed Obligations;

(iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Guaranteed Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Guaranteed Obligations);

(vi) any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations;

(viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date;

(x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties;

(xi) any action permitted or authorized hereunder; or

(xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made)).

To the fullest extent permitted by applicable law, each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Parent Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Parent Borrower or any other Loan Party, other than the payment in full in cash of all the Guaranteed Obligations. To the fullest extent permitted by applicable law and in accordance with articles 2021 and 2026 of the Luxembourg Civil Code, each Luxembourg Subsidiary Guarantor waives the bénéfice de discussion and the bénéfice de division. To the fullest extent permitted by applicable law, the Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Parent Borrower or any other Loan Party or exercise any other right or remedy available to them against the Parent Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Parent Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04 Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Parent Borrower, any other Loan Party or otherwise.

SECTION 2.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Parent Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Parent Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Parent Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07 Maximum Liability.

(a) Luxembourg Subsidiary Guarantor Guarantee Limitations. (1) Notwithstanding anything herein to the contrary but subject to paragraph (ii) below, the obligations and liabilities of any Luxembourg Subsidiary Guarantor under this Agreement shall at no time, in the aggregate, exceed an amount equal to the maximum financial capacity of such Luxembourg Subsidiary Guarantor, such maximum financial capacity being limited to 90% of such Luxembourg Subsidiary Guarantor’s net capitaux propres (as referred to in article 34 of the Luxembourg law of 19th December 2002 on the commercial register and annual accounts, where the capitaux propres means the shareholder’s equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) of such Luxembourg Subsidiary Guarantor as shown in the latest financial statements (comptes annuels) available at the date of the relevant payment hereunder and approved by the shareholders of such Luxembourg Subsidiary Guarantor and certified by the statutory auditors, as the case may be).

(ii) Notwithstanding anything herein to the contrary, the obligations and liabilities of any Luxembourg Subsidiary Guarantor under this Agreement shall not include any obligation or liability to the extent that, if so included, would constitute an abuse of assets as defined by article 171-1 of the Luxembourg law on commercial companies dated August 10, 1915 as amended.

(iii) The restrictions and limitations set forth in paragraph (i) above with respect to any Luxembourg Subsidiary Guarantor shall not apply to obligations and liabilities of such Luxembourg Subsidiary Guarantor under this Agreement in respect of:

(A) obligations of the subsidiaries of such Luxembourg Subsidiary Guarantor; and

(B) obligations of Holdings or any Subsidiary that is not a subsidiary of such Luxembourg Subsidiary Guarantor, up to an amount equal to the aggregate outstanding amount of loans and advances made, directly or indirectly, by Holdings or any such Subsidiary to such Luxembourg Subsidiary Guarantor or any subsidiary of such Luxembourg Subsidiary Guarantor.

(b) Notwithstanding anything to the contrary in this Agreement, the obligations and liabilities of any Subsidiary Guarantor that becomes a party to this Agreement after the date hereof shall be limited as and to the extent set forth in the applicable Supplement.

SECTION 2.08. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrowers are required to be so made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, each Borrower agrees that (a) in the event a payment in respect of any obligation of each Borrower shall be made by any Guarantor under this Agreement, each Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Guaranteed Obligations owed to any Guaranteed Party, each Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Sections 2.07 and 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligations or assets of any other Guarantor (other than any Borrower) shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any such Guarantor, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, but subject to Section 2.07, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations.

SECTION 3.04. Financial Assistance. Notwithstanding any other provision of this Agreement, the guarantee, indemnity and other obligations of each Guarantor expressed to be assumed in this Agreement shall be deemed not to be assumed by such Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of Articles 2:98c and/or 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”)

and the provisions of this Agreement, the Loan Documents, the Swap Agreements and any document evidencing the Cash Management Obligations shall be construed accordingly. This Agreement does not apply to any liability to the extent that it would result in this Agreement constituting unlawful financial assistance within the meaning of section 678 or section 679 of the Companies Act 2006. For the avoidance of doubt it is expressly acknowledged that each Guarantor will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

ARTICLE IV

Representations and Warranties

Each Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Subsidiary Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Subsidiary Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.1

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor (other than any Luxembourg Subsidiary Guarantor) shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Luxembourg Subsidiary Guarantor shall be given to it at the address specified below the signature of such Luxembourg Subsidiary Guarantor.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the

[1]	Subject to review of execution version of the credit agreement generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification.

(a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Parent Borrower” shall be deemed to be a reference to “each Guarantor.”

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c) To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good- faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.08. Right of Set-Off. If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Guarantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its respective properties in the courts of any jurisdiction.

(c) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

(e) Each Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Parent Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination or Release.

(a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.13. Additional Subsidiary Guarantors. Pursuant to the Credit Agreement, additional Subsidiaries may be required to become Subsidiary Guarantors after the date hereof. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Master Guarantee Agreement as of the day and year first above written.

EXECUTED AS A DEED BY
SMART MODULAR TECHNOLOGIES (GLOBAL
MEMORY HOLDINGS), INC.,

By:
Name:
Title:

By:
Witness
Name:
Title:

EXECUTED AS A DEED BY
SMART MODULAR TECHNOLOGIES (GLOBAL), INC.,

By:
Name:
Title:

By:
Witness
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.

By:
Name:
Title:

[	],

By:
Name:
Title:

[	],

By:
Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

[	],

By:
Name:
Title:

[	],

By:
Name:
Title:

[	],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

Schedule I to

the Master Guarantee Agreement

INITIAL SUBSIDIARY GUARANTORS

ConXtra Inc.

SMART Modular Technologies (CI), Inc.

SMART Modular Technologies (DE), Inc.

SMART Modular Technologies (DH), Inc.

SMART Modular Technologies (Foreign Holdings), Limited

SMART Modular Technologies (NL), B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Fred. Roeskestraat 123 I hg, 1076 EE Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 34277894

SMART Modular Technologies (Puerto Rico) Inc.

SMART Modular Technologies do Brasil- Indústria e Comércio de Componentes Ltda.

SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.

SUPPLEMENT NO.          dated as of [        ] , 20[    ] to the Master Guarantee Agreement dated as of [        ], 2011, among SMART Modular Technologies (Global Memory Holdings), Inc. (“Holdings”), SMART Modular Technologies (Global), Inc. (the “ Parent Borrower”), SMART Modular Technologies, Inc. (the “ Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the subsidiaries of Holdings party thereto (Holdings, the Borrower and such subsidiaries being collectively referred to as the “Guarantors”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

A. Reference is made to the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, the Co-Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrowers. Section 5.13 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor (and a Guarantor) thereunder. Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Subsidiary of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Subsidiary’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Subsidiary are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Averse Effect” or similar language is true and correct in all respects.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. This Supplement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Parent Borrower” shall be deemed to be a reference to “the New Subsidiary.”

SECTION 9. The New Subsidiary is a [company] duly [incorporated] under the law of [name of relevant jurisdiction]. [If applicable:] The guarantee of the New Subsidiary in respect of obligations of any Person other than its Subsidiary is subject to the following limitations:

(a) if the New Subsidiary is incorporated in [    ], the limitations set forth in paragraph [    ] of Section 2.07 of the Guarantee Agreement; and

(b) [if the New Subsidiary is incorporated in any other jurisdiction, is giving a guarantee other than in respect of its subsidiary and limitations other than those set out in Section 2.07 of the Guarantee Agreement are agreed in respect of the New Subsidiary by the Administrative Agent, insert guarantee limitation wording for relevant jurisdiction that is reasonably satisfactory to the Administrative Agent.]

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

[Name Of New Subsidiary],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTEE AGREEMENT

EXHIBIT C

[RESERVED]

EXHIBIT D

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of August 26, 2011 (the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows:

SECTION 1. Names.

(a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document and (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change.

(b) Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure or entered into a similar reorganization in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets out-side the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1 and 2 set forth the information required by Sections 1(a) and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction and (iii) the address (including, in the case of Loan Parties incorporated or organized in the United States, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable.

SECTION 3. Unusual Transactions. Except for Inventory or Accounts acquired pursuant to mergers, consolidations or acquisitions listed in Section 1(b) hereof, all Accounts have been originated by the Loan Parties and all Inventory with an aggregate value in excess of $5,000,000 has been acquired by the Loan Parties in the ordinary course of business.

SECTION 4. UCC Filings. Financing statements in substantially the form of Schedule 4 pre- pared for filing by counsel to the Administrative Agent in the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located or, in the case of Non-US Loan Parties, in Washington, D.C. Set forth on Schedule 4 is a true and correct list of each such filing and the Uniform Commercial Code filing office in which such filing is to be made.

SECTION 5. Stock Ownership and other Equity Interests. Set forth on Schedule 5 is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Equity Interests.

SECTION 6. Debt Instruments. Set forth on Schedule 6 is a true and correct list, for each Loan Party, of all promissory notes and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) owned by such Loan Party that are required to be pledged under the Credit Agreement and the Security Documents, including all intercompany notes between or among Holdings, the Borrower and the other Subsidiaries in excess of the US Dollar Equivalent of $5,000,000 in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

SECTION 7. Real Property. No Loan Party owns any real property as of the Effective Date.

SECTION 8. Intellectual Property.

(a) Set forth on Schedule 8(a) is a true and correct list, with respect to each Loan Party, of all patents and patent applications owned by such Loan Party (except, for the avoidance of doubt, as otherwise indicated on Schedule 8(a)), including the name of the owner, title, registration or application number of any registrations or applications and, if the “national phase” has been entered into by the owner of any patent application (including, for the avoidance of doubt, with respect to patent applications filed with the World Intellectual Property Organization under the Patent Cooperation Treaty), the corresponding application number applicable to such patent application.

(b) Set forth on Schedule 8(b) is a true and correct list, with respect to each Loan Party, of all trademarks registrations and applications owned by such Loan Party, including the name of the registered owner and the registration or application number of any registrations and applications.

(c) Set forth in Schedule 8(c) is a true and correct list, with respect to each Loan Party, of all registered designs and design applications owned by such Loan Party including the name of the registered owner and the registration and/or application number of any registrations or applications.

(d) Set forth on Schedule 8(d) is a true and correct list, with respect to each Loan Party, of all copyrights registrations owned by such Loan Party, including the name of the registered owner, title and the registration or serial number of any copyright registrations.

(e) Set forth on Schedule 8(e) is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee, including the name and address of the licensor under such exclusive Copyright License and the name of the registered owner, title and the registration or serial number of any copyright registration to which such exclusive Copyright License relates.

(f) All patent and patent applications, trademark registrations and applications and copyright registrations and applications and all exclusive Copyright Licenses under which a Subsidiary is a licensee owned or to be owned by any Subsidiary on or immediately following the Effective Date are listed on Schedules 8(a), 8(b), 8(c), 8(d), and 8(e) hereto.

SECTION 9. Commercial Tort Claims. Set forth on Schedule 9 is a true and correct list of commercial tort claims in excess of $5,000,000 (or its equivalent) held by any Loan Party, including a brief description thereof.

SECTION 10. Other Collateral. Set forth on Schedule 10 is a true and correct list of all the fixed assets, goods and machinery located in Brazil with a fair market value in excess of $5,000,000 (or its equivalent) that is held by any Loan Party, including a brief description thereof.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this         day of August 2011.

EXECUTED AS A DEED BY SMART MODULAR TECHNOLOGIES (GLOBAL), INC.,

Name:
Title

Witness
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.,

Name:
Title:

[SIGNATURE PAGE TO PERFECTION CERTIFICATE]

Schedule 1

Names

Loan Party’s Exact Legal Name	Other Legal Names (including date of change)

Schedule 2

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Chief Executive Office or Registered Office Address (including county)

Schedule 4

UCC Filings

Loan Party	UCC Filing Office/County Recorder’s Office

Schedule 5

Stock Ownership and Other Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership

Schedule 6

Debt Instruments

Loan Party	Creditor	Debtor	Type	Amount

Schedule 8(a)

Intellectual Property

Patents and Patent Applications

Loan Party	Registered Owner	Type	Registration / Application Number	Country Designation

Schedule 8(b)

Intellectual Property

Trademarks and Trademark Applications

Loan Party	Registered Owner	Mark	Registration / Application Number

Schedule 8(c)

Intellectual Property

Registered Designs and Design Applications

Loan Party	Registered Owner	Registration / Application Number

Schedule 8(d)

Intellectual Property

Copyrights and Copyright Applications

Loan Party	Registered Owner	Title	Registration / Serial Number

Schedule 8(e)

Intellectual Property

Exclusive Copyright Licenses under which a Loan Party is a Licensee

Loan Party	Licensor	Licensor Address	Registered Owner	Title	Registration / Serial Number

Schedule 9

Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description

Schedule 10

Fixed Assets Located in Brazil

Type of Collateral	Location of Collateral

EXHIBIT E

COLLATERAL AGREEMENT

dated as of

[            ], 2011,

among

SMART Modular Technologies, Inc.,

THE OTHER GRANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	5
SECTION 2.02. Delivery of the Pledged Collateral	6
SECTION 2.03. Representations, Warranties and Covenants	7
SECTION 2.04. [Reserved]	8
SECTION 2.05. Registration in Nominee Name; Denominations	8
SECTION 2.06. Voting Rights; Dividends and Interest	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	10
SECTION 3.02. Representations and Warranties	12
SECTION 3.03. Covenants	14
SECTION 3.04. Other Actions	16
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default	17
SECTION 4.02. Application of Proceeds	19
SECTION 4.03. Grant of License to Use Intellectual Property	19
SECTION 4.04. Securities Act	20

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	20
SECTION 5.02. Waivers; Amendment	20
SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification	21
SECTION 5.04. Successors and Assigns	22
SECTION 5.05. Survival of Agreement	22

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

COLLATERAL AGREEMENT dated as of [        ], 2011 (this “Agreement”), among SMART Modular Technologies, Inc., SMART Modular Technologies (DE), Inc., and ConXtra, Inc., the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “ Borrowers” and each a “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrowers) are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.

(a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.

(b) The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrowers” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means (a) each Borrower, (b) each other Subsidiary identified on Schedule I and (c) each Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Parent Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent Borrower or any other Grantor or any similar case or proceeding relative to the Parent Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Parent Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“ Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreements” means the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrowers under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s and the Secured Parties’ security interest in any item or portion of the Article 9 Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Non-Revolving Obligations” means the Secured Obligations other than the Revolving Obligations.

“Non-Revolving Secured Parties” means the Secured Parties other than the Revolving Secured Parties.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in- part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Revolving Obligations” means the Secured Obligations payable to the Revolving Lenders, Swingline Lenders and Issuing Banks in respect of Revolving Loans, Swingline Loans or Letters of Credit.

“Revolving Secured Parties” means the Revolving Lenders, Swingline Lenders and Issuing Banks.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings, the Parent Borrower or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services and such person executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article Viii, Section 9.03 and Section 9.09 as if it were a Lender.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Parent Borrower, and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the trademark security agreement in the form of Exhibit IV.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of all Non-Revolving Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties (other than the Revolving Secured Parties) and hereby grants to the Administrative Agent, its successor and assigns, for the benefit of the Secured Parties (other than the Revolving Secured Parties) a security interest in the Pledged Collateral. As security for the payment or performance, as the case may be, in full of all

Revolving Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Revolving Secured Parties and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Revolving Secured Parties a security interest in the Pledged Collateral. “Pledged Collateral” shall mean the collective reference to the following: all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates (if any) representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of Holdings to the extent a security interest therein is prohibited by the terms of such Person’s Organizational Documents, (B) any Equity Interest with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries, (C) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Requirement of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect; and (D) any Equity Interest that the Parent Borrower and the Administrative Agent shall have agreed in writing to treat as an Excluded Equity Interest for purposes hereof on account of the cost of pledging such Equity Interest hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom (the Equity Interests excluded pursuant to clauses (A) through (D) above being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 45 days or such later date as the Administrative Agent reasonably agrees) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b) As promptly as practicable, and in any event within 30 days after the Effective Date, each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by Holdings, the Parent Borrower or any Subsidiary in a principal amount in excess of the US Dollar Equivalent of $5,000,000 to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) as of the Effective Date, Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b) the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than the Parent Borrower or any Subsidiary, are made to the knowledge of the Grantors;

(c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued the Parent Borrower or any Subsidiary, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations.

SECTION 2.04. [Reserved].

SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(I) all Accounts;

(II) all Chattel Paper;

(III) all Cash and Deposit Accounts;

(IV) all Documents;

(V) all Equipment;

(VI) all General Intangibles, including all Intellectual Property;

(VII) all Instruments;

(VIII) all Inventory;

(IX) all other Goods and Fixtures;

(X) all Investment Property;

(XI) all Letter-of-Credit Rights;

(XII) all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);

(XIII) all books and records pertaining to the Article 9 Collateral; and

(XIV) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any lease, license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such lease, license, contract or agreement; (B) any motor vehicle or other asset covered by a certificate of title or ownership, whether now owned or hereafter acquired, the perfection of which is excluded from the UCC in the relevant jurisdiction; (C) any asset owned by any Grantor that is subject to a Lien of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) of the Credit Agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable Requirement of Law), in each case if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any such breach or default is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law; (D) any asset owned by any Grantor with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such security interest in such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries; (E) any asset owned by any Grantor if, to the extent and for so long as the grant of such security interest in such asset shall be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition ceases to be in effect; (F) any asset owned by any Grantor that the Parent Borrower and the Administrative Agent shall have agreed in writing to exclude from being Article 9 Collateral on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom; (G) any intent-to-use trademark applications filed in the United States Patent and Trademark Office; and (H) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) through (H) above, the term “Article 9 Collateral” shall not include any such asset). In each case to the extent a security interest therein cannot be perfected by the filing of a financing statement under the Uniform Commercial Code or other applicable law.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9

Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Parent Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or 5.12 of the

Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03. Covenants.

(a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $5,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Parent Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or such longer period as shall be agreed by the Parent Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.

(c) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d) Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(e) It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee) and (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Administrative Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment). No Grantor shall be required to deliver control agreements with respect to Deposit Accounts and other bank or securities accounts.

(f) Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default and after notice to the Parent Borrower of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of- pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $5,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement .

(e) Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without demand for performance but with notice (which need not be prior notice), to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court- appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Revolving Obligations (the amounts so applied to be distributed among the Revolving Secured Parties pro rata in accordance with the amounts of the Revolving Obligations owed to them on the date of any such distribution); and

THIRD, to the payment in full of the Non-Revolving Obligations (the amounts so applied to be distributed among the Non-Revolving Secured Parties pro rata in accordance with the amounts of the Non-Revolving Obligations owed to them on the date of any such distribution); and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor shall, upon request by the Administrative Agent solely during the continuance of an Event of Default, grant to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02 Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03 Administrative Agent’s Fees and Expenses; Indemnification.

(a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Parent Borrower” shall be deemed to be a reference to “each Grantor”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.08 Right of Set-Off. If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09 Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Grantor hereby irrevocably designates, appoints and empowers the Parent Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12 Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13 Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement. A Subsidiary Loan party shall also be released from its obligations under this Agreement at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.14 Additional Subsidiaries. Pursuant to the Credit Agreement, additional Subsidiaries may or may be required to become Grantors after the date hereof. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.15 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Parent Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.16 Separate Grants of Security and Separate Classification. The Borrowers and all other Grantors, the Administrative Agent and the Secured Parties agree and acknowledge that (i) the grants of Liens to the Revolving Secured Parties on the one hand, and the Non-Revolving Secured Parties on the other hand, pursuant to this Agreement constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing respective rights in the

Pledged Collateral or all other collateral, the Non-Revolving Obligations are fundamentally different from the Revolving Obligations and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Secured Parties and Non-Revolving Secured Parties in respect of the Pledged Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Revolving Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Pledged Collateral in respect of principal, pre-petition interest, and other claims, all amounts owing in respect of post-petition interest, fees, costs, expenses, premiums, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Pledged Collateral is made in respect of the claims held by the Non-Revolving Secured Parties), with the Non- Revolving Secured Parties’ hereby acknowledging and agreeing to hold in trust and promptly transfer to the Revolving Secured Parties amounts otherwise received or receivable by them from, on account of or relating to the Pledged Collateral to the extent necessary to effectuate the intent of this sentence, even if such transfer has the effect of reducing the claim or recovery of the Non-Revolving Secured Parties. Each Non- Revolving Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Administrative Agent or to the extent any such plan is proposed or supported by the number of Revolving Secured Parties required under Section 1126(d) of the Bankruptcy Code. This Agreement, which the parties hereto acknowledge shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code, shall be applicable prior to and after the commencement of any proceeding under any Debtor Relief Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SMART MODULAR TECHNOLOGIES, INC., as Co-Borrower and Grantor

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (DE), INC., as a Grantor

By:
Name:
Title:

CONXTRA, INC., as a Grantor,

By:
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGREEMENT

Schedule I to the

Collateral Agreement

GRANTORS

Name	Jurisdiction of Formation
SMART Modular Technologies, Inc., and	Delaware

SMART Modular Technologies (DE), Inc.	California

ConXtra, Inc.,	California

Schedule II to the

Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

Collateral Agreement

COPYRIGHTS OWNED BY [NAME Of GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]

Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country]

Country	Title	Reg. No.	Author

Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

Schedule III to the

Collateral Agreement

LICENSES

[Make a separate page of Schedule III for each Grantor, and state if any Grantor is not a party to a license/sublicense.]

I. Licenses/Sublicensees of [Name of Grantor] as Licensor on Date Hereof

A. Copyrights

[List copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]

Copyrights

Date of
	Licensee Name	License/	Title of
Country	and Address	Sublicense	Copyrights	Author	Reg. No.

B. Patents

[List patent nos. and application nos. in alphabetical order by country, with numbers within each country in numerical order.]

Patents

	Licensee Name	Date of License/	Issue
Country	and Address	Sublicense	Date	Patent No.

Patent Applications

	Licensee Name	Date of License/	Date	Application
Country	and Address	Sublicense	Filed	No.

C. Trademarks

[List trademark nos. and trademark application nos. with trademark nos. within each country in numerical order.]

Trademarks

	Licensee Name	Date of License/
Country	and Address	Sublicense	Mark	Reg. Date	Reg. No.

Trademark Applications

	Licensee Name	Date of License/		Date	Application
Country	and Address	Sublicense	Mark	Filed	No.

D. Others

Licensee Name	Date of License/	Subject
and Address	Sublicense	Matter

Schedule III to the

Collateral Agreement

II. Licensees/Sublicenses of [Name of Grantor] as Licensee on Date Hereof

A. Copyrights

[List copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]

Copyrights

Country	Licensor Name and Address	Date of License/ Sublicense	Title of Copyrights	Author	Reg. No.

B. Patents

[List patent nos. and patent application nos. in alphabetical order by country with patent nos. within each country in numerical order.]

Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List trademark nos. and trademark application nos. with trademark nos. within each country in numerical order.]

Trademarks

	Licensor Name	Date of License/
Country	and Address	Sublicense	Mark	Reg. Date	Reg. No.

Trademark Applications

	Licensor Name	Date of License/		Date	Application
Country	and Address	Sublicense	Mark	Filed	No.

D. Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule III to the

Collateral Agreement

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]

Patent Registrations

[List in alphabetical order by country/numerical order by patent no. within each country.]

Country	Issue Date	Patent No.

Patent Registrations

[List in alphabetical order by country/numerical order by application no. within each country.]

Country	Filing Date	Patent Application No.

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]

Schedule III to the

Collateral Agreement

[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned.

Trademark Registrations

[List in alphabetical order by country/numerical order by trademark no. within each country.]

Country	Mark	Reg. Date	Reg. No.

Trademark Applications

[List in alphabetical order by country/numerical order by application no.]

Country	Mark	Application Date	Application No.

Trade Names

Country(s) Where Used	Trade Names

Schedule IV to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit I to the

Collateral Agreement

SUPPLEMENT NO. dated as of [         ] (this “Supplement”), to the Collateral Agreement dated as of [         ], 2011 (the “Collateral Agreement”), among SMART Modular Technologies, Inc. (the “Co-Borrower”), the other GRANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to (a) the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “ Borrowers” and each a “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Collateral Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Collateral Agreement). Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Credit Agreement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Subsidiary’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Subsidiary, (ii) all of the New Subsidiary’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Subsidiary, and (iii) all of the New Subsidiary’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Subsidiary, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $5,000,000 or more.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Parent Borrower” shall be deemed to be a reference to “the New Subsidiary.”

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT

Schedule I

to Supplement No.      to the

Collateral Agreement

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.      to the

Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.      to the

Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No.      to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II

to the Collateral Agreement

COPYRIGHT SECURITY AGREEMENT dated as of [         ], 20[    ] (this “Agreement”), among [         ] (the “Grantor”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “ Borrower”), the lenders from time to time party thereto (the “ Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of [         ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Co-Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrowers and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”).

SECTION 3. Collateral Agreement. The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

Schedule I

Schedule II

Exhibit III to the

Collateral Agreement

PATENT SECURITY AGREEMENT dated as of [    ], 20[    ] (this “Agreement”), among [    ] (the “Grantor”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “ Borrower”), the lenders from time to time party thereto (the “ Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of [             ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Co-Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrowers and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).

SECTION 3. Collateral Agreement. The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

Schedule I

Exhibit IV to the

Collateral Agreement

TRADEMARK SECURITY AGREEMENT dated as of [    ], 20[    ] (this “Agreement”), among [    ] (the “Grantor”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of August 26, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “ Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of [             ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrowers, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrowers and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”).

SECTION 3. Collateral Agreement. The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

Schedule I

EXHIBIT F-1

[FORM OF]

Opinion of Simpson Thatcher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

[                    ]

JPMorgan Chase Bank, N.A., as Administrative

Agent under the Credit Agreement, as hereinafter

defined (the “Administrative Agent”)

and

The Lenders and Issuing Banks listed on Schedule I hereto

Re:

Credit Agreement dated as of August 26, 2011, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Island exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

We have acted as counsel to Holdings, the Borrowers, the subsidiaries of Holdings named on Part A of Schedule 11 attached hereto (the “California Subsidiaries”), the subsidiary of Holdings named on Part B of Schedule 11 attached hereto (the “Delaware Subsidiary” and, together with the California Subsidiaries, each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and the subsidiaries of Holdings named on Part C of Schedule II attached hereto (the “Foreign Subsidiaries” and together with Holdings, the Borrowers and the Subsidiary Guarantors, the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i) the Credit Agreement;

(ii) the Guarantee Agreement;

(iii) the Collateral Agreement;

(iv) the Patent Security Agreement, dated as of the date hereof, between the Co-Borrower and the Administrative Agent (the “Patent Security Agreement”); and

(v) the Trademark Security Agreement, dated as of the date hereof, between the Co-Borrower and the Administrative Agent (the “Trademark Security Agreement”; and together with the Patent Security Agreement, the “IP Security Agreements”).

BEIJING    HONG KONG    HOUSTON    LONDON    LOS ANGELES    PALO ALTO    SÃO PAULO    TOKYO    WASHINGTON, D.C.

SIMPSON THACHER & BARTLETT LLP

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The documents described in the foregoing clause, (i) through (v) are collectively referred to herein as the “Credit Documents” and the documents described in the foregoing clauses (iii) through (v) are collectively referred to herein as the “Security Documents”. Unless otherwise indicated, capitalized terms used but not defined herein or in the schedules hereto shall have the respective meanings set forth in the Credit Agreement, and to the extent not defined therein, the Collateral Agreement. This opinion letter is furnished to you pursuant to Section 4.01(b)(i) of the Credit Agreement.

We have examined the following:

(i) the Credit Agreement, signed by each Credit Patty that is a party thereto and by the Administrative Agent and certain of the Lenders;

(ii) each other Credit Document, signed by each Credit Party that is a party thereto;

(iii) unfiled copies of the financing statement listed on Schedule III attached hereto (the “Delaware Financing Statement”), naming the Credit Parties indicated on such Schedule III as debtors and the Administrative Agent as secured patty, which we understand will be filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”); and

(iv) unfiled copies of the financing statements listed on Schedule III attached hereto (the “California Financing Statements”), naming the California Subsidiaries as debtors and the Administrative Agent as secured patty, which we understand will be filed in the Office of the Secretary of State of the State of California (the “California Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon. the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate and limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations. as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

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In addition, we have assumed that (1) the Credit Parties have rights in the Collateral (as defined in the Collateral Agreement) existing on the date hereof and will have rights in property that becomes Collateral after the date hereof, (2) “value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) has been given by the Secured Parties to the Credit Parties for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 10 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of one of the states of the United States, such securities are “certificated securities” within the meaning of the New York UCC § 8-102(4).

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the California Subsidiaries (a) is validly existing and in good standing as a corporation under the law of the State of California, (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to borrow (with respect to the Co-Borrower) and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents to which it is a party and (e) has duly authorized, executed and delivered each Credit Document to which it is a party.

2. The Delaware Subsidiary (a) is validly existing and in good standing as a corporation under the law of the State of Delaware, (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents to which it is a party and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

3. The execution and delivery by each Credit Party of the Credit Documents to which it is a party, either Borrower’s borrowings in accordance with the terms of the Credit Agreement and the performance of each such Credit Party’s payment obligations under the Credit Documents and the granting of the security interests to be granted by each such Credit party pursuant to the Security Documents to which it is a party (a) will not result in any violation of (1) the certificate of incorporation or by-laws of such Credit Party (other than Holdings, the Parent Borrower and the Foreign Subsidiaries, as to which we express no opinion) or (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any federal or New York statute, the Delaware General Corporation Law or the General Corporation Law of the State

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of California or any rule or regulation issued pursuant to any federal or New York statute, the Delaware General Corporation Law or the General Corporation Law of the State of California or any order known to us issued by any United States court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Credit Parties’ properties pursuant to the terms of any agreement or instrument identified on Schedule IV hereto.

4. No consent, approval, authorization, order, filing, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or any California governmental agency or body acting pursuant to the General Corporation Law of the State of California is required for the execution and delivery by any Credit party of the Credit Documents to which it is a party, the borrowings by either Borrower in accordance with the terms of the Credit Agreement or the performance by the Credit Parties of their respective payment obligations under the Credit Documents to which each is a party or the granting of any security interests under the Security Documents to which each is a party, except filings required for the perfection of security interests granted pursuant to the Security Documents.

5. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto other than the Credit Parties and assuming that (a) each of the Credit Parties (other than the Subsidiary Guarantors) is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the law of the State of New York, the Delaware General Corporation Law, the General Corporation Law of the State of California and the federal laws of the United States) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach of or default under any agreement or instrument which is binding upon such Credit party (except that we do not make the assumption in the foregoing clause (c) with respect to the agreements and instruments that are the subject of opinion paragraph 3 of this opinion letter), each Credit Document constitutes the valid and legally binding obligation of each Credit party which is a party thereto, enforceable against such Credit party in accordance with its terms.

6. To our knowledge, there is no action, suit or proceeding now pending before or by any United States court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.

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7. No Credit party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

8. Assuming that the Borrowers will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Borrowers, the borrowings by the Borrowers in accordance with the terms of the Credit Agreement and the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

9. The Collateral Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Collateral Agreement Article 9 Collateral”).

10. The Administrative Agent will have a perfected security interest in that portion of the Collateral constituting certificated securities (as defined in Section 8-102 of the New York UCC) (the “Certificated Securities”) for the benefit of the Secured Parties under the New York UCC upon delivery to the Administrative Agent for the benefit of the Secured Parties in the Stale of New York of the certificates representing the Certificated Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming neither the Administrative Agent nor any of the Lenders has notice of any adverse claim to the Certificated Securities, the Administrative Agent will acquire the security interest in the Certificated Securities for the benefit of the Secured Parties free of any adverse claim.

11. The Administrative Agent will have a perfected security interest in that portion of the Collateral Agreement Article 9 Collateral constituting instruments (as defined in Section 9-102 of the New York UCC) for the benefit of the Secured Parties under the New York UCC upon delivery of such instruments to the Administrative Agent for the benefit of the Secured Parties in the State of New York.

12. The Administrative Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral constituting the U.S. trademark registrations and applications and U.S. patent registrations and applications owned by the Co-Borrower listed, and correctly identified, on Schedule III to the Collateral Agreement, upon (a) the filing of Uniform Commercial Code financing statements under the law of the jurisdiction in which the Co-Borrower is located (as determined in accordance with Section 9-307 of the New York UCC) and (b) the timely filing and recording of the IP

SIMPSON THACHER & BARTLETT LLP

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Security Agreements, including schedules thereto, in the United States Patent and Trademark Office in the manner specified by such office and in accordance with its rules and regulations.

Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through August 16, 2011 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Delaware Financing Statement is in appropriate form for filing in the Delaware Filing Office and (h) upon the filing of the Delaware Financing Statement in the Delaware Filing Office, the Administrative Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Delaware Filing Office.

Although we express no opinion as to the law of the State of California (other than the General Corporation Law of the State of California), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of California as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through August 16, 2011 (the “California UCC”) and, based solely on such review, we advise you that (a) the California Financing Statements are in appropriate form for filing in the California Filing Office and (b) upon the filing of the California Financing Statements in the California Filing Office, the Administrative Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement in the California Filing Office.

Our opinions in paragraphs 5 and 9 above are subject to (i) the effects of bankruptcy, insolvency. fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. Our opinion in paragraph 5 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole

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or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Our opinions in paragraphs 9 and 11, and our advice in the second and third preceding paragraphs above, are limited to Article 9 of the New York UCC, the Delaware UCC or the California UCC, as the case may be, and our opinion in paragraph 10 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinion and advice paragraphs do not address collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC, the Delaware UCC or the California UCC. In addition, we express no opinion as to what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

We note that (A) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation a United States federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We express no opinion and render no advice with respect to:

(i) perfection of any security interest in (I) any collateral of a type represented by a certificate of title and (2) any collateral consisting of money or Cash Equivalents;

(ii) the effect of § 9-315(a)(2) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

(iii) perfection of any security interest the priority of which is subject to Section 9-334 of the New York UCC;

(iv) except to the extent expressed in opinion paragraph 10, the priority of any security interest;

(v) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

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(vi) the effect of any provision of the Credit Documents that is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(vii) the effect of any provision of the Credit Documents that is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(viii) the effect of any provision of the Credit Documents insofar as it provides that any

Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(ix) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(x) the enforceability of any provision of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to the performance of contract obligations; and

(xi) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State and County of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Documents that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. §1404(a) a United States district court has discretion to transfer an action from one federal court to another.

With respect to matters of Luxembourg law, we understand that you are relying on the opinions of Elvinger Hoss & Prussen and Clifford Chance dated the date hereof. With respect to matters of Brazilian law, we understand that you are relying on the opinion of Mattos Filho,

SIMPSON THACHER & BARTLETT LLP

Veiga Filho, Marrey Jr. e Quiroga Advogados dated the date hereof. With respect to matters of Malaysian law, we understand that you are relying on the opinion of Adnan Sundra & Low dated the date hereof. With respect to matters of Cayman Islands law, we understand that you are relying on the opinion of Walkers Global dated the date hereof. With respect to matters of Netherlands law, we understand that you are relying on the opinion of De Brauw Blackstone Westbroek New York B.V., P.C. dated the date hereof. We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the General Corporation Law of the State of California.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; provided that this opinion may be furnished to, but not relied upon by (i) any person that purchases an interest or a participation in the Loans, (ii) any auditor or regulatory authority having jurisdiction over a Lender and (iii) any other person pursuant to court order or judicial process.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

THE LENDERS

JPMorgan Chase Bank, N.A.

UBS AG, Stamford Branch

Banco do Brasil - New York Branch

Wells Fargo Bank, N.A.

SCHEDULE II

PART A

CALIFORNIA SUBSIDIARIES

1. SMART Modular Technologies, inc.

2. ConXtra, Inc.

PART B

DELAWARE SUBSIDIARY

1. SMART Modular Technologies (DE), inc.

PART C

FOREIGN SUBSIDIARIES

1. SMART Modular Technologies (CI), Inc.

2. SMART Modular Technologies (DR), Inc.

3. SMART Modular Technologies (Foreign Holdings), Limited

4. SMART Modular Technologies (Global Memory Holdings), Inc.

5. SMART Modular Technologies (Global), Inc.

6. SMART Modular Technologies (NL), B.V.

7. SMART Modular Technologies (Puerto Rico) Inc.

8. SMART Modular Technologies do Brasil-Industria e Comercio de Componentes Ltda.

9. SMART Modular Technologies Industria de Componentes Eletronicos Ltda.

SCHEDULE III

CALIFORNIA FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Administrative Agent as secured party for the benefit of the Secured Parties, to be filed in the California Filing Office:

Debtors:

1. SMART Modular Technologies, Inc.

2. ConXtra Inc.

DELAWARE FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Administrative Agent as secured party for the benefit of the Secured Parties, to be filed in the Delaware Filling Office:

Debtor:

SMART Modular Technologies (DE), Inc.

SCHEDULE IV

AGREEMENTS

1.	Agreement and Plan of Merger dated as of April 26, 2011 among Holdings, Saleen Acquisition, Inc. and SMART Modular Technologies (WWH), Inc.

EXHIBIT F-2

[FORM OF]

Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados

ATTORNEY PRODUCT

PRIVILEGED AND CONFIDENTIAL

São Paulo, [                    ].

To:

JPMorgan Chase Bank, N.A., as Administrative Agent

Re:	Credit Agreement

Dear Sirs,

1. We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have been requested to render this opinion as Brazilian counsel to SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda. (“SMART Componentes Eletrônicos”) and SMART Modular Technologies do Brasil Indústria e Comércio de Componentes Ltda. (“SMART Indústria e Comércio”), being SMART Componentes Eletrônicos and SMART Indústria e Comércio hereinafter jointly referred to as the “Brazilian Subsidiaries”, in connection with the execution by the Brazilian Subsidiaries of the following documents:

(a) the Master Guarantee Agreement dated as of August 26, 2011, entered into by and among SMART Modular Technologies (Global Memory Holdings), Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc., the Brazilian Subsidiaries and other subsidiary guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent (“Master Guarantee Agreement”);

(b1) the Asset Pledge Agreement dated as of August 26, 2001, entered into by and between SMART Componentes Eletrônicos as Pledgor and JPMorgan Chase Bank, N.A., as Pledgee, (“SMART Componentes Eletrônicos Asset Pledge”), and (b2) the Asset Pledge Agreement dated as of August 26, 2001, entered into by and between SMART Indústria e Comércio, as Pledgor, and JPMorgan Chase Bank, N.A., as Pledgee, (“SMART Indústria e Comércio Asset Pledge” and jointly with the SMART Componentes Eletrônicos Asset Pledge hereinafter referred to as the “Asset Pledge Agreements”);

São Paulo Brasilia Rio de Janeiro New York	São Paulo Al. Joaquim Eugênio de Lima 447 01403 001 São Paulo SP Brasil Tel (55 11) 3147 7600 Fax (55 11) 3147 7770 www.mattosfilho.com.br

(c1) the Receivables Pledge Agreement dated as of August 26, 2001, entered into by and between SMART Componentes Eletrônicos as Pledgor and JPMorgan Chase Bank, N.A., as Pledgee, (“SMART Componentes Eletrônicos Receivables Pledge”), and (c2) the Receivables Pledge Agreement dated as of August 26, 2001, entered into by and between SMART Indústria e Comércio as Pledgor and JPMorgan Chase Bank, N.A., as Pledgee, (“SMART Indústria e Comércio Receivables Pledge” and jointly with the SMART Componentes Eletrônicos Receivables Pledge hereinafter referred to as the “Receivables Pledge Agreements”);

(d1) the Quota Pledge Agreement dated as of August 26, 2001, entered into by and among SMART Modular Technologies (NL) B.V., and SMART Modular Technologies (Puerto Rico) Inc. as Pledgors, JPMorgan Chase Bank, N.A., as Pledgee, and SMART Componentes Eletrônicos as Intervening Party (“SMART Componentes Eletrônicos Quota Pledge”), and (d2) the Quota Pledge Agreement dated as of August 26, 2001, entered into by and among SMART Modular Technologies (NL) B.V., and SMART Modular Technologies (Puerto Rico) Inc., as Pledgors, JPMorgan Chase Bank, N.A., as Pledgee, and SMART Indústria e Comércio, as Intervening Party (“SMART Indústria e Comércio Quota Pledge” and jointly with the SMART Componentes Eletrônicos Quota Pledge hereinafter referred to as the “Quota Pledge Agreements”);

being the Asset Pledge Agreements, the Receivables Pledge Agreements and the Quota Pledge Agreements hereinafter jointly referred to as the “Security Agreements”, pursuant to the Credit Agreement, dated as of August 26, 2011, entered into by and among SMART Modular Technologies (Global Memory Holdings), Inc., as Holdings, SMART Modular Technologies (Global), Inc. as Parent Borrower, SMART Modular Technologies, Inc., as Co-Borrower, and JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner, and UBS Securities LLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent (the “Credit Agreement”).

Defined terms used but not otherwise defined herein shall have the meaning assigned to them in the Security Agreements.

Examined Documents

2. For the purposes of giving this opinion we have examined and/or relied upon the following documents (collectively referred to as “Documents”):

(i) a copy of the 17th Amendment to the Articles of Association of the SMART Componentes Eletrônicos dated as of February 1, 2011;

(ii) a copy of the 18th Amendment to the Articles of Association of the SMART Componentes Eletrônicos dated as of August 26, 2011, which approved inter alia (a) the granting of guarantees by SMART Componentes Eletrônicos under the Security Agreements and the Master Guarantee Agreement, as applicable, and (b) the execution of the Security Agreements and the Master Guarantee Agreement by SMART Componentes Eletrônicos, as applicable;

(iii) a copy of the 2nd Amendment to the Articles of Association of the SMART Indústria e Comércio dated as of February 1, 2011;

(iv) a copy of the 3rd Amendment to the Articles of Association of the SMART Indústria e Comércio dated as of August 26, 2011, which approved inter alia (a) the granting of guarantees by SMART Indústria e Comércio under the Security Agreements and the Master Guarantee Agreement, as applicable, and (b) the execution of the Security Agreements and the Master Guarantee Agreement by SMART Indústria e Comercio, as applicable;

(v) a copy of the Credit Agreement;

(vi) a copy of the Master Guarantee Agreement; and

(vii) a copy of the Security Agreements.

We have also made such other inquiries as we have considered appropriate for the purpose of giving the opinions set out below.

Assumptions

3. In giving this opinion, we have made the following assumptions:

(i) that all Documents submitted to us in copy (including electronic copy) conform to their originals;

(ii) that the signatures on the Documents submitted to us are genuine;

(iii) that the Documents have been validly authorized, executed and delivered by all other parties thereto (other than the Brazilian Subsidiaries with respect to the Master Guarantee Agreement and the Security Agreements);

(iv) that the Documents (a) constitute legal, valid and binding obligations of each of the parties thereto (other than the Brazilian Subsidiaries with respect to their respective obligations to be performed in Brazil under the Security Agreements), and (b) are enforceable against each of the parties thereto in accordance with their terms (other than the Brazilian Subsidiaries with respect to their respective obligations to be performed in Brazil under the Security Agreements);

(v) that there is no agreement or arrangement of any of the parties to the Documents which may affect, modify, revoke or superseded any of the terms thereof;

(vi) that each of the parties to the Documents (other than the Brazilian Subsidiaries with respect to the Security Agreements and the Master Guarantee Agreement) has the capacity, power and authority of, as well as has fulfilled the relevant authorization to execute, deliver and perform its respective obligations thereto; and

(vii) that each of the parties to the Documents (other than the Brazilian Subsidiaries) has been duly organized and established and is validly existing on the date of the execution of such Documents.

Opinion

4. Based upon and subject to the above assumptions as well as and subject to the reservations, qualifications and explanations set forth below, we are of the opinion that, pursuant to the Brazilian law:

(i) each of the Brazilian Subsidiaries has been validly incorporated as a sociedade limitada and is validly existing under the laws of Brazil and has full power and authority to own and operate its properties and to conduct the business which it conducts;

(ii) each of the Brazilian Subsidiaries has authority to (a) grant the guarantees described in the relevant Security Agreements and the Master Guarantee Agreement, as applicable, (b) enter into the relevant Security Agreements and the Master Guarantee Agreement, as applicable, and (c) perform the obligations assumed by it under the relevant Security Agreements and the Master Guarantee Agreement, as applicable;

(iii) Mr. Rogerio Duair Jacomini Nunes has powers to execute the Master Guarantee Agreement and the Security Agreements for and on behalf of each of the Brazilian Subsidiaries;

(iv) all necessary authorizations and corporate approvals have been taken by each of the Brazilian Subsidiaries and its respective quotaholders for the purposes of the validity, execution and performance by each of the Brazilian Subsidiaries of its obligations under the Master Guarantee Agreement and the relevant Security Agreement;

(v) the execution and performance by each of the Brazilian Subsidiaries of the Master Guarantee Agreement and the relevant Security Agreements to which it is party or intervening party (i) shall not result in a breach or violation of, require any authorization under (other than such authorizations as have been obtained), or otherwise contravene any Brazilian applicable law, decree, rule or regulation now in force and effect in Brazil, and (ii) will not result in the creation of any lien (other than the liens created or permitted to be created under the Security Agreements) on any of the quotas, assets or receivables of each of the Brazilian Subsidiaries;

(vi) subject to the reservations, qualifications and explanations set forth below, the choice of the law of the State of New York as the governing law of the Credit Agreement and the Master Guarantee Agreement is a valid choice of law under the laws of Brazil and may be honored by the Brazilian courts;

(vii) subject to the reservations, qualifications and explanations set forth below, the submission to the exclusive jurisdiction of the Supreme Court State of New York contained in the Master Guarantee Agreement is valid and binding upon the Brazilian Subsidiaries under the laws of Brazil and may be respected by the Brazilian courts. However, it should be noted that foreign jurisdiction does not exclude the jurisdiction of the Brazilian courts when: (a) the defendants, whatever their nationality, are domiciled in Brazil; (b) the obligation is to be performed in Brazil; or (c) the dispute arises from matters occurring or practiced in Brazil. If the matter falls within the aforementioned cases and in the event the legal proceedings are brought simultaneously in Brazil and in another different jurisdiction, the decision to prevail in Brazil shall be the decision that first reaches the status of res judicata, constituting an absolute bar to a subsequent action involving the same claim, demand or course of action;

(viii) subject to the reservations, qualifications and explanations set forth below, any judgment of the Supreme Court State of New York against the Brazilian Subsidiaries arising out or related to the obligations of the Brazilian Subsidiaries under the Master Guarantee Agreement shall be enforceable in the Brazilian courts upon confirmation of such judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). Such confirmation may be given if such judgment (a) fulfills all formalities required for its enforceability under the laws of the jurisdiction where it is granted; (b) is issued by a competent court after due service of process on the parties (which service must comply with Brazilian law if made in Brazil) or sufficient evidence of the Brazilian Subsidiaries absence has been given as required under applicable law; (c) is final and not subject to appeal; (d) is for payment of a specified sum of money; (e) is authenticated by a Brazilian consular office with jurisdiction over the location where the foreign judgment is issued and is accompanied by a sworn translation into Portuguese; and (f) is not contrary to Brazilian national sovereignty, public policy or good morals;

(ix) under the laws of Brazil, neither JPMorgan Chase Bank, N.A. nor any lender under the Credit Agreement will be deemed resident, domiciled or carrying on business in Brazil solely by reason of the execution, delivery, or enforcement of them, or the performance of any of the transactions contemplated in the Credit Agreement, Master Guarantee Agreement and Security Agreements;

(x) under the laws of Brazil, it is not necessary that JPMorgan Chase Bank, N.A. or any lender under the Credit Agreement, be licensed, qualified, authorized or entitled to carry on business in Brazil (a) to enable any of them to enforce their respective rights under the Credit Agreement, Master Guarantee Agreement and Security Agreements, or (b) solely by reason of the execution, delivery or performance of the Credit Agreement, Master Guarantee Agreement and Security Agreements;

(xi) subject to the reservations, qualifications and explanations set forth below, no filing, authorization, approval, consent, order, registration or decree of any court or governmental authority or agency in Brazil or the payment of any stamp, registration or similar tax is necessary or required for (A) the execution and delivery of the Master Guarantee Agreement by the Brazilian Subsidiaries and the performance of their obligations thereunder, (B) the execution and delivery of the Security Agreements by the Brazilian Subsidiaries and the performance of their obligations thereunder, and (C) the validity, legality and enforceability of the Security Agreements in Brazil, and the validity, legality and enforceability in Brazil of the obligations of the Brazilian Subsidiaries thereunder, except for (a) the registration of the Receivables Pledge Agreements with the relevant registries of documents and deeds (registro de títulos e documentos); (b) the registration of the Asset Pledges Agreements with the relevant real estate registries (registro de imóveis), (c) the registration of the Quota Pledge Agreements with the relevant registries of documents and deeds (registro de títulos e documentos), (d) the registration of the 18th Amendment to the Articles of Association of the SMART Componentes Eletrônicos, dated as of August 26, 2011, with the relevant Board of Trade (Junta Comercial), (e) the registration of the 3rd Amendment to the Articles of Association of the SMART Indústria e Comércio, dated as of August 26, 2011, with the relevant Board of Trade (Junta Comercial), (f) the signatures of the foreign parties signing the Security Agreements outside Brazil must be notarized by a public notary duly qualified under the laws of the place of signing, and the signature of such public notary must be authenticated by a Brazilian consular officer at a Brazilian Consulate office with jurisdiction over the signing location, and the documents in foreign language must be translated into Portuguese by a sworn translator and then registered, together with the related sworn translation, with a registry of documents and deeds (registro de títulos e documentos), (g) the amendments to the Asset Pledge Agreements through the execution of the relevant amendment substantially in the form of their Exhibit B in order to include the relevant Pledged Assets, and (h) the registration of the amendments to the Asset Pledge Agreements mentioned in the sub-item (g) above with the relevant real estate registries (registro de imóveis);

(xii) for the purposes of perfection of the security interest under the Asset Pledge Agreements, the Asset Pledge Agreements must be amended through the execution of the relevant amendment substantially in the form of their Exhibit B in order to include the relevant Pledged Assets, observed the provisions of item (xi) (h) above;

(xiii) subject to the reservations, qualifications and explanations set forth below, the Master Guarantee Agreement is in proper legal form to be enforceable against the Brazilian Subsidiaries in Brazil, except that the enforceability thereof may be limited from bankruptcy, insolvency, liquidation and reorganization of the Brazilian Subsidiaries, and similar laws affecting rights of creditors which may affect the Brazilian Subsidiaries capacity to carry out their obligations under the Master Guarantee Agreement; and

(xiv) subject to the reservations, qualifications and explanations set forth below, and upon completion of all provisions, requirements and registrations provided for in items (xi) and (xii) above and in each of the Security Agreements, no further action is necessary under the laws of Brazil now in force and effect, to cause the security interests created by the Security Agreements, to be a valid and perfected security interest in Brazil, which will rank in accordance with Law No. 11,101, of February 9, 2005, as amended (“the Brazilian Bankruptcy Law) in case of a bankruptcy liquidation proceeding of the Brazilian Subsidiaries.

Qualifications, Reservations and Explanations

5. The qualifications to which the opinions herein are subject to are as follows:

(i) the opinions herein as regards the binding effect of the obligations of the Brazilian Subsidiaries under the Security Agreements, are subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization (recuperação judicial) and other laws of general application relating to or affecting the rights of creditors;

(ii) in the case of proceedings filed against the Brazilian Subsidiaries in Brazil, certain court costs and deposits to guarantee judgment might be due. Pursuant to Article 835 of the Brazilian Code of Civil Procedure, a Brazilian or a foreign plaintiff who resides abroad or is abroad during the course of a legal proceeding must post a bond to cover legal fees and court estate in Brazil to assure payment thereof, except in case of enforcement proceedings or counterclaims, determined as established under Article 836 of the Brazilian Code of Civil Procedure;

(iii) under Brazilian law, a guaranty is considered an accessory obligation to the principal obligation and the Brazilian Civil Code establishes, in article 184, that the invalidity of the principal obligation causes the invalidity of the accessory obligation;

(iv) for the purposes of registration of the Security Agreements before the relevant registries of documents and deeds (registro de títulos e documentos) and the relevant real estate registries (registro de imóveis), as applicable, (a) the signatures of the foreign parties signing such documents outside Brazil must be notarized by a public notary duly qualified under the laws of the place of signing, and the signature of such public notary must be authenticated by a Brazilian consular officer at a Brazilian Consulate office with jurisdiction over the signing location, and (b) if in a foreign language, such documents must be translated into Portuguese by a sworn translator; and

(v) for the purposes of registration of the Security Agreements before the relevant registries of documents and deeds (registro de títulos e documentos) and the relevant real estate registries (registro de imóveis), as applicable, the signatures of the Brazilian parties signing such documents must be notarized by a Brazilian public notary.

6. We have not made any investigation of the laws of any jurisdiction outside Brazil and the opinions given herein are solely in respect of the laws of Brazil as at the date hereof and not in respect of any other law. As to matters of fact, we have relied solely on the representations and warranties made by the Brazilian Subsidiaries made on the Master Guarantee Agreement and on the Security Agreements, with no independent verification in this regard.

7. We do not represent ourselves to be familiar with the laws of any jurisdiction other than Brazil and, therefore, we express no opinion on any matters arising under, governed by or construed in accordance with any laws of any jurisdiction other than the laws of Brazil currently in force.

8. Legal concepts expressed in the Credit Agreement and the Master Guarantee Agreement may not be identical or equivalent to those that exist under the laws of Brazil.

9. This opinion is addressed to you solely for the use and benefit of you and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express prior written consent.

10. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication. We have not discussed or provided any advice on any document or agreement other than the Security Agreements, the 18th Amendment to the Articles of Association of the SMART Componentes Eletrônicos, and the 3rd Amendment to the Articles of Association of the SMART Indústria e Comércio.

11. This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion.

12. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados

EXHIBIT F-3

[FORM OF]

Opinion of Walkers Global

[ ] JPMorgan Chase Bank, NA (as Administrative Agent) 383 Madison Avenue Floor 24, New York, NY 10179 The Lenders party to the Credit Agreement	Our Ref: RDL/da

Dear Sirs

SMART MODULAR TECHNOLOGIES (GLOBAL MEMORY HOLDINGS), INC.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Documents (as defined in Schedule 1) being entered into by SMART Modular Technologies (Global Memory Holdings), Inc. (the “Company”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The Company has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

WALKERS	Page 2

3.	The Documents to which the Company is a party have been duly authorised and executed and, when delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.	The execution, delivery and performance of the Documents to which the Company is a party, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

(a)	contravene any law, public rule or regulation of the Cayman Islands applicable to the Company which is currently in force; or

(b)	contravene the Memorandum and Articles of Association of the Company.

5.	Neither:

(a)	the execution, delivery or performance of any of the Documents to which the Company is a party; nor

(b)	the consummation or performance of any of the transactions contemplated thereby by the Company,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

6.	The law (if any) chosen in each of the Documents to which the Company is a party to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the Cayman Islands (the “Courts” and each a “Court”).

7.	Each Charge (as defined in Schedule 1) creates a valid security interest over the property intended to be secured by such Charge (the “Collateral”) in favour of the Administrative Agent (as defined in Schedule 1) and the Courts will recognise such security interest.

8.	Save as set out herein, no filings are required in respect of the Charges under the laws of the Cayman Islands in order to ensure the validity or enforceability thereof, to perfect the same (by which we mean to take such steps which will render such security interests over the encumbered property enforceable as against third parties claiming to have a security interest in the same property) or to regulate their ranking in point of priority.

9.	Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by the Company or any other person pursuant to the Documents. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

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10.	None of the parties to the Documents is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

11.	A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the Courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the “Grand Court”), where the judgment:

(a)	is final and conclusive;

(b)	is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

(c)	is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and

(d)	was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

12.	It is not necessary under the laws of the Cayman Islands that any of the Documents be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity or enforceability of any of the Documents; however we consider it advisable to enter particulars of the Charges in the Register of Mortgages and Charges maintained by the Company to comply with section 54 of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”).

13.	It is not necessary under the laws of the Cayman Islands:

(a)	in order to enable any party to any of the Documents to enforce their rights under the Documents; or

(b)	solely by reason of the execution, delivery and performance of the Documents,

that any party to any of the Documents should be licensed, qualified or otherwise entitled to carryon business in the Cayman Islands or any other political subdivision thereof.

14.	In each Document which contains a provision pursuant to which the Company agrees to submit to the jurisdiction of the courts specified therein, the Company has executed an effective submission to the jurisdiction of such courts.

15.	The Company is subject to civil and commercial law with respect to its obligations under the Documents and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the Courts in proceedings against the Company in respect of any obligations under the Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

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16.	Based solely upon our examination of the Register of Writs and other Originating Process of the Grand Court (the “Court Register”) on [Date] (the “Search Date”), we confirm that, as at 9.00am on the Search Date (the “Search Time”), there are no actions, suits or proceedings pending against the Company before the Grand Court and no steps have been, or are being, taken compulsorily to wind up the Company.

17.	Based solely upon our examination of the minute books of the Company as at the time of our examination no resolution voluntarily to wind up the Company has been adopted by its members.

18.	A judgment of the Courts may be expressed in a currency other than Cayman Islands dollars.

19.	On a liquidation of the Company, claims against the Company under any of the Documents to which it is party (other than any claim secured under the Charges) will rank at least pari passu with the claims of all other unsecured creditors (other than those preferred by law).

20.	There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the Cayman Islands.

21.	Pursuant to section 95(2) of the Companies Law, the Court is required to dismiss a winding up petition or adjourn the hearing of a winding up petition on the ground that the petitioner is contractually bound not to present a petition against the Company. Therefore, assuming that the contractual provisions are valid, binding and enforceable under the governing law of the relevant Documents and all other relevant laws (other than the laws of the Cayman Islands) such contractual provisions will be upheld by the Court.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and save as set out below may not be relied upon by any other person without our prior written consent

This opinion is issued on the date stated above (the “Original Date”) and may be disclosed to and relied upon by assignees of the Credit Agreement (as defined in Schedule 1) (“Assignees”) provided that within three months of any such assignment we are notified in writing that such persons have become Assignees. In such circumstances, Assignees should note that (a) we will not have advised upon any changes of law or practice which may have taken place since the Original Date and (b) we will not have made any investigations or searches to confirm that the content of this legal opinion remains valid since the Original Date.

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This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation, Memorandum and Articles of Association, minute book, Register of Members, Register of Directors, Register of Officers and Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	The Court Register kept at the Clerk of Court’s Office, George Town, Grand Cayman as at the Search Time.

3.	A Certificate of Good Standing dated 23 August 2011 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

4.	Copies of executed written resolutions of the Board of Directors of the Company and the Shareholder of the Company, each dated 26 August 2011, (the “Resolutions”).

5.	Copies of the following:

(a)	Credit Agreement dated as of August 26, 2011, among the Company, SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc., the Lenders party thereto and JPMorgan Chase Bank, NA, as Administrative Agent (the “Administrative Agent”);

(b)	Guarantee Agreement dated of August 26, 2011, among SMART Modular Technologies (Global), Inc., the Company, SMART Modular Technologies, Inc., the Guarantors party thereto (as defined therein) and the Administrative Agent;

(c)	Intercompany Note dated of August 26, 2011, among SMART Modular Technologies (Global), Inc., the Company, SMART Modular Technologies, Inc., the Guarantors party thereto (as defined therein) and the Administrative Agent;

(d)	Debenture dated 26 August 2011 granted by the Company in favour of the Administrative Agent;

(e)	Share Mortgage dated 26 August 2011 granted by the Company in respect of the shares held by it in the capital of SMART Modular Technologies (Global), Inc., in favour of the Administrative Agent.

The documents listed in paragraphs 5(a) to (e) above inclusive are collectively referred to in this opinion as the “Documents”. The documents listed in paragraphs (d) and (e) above inclusive are collectively referred to in this opinion as the “Charges”. The shares subject to the security interest created by the Charge in paragraph 5(e) above are referred to in this opinion as the “Subject Shares”.

WALKERS	Page 7

SCHEDULE 2

ASSUMPTIONS

1.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and, insofar as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Documents are within the capacity, power, and legal right of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company).

3.	As a matter of the laws of all relevant jurisdictions (other than the Cayman Islands), the Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms.

4.	The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

5.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.	All conditions precedent, if any, contained in the Documents have been or will be satisfied or waived.

7.	The Board of Directors of the Company considers the execution of the Documents and the transactions contemplated thereby to be in the best interests of the Company.

8.	No disposition of property effected by the Documents is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue.

9.	The Company was on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

10.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the

WALKERS	Page 8

Resolutions or any power of attorney given by the Company to execute the Documents. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

11.	Subject to the next-following sentence, any Document if executed as a deed by any person, was executed as a single physical document (whether in counterpart or not) in full and final form. Where any Document was not executed as a single physical document by or behalf of any company, body corporate or corporate entity, the relevant signature page was attached to such Document by, or on behalf of, the relevant person or otherwise with such person’s express or implied authority.

12.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

13.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

14.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Documents or restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

15.	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the Search Time.

16.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

17.	The Resolutions and any power of attorney given by the Company to execute the Documents remain in full force and effect and have not been revoked or varied.

18.	No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Article of Association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

19.	As a matter of all relevant laws (other than the laws of the Cayman Islands), any power of attorney given by the Company to execute the Documents has been duly executed by the Company and constitutes the person named therein as the duly appointed attorney of the Company with such authority as is specified therein.

20.	None of the Documents other than the Charges constitute a mortgage or charge for the purposes of all relevant laws other than the laws of the Cayman Islands.

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21.	The relevant parties to the Documents and the other unsecured creditors of the Company have not entered into any agreements or other arrangements regulating (on a non pari passu basis) the priority of their claims against the Company.

22.	The Collateral exists as described in, and is owned and held in accordance with the terms of, the Charges and no encumbrances or equities or other third party rights exist in respect of the Collateral (other than as provided in the Charges).

23.	As a matter of all relevant laws (other than the laws of the Cayman Islands) including, without limitation, the lex situs of the Collateral and the governing law of the Charges:

(a)	the Collateral is capable of assignment or transfer whether by way of sale or security, free of any condition, by means of agreement in the form of the Charges and such agreements are effective to create the intended security interests over the Collateral;

(b)	the Charges create in favour of the Administrative Agent a valid security interest over the Collateral;

(c)	no further steps are required to perfect the security interests intended to be created under the Charges or to regulate the ranking of their priority; and

(d)	the priority of any security interest intended to be created by the Charges will be as contemplated in the Charges.

24.	All of the Collateral (apart from the Subject Shares) is and will be held entirely outside the Cayman Islands. No part of the Collateral (other than the Subject Shares) has or will have its lex situs in the Cayman Islands or is or will be otherwise governed by or constituted according to the laws of the Cayman Islands.

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SCHEDULE 3

QUALIFICATIONS

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)	to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard;

(j)	the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

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2.	Cayman Islands stamp duty will be payable if the Documents are executed in or brought to the Cayman Islands, or produced before a Court. Any such duty would be nominal.

3.	A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4.	If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

5.	Every conveyance or transfer of property, or charge thereon, and every payment obligation and judicial proceeding, made, incurred, taken or suffered by a company at a time when that company was unable to pay its debts within the meaning of section 93 of the Companies Law, and made or granted in favour of a creditor with a view to giving that creditor a preference over the other creditors of the company, would be invalid pursuant to section 145(1) of the Companies Law, if made, incurred, taken or suffered within the six months preceding the commencement of a liquidation of the Company. Such actions will be deemed to have been made with a view to giving such creditor a preference if it is a “related party” of the company. A creditor shall be treated as a related party if it has the ability to control the company or exercise significant influence over the company in making financial and operating decisions.

6.	Any disposition of property made at an undervalue by or on behalf of a company and with an intent to defraud its creditors (which means an intention to wilfully defeat an obligation owed to a creditor), shall be voidable:

(a)	under section 146(2) of the Companies Law at the instance of the company’s official liquidator; and

(b)	under the Fraudulent Dispositions Law, at the instance of a creditor thereby prejudiced,

provided that in either case, no such action may be commenced more than six years after the date of the relevant disposition.

7.	If any business of a company has been carried on with intent to defraud creditors of the company or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company in such manner are liable to make such contributions, if any, to the company’s assets as the Court thinks proper.

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8.	Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

9.	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

10.	Persons who are not party to any of the Documents (other than persons acting pursuant to powers contained in a deed poll) under the laws of the Cayman Islands have no direct rights or obligations under the Documents.

11.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The term “good standing” as used herein means that the Company is not currently in breach of its obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law.

12.	The Court Register may not reveal whether an application for the appointment of a liquidator or a receiver has been presented to the Courts or whether any out of court appointment of a liquidator or a receiver has occurred. The Court Register may not reveal whether any pleadings filed subsequently to an originating process by which new causes of action and/or new parties are or may be added (including amended pleadings, counterclaims and third party notices) have been filed with the Grand Court prior to 8 December 2008 and they may not be updated every day.

13.	We express no opinion upon the effectiveness of any clause of the Documents providing that the terms of such Document may only be amended in writing.

14.	All powers of attorney granted by the Company in the Documents which by their terms are expressed to be irrevocable are irrevocable pursuant to the provisions of the Power of Attorney Law only if:

(a)	executed as a deed or under seal by persons authorised to do so; and

(b)	given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee.

Where a power of attorney granted by the Company is expressed to be irrevocable and is given to secure:

(i)	a proprietary interest of the donee of the power; or

(ii)	the performance of an obligation owed to the donee,

then, so long as the donee has that interest or the obligation remains undischarged, the power shall not be revoked:

(i)	by the donor without the consent of the donee; or

(ii)	by the death, incapacity or bankruptcy of the donor, or if the donor is a body corporate, by its winding-up or dissolution.

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15.	Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Cayman Islands, a Court may decline to accept jurisdiction in any matter where:

(a)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(b)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)	litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

16.	Where a document provides for an exclusive jurisdiction clause submitting to a jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the Cayman Islands:

(a)	decline to stay proceedings issued in contravention of such provision; or

(b)	refuse leave to serve proceedings out of the Cayman Islands.

17.	The priority and extent of security over any of the Company’s assets may be affected by a merger or consolidation of the Company.

18.	In respect of the Charges, you should note the following:

(a)	A Court would not necessarily recognise or enforce foreclosure (meaning the assumption by the Administrative Agent of beneficial ownership of the Collateral and the extinction of the security provider’s equity of redemption therein) against the Collateral in the absence of a court order obtained pursuant to foreclosure proceedings. This qualification relates only to mortgages and only to foreclosures; it does not apply to the exercise of powers of sale under mortgages or charges.

(b)	We express no opinion as to the nature of the security created by the Charges (whether fixed or floating) - for example the Courts may treat a purported fixed charge over assets as a floating charge if the Company has sufficient authority to deal with its assets in the course of its business and/or if the holder of security does not exercise sufficient control over the relevant assets.

(c)	Any charge in the nature of a floating charge will not take priority in ranking over any subsequent fixed mortgage or charge or lien which is created prior to the crystallisation of the floating charge and will be subject to such preferential payments as are set out in section 141 (1) and Schedule 2 of the Companies Law.

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(d)	In the case of a winding up of a Cayman Islands company in a jurisdiction other than the Cayman Islands, the priority of any security granted by or over the assets of that Cayman Islands company may be affected by any provision of the laws of that jurisdiction as to the priority of claims in a winding up.

(e)	To the extent that the Collateral is held in the Cayman Islands or has its lex situs in the Cayman Islands or is otherwise governed by or constituted according to the laws of the Cayman Islands (“Cayman Collateral”), failure to comply with any restrictions or provisions applicable to the granting of security over any such Cayman Collateral or the transfer thereof, whether arising under Cayman Islands law generally or pursuant to specific documentation relating to such Cayman Collateral, may invalidate any purported security interest intended to be granted under the Charges, invalidate any purported transfer of the Cayman Collateral intended to be effected pursuant to the Charges or impede any future transfer of the same upon enforcement of any security interest effectively or purportedly granted under the Charges.

(f)	Entry of particulars of a mortgage or charge in the Register of Mortgages and Charges of the mortgagor or chargor may not of itself give that mortgage or charge priority in ranking over any mortgage, charge or lien existing prior to its creation.

19.	As a matter of Cayman Islands law as to the priority of competing claims in respect of security interests, the interests of the beneficiary of any security interest created pursuant to the Charges will:

(a)	whether legal or equitable, rank after any prior legal or perfected equitable interest in the Collateral; and

(b)	if merely equitable, rank after any prior equitable interest and after any later legal interest in the Collateral created in favour of a bona fide purchaser for value, each such person having no notice of the security interests created pursuant to the Charges.

However, the foregoing is subject to a number of exceptions, including:

(a)	The general principle that an earlier interest takes priority over a later one and the principle that a legal interest takes priority over an equitable interest apply only where the equities are equal;

(b)	Fraud or negligence may prevent a person from relying on the priority of his or her interest, as will the giving of authorisation to create further interests;

(a)

A mortgage or charge over certain assets of a person (the “Encumbered Assets”) which secures all obligations owed by such person (the “First Security”) will not necessarily rank in priority to a mortgage or charge over

WALKERS	Page 15

the Encumbered Assets which is later granted by such person to or in favour of another person (the “Later Security”). Where the beneficiary of the First Security has made a further advance to the person at a time when it has notice of the Later Security, the First Security may rank behind the Later Security in respect of such further advance; and

(c)	In the case of security over a debt or other chose in action, the priority and perfection of such security will be decided according to the law of the relevant debt or the law governing the creation of the chose in action. To the extent any debt or chose in action is constituted according to Cayman Islands law, the priority as between successive assignees or chargees will be determined based on the English decision in Dearle v Hall (1828) 3 RUSS 1, subject to exceptions, according to the order in which notice is given to the debtor or obligor in respect of the debt or other chose in action.

20.	In respect of security taken over shares in a Cayman Islands company, you should note the following:

(a)	It does not necessarily follow that, as a matter of Cayman Islands conflict of laws rules, priorities of competing interests in the Subject Shares will be determined according to Cayman Islands domestic rules as the jurisdiction of incorporation of a Cayman Islands company. In certain circumstances the issue of priority may be determined according to the laws of the jurisdiction where the register of members of a Cayman Islands company is situated, the laws of the jurisdiction where the relevant share certificates are situated or the laws of a contract governing the deposit or custody of the shares in a Cayman Islands company.

(b)	Under the Companies Law, a person who has agreed to become a member of a Cayman Islands company and whose name is entered on the Register of Members is deemed to be a member of that Cayman Islands company. Accordingly a failure to effect such an entry in the Register of Members may restrict the ability of the Administrative Agent to enforce their rights over the Subject Shares in respect of the legal title thereto or realise their security by selling the legal title of the Subject Shares to third parties. If the Cayman Islands company or its registered office provider refuses to enter the Administrative Agent or its nominee in the Register of Members following enforcement of an applicable Charge it may be necessary to obtain a court order to compel such action. In addition, section 99 of the Companies Law provides that when a winding up order has been made, any disposition of a Cayman Islands company’s property and any transfer of shares or alteration in the status of a Cayman Islands company’s members made after the commencement of the winding up is, unless the Court otherwise orders, void. Further, section 125 of the Companies Law provides that any transfer of shares, not being a transfer of shares with the sanction of the liquidator, and any alteration in the status of a Cayman Islands company’s members made after the commencement of a winding up is void. Depending on the circumstances, such provisions could affect the ability of the Administrative Agent to enforce the security created over the Subject Shares pursuant to the applicable Charge.

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(c)	A Cayman Islands company may treat the registered holder of the Subject Shares as the only person entitled to receive distributions or dividends, exercise any voting or other rights, or receive notices in respect of the Subject Shares.

(d)	The registered holder of the Subject Shares would have the power, as a matter of Cayman Islands law, to alter the Articles of Association of a Cayman Islands company to introduce provisions which may restrict the ability of the Administrative Agent to enforce the security created over the Subject Shares pursuant to the applicable Charge.

EXHIBIT F-4

[FORM OF]

Opinion of De Brauw Blackstone Westbroek

Advocaten
Notarissen
Belastingadviseurs

To the Finance Parties (as defined below)	Rockefeller Center
1270 Avenue of the Americas,
18th Floor
New York, NY 10020-1806

T +1 212 259 4100
F +1 212 259 4111

Date [ ]	Mark Rebergen
Partner
Our ref. M10724558/8/92005101

Re:

Dear Sir/Madam,

SMART Modular Technologies (NL) B.V.

Master Guarantee Agreement

Shares Deed of Pledge

Disclosed Receivables Deed of Pledge

1	Introduction

I act as Dutch legal adviser to the Companies in connection with the Finance Documents. I am instructed solely by Simpson Thatcher & Bartlett LLP, legal advisers to SMART Modular Technologies (Global), Inc. and its affiliates.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of:

(a)	each Finance Document signed by each Company expressed to be a party to it; and

(b)	the Credit Agreement.

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in the Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek New York is De Brauw Blackstone Westbroek New York B.V., P.C., having its corporate seat in The Hague, the Netherlands, registered with the Trade Register in Amsterdam under no 27172369.

3.2	A copy of:

(a)	the Dutch Company’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce; and

(b)	the Trade Register Extract.

3.3	A copy of the Certificate of Incorporation on Change of Name.

3.4	A copy of each Corporate Resolution.

3.5	A copy of each Power of Attorney.

3.6	A copy of the Dutch Company’s shareholders register.

In addition, I have obtained the following confirmations on the date of this opinion:

3.7	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.8
(a)	confirmation by telephone from the court registry of the District Court of the place where the Dutch Company has its corporate seat, derived from that Court’s Insolvency Register; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Dutch Company is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

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4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in this opinion (other than any confirmation included in paragraph 5) is true.

(d)	Each Finance Document has been entered into in the form referred to in this opinion.

4.2	The Certificate of Incorporation on Change of Name is true.

4.3	Each Corporate Resolution has been validly passed and remains in full force and effect without modification.

4.4

(a)

(i)	Each Finance Document is within the capacity and powers of, and has been validly authorized and entered into by. each party other than the Dutch Company; and

(ii)	each Dutch Security Document has been and will be duly performed by each party other than the Companies.

(b)	Each Power of Attorney remains in full force and effect without modification and no rule of law which under the 1978 The Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorized to sign any Finance Document on behalf of the Dutch Company under a Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(c)	The Shares Deed of Pledge has been signed on behalf of the Dutch Company by a person authorized to do so under a Power of Attorney.

4.5	Under New York Law by which the Master Guarantee Agreement is expressed to be governed:

(a)	when validly signed by all the parties, the Master Guarantee Agreement is valid, binding on and enforceable against each party; and

(b)	the choice of New York Law as the governing law of the Master Guarantee Agreement applies to the submission to the jurisdiction of the New York Courts pursuant to the Jurisdiction Clause in the Master Guarantee Agreement.

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4.6	The choice of Dutch law as the governing law of each Dutch Security Document applies to the submission to the jurisdiction of the Dutch courts pursuant to the relevant Jurisdiction Clause.

4.7

(a)	The obligations secured by the Dutch Security Rights:

(i)	are obligations to pay an amount of money within the meaning of Section 3:227 (1) CC; and

(ii)	are sufficiently identifiable (voldoende bepaalbaar) as required under Section 3:231 (2) CC.

(b)	Each Dutch Security Asset is sufficiently identified (met voldoende bepaaldheid omschreven) in the relevant Dutch Security Document.

(c)

(i)	Each Company has the power (beschikkingsbevoegdheid) to create the relevant Dutch Security Right on each Dutch Security Asset; and

(ii)	each Dutch Security Asset is free of any limited right (beperkt recht) or attachment or any foreign law right which may be invoked against the Pledgee;

as follows:

(A)	in the case of a Share at the time of the signing of the Shares Deed of Pledge or, where future Shares are concerned, at the time when the pledgor concerned becomes the shareholder of the Share and immediately thereafter;

(It is noted that under Dutch law a Company loses any power to create a Dutch Security Right on a Dutch Security Asset if it becomes subject to a Dutch Insolvency. A Dutch Insolvency generally takes effect at 00.00 hrs on the day of the Dutch Insolvency judgment.)

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4.8	Each Disclosed Pledge Receivable is or, where future Disclosed Pledge Receivables are concerned, will be:

(a)	a claim against one or more specific persons within the meaning of Section 3:94(1) CC and not in bearer or order form; and

(b)	capable of being pledged under the law which governs the Disclosed Pledge Receivable;

and is not and will not be a giro transferable security (giraal overdraagbaar effect).

4.9	The Dutch Company and the Borrowers (as defined in the Master Parent Guarantee) belong to the same group (groep).

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling) in connection with any Dutch Security Document), I am of the following opinion:

5.1	The Dutch Company has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

5.2

(a)	The Dutch Company has the corporate power to enter into and perform the Finance Documents.

(b)	The Dutch Company has taken all necessary corporate action to authorize its entry into and performance of the Finance Documents.

(c)	The Dutch Company has validly signed the Finance Documents.

5.3

(a)	No Company requires any license, dispensation, recognition or other governmental consent for its entry into and performance of its Finance Documents.

(b)	There are no registration, filing or similar governmental formalities required to ensure:

(i)	the validity, binding effect on and enforceability against each Company of its Finance Documents; and

(ii)	the validity and enforceability of the Dutch Security Rights.

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5.4	The entry into and performance of its Finance Documents by each Company do not violate Dutch law or, in the case of the Dutch Company, its articles of association.

5.5

(a)	The choice of New York Law as the governing law of the Master Guarantee Agreement is recognized and accordingly that law governs the validity, binding effect on and enforceability against the Dutch Company of the Master Guarantee Agreement.

(b)

(i)	The contractual provisions of its Dutch Security Documents are valid, binding on and enforceable against each Company.

(ii)	Each Dutch Security Right is a valid and enforceable pledge (pandrecht) on the Dutch Security Assets concerned in favor of the Pledgee securing the obligations specified in the relevant Dutch Security Document.

5.6

(a)

(i)	In proceedings in a Dutch court, New York Law determines the validity, binding effect on and enforceability against the Dutch Company of the Jurisdiction Clause in the Master Guarantee Agreement.

(ii)	A judgment rendered by a New York Court will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York Court which is enforceable in the State of New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on grounds which are internationally acceptable, (ii) proper legal procedures have been observed, and (iii) the judgment does not contravene Dutch public policy.

(b)	In proceedings in a Dutch court, according and subject to the Brussels I Regulation, each Jurisdiction Clause in its Dutch Security Documents is valid, binding on and enforceable against each Company.

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6	Qualifications

This opinion is subject to the following qualifications:

6.1	With the exception of paragraph 5.5(b)(ii) (subject to the other qualifications in this paragraph 6), this opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2	The recognition of New York Law as the governing law of the Master Guarantee Agreement:

(a)	will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Master Guarantee Agreement was entered into (other than the choice of New York Law as the governing law of the Master Guarantee Agreement) are located in one or more Member States of the European Union;

(b)

(i)	will not restrict the application of the overriding provisions of Dutch law; and

(ii)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)	will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

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6.3	The application of Dutch law as the governing law of each Dutch Security Document (including each Dutch Security Right):

(a)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection (and for this purpose “overriding provisions” are provisions as referred to in paragraph 6.2(b) but include any rules (whether mandatory or not) which must be applied pursuant to the Insolvency Regulation); and

(b)	will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.4	The enforcement in the Netherlands of each Finance Document and of foreign judgments is subject to Dutch rules of civil procedure. In addition, enforcement of each Dutch Security Right (including allocation of the proceeds) is subject to Dutch law. Among other things, under Dutch law Shares may only be transferred upon enforcement in accordance with Dutch law and the Dutch Company’s articles of association at the time of enforcement.

6.5	The enforceability of the Finance Documents may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.6	To the extent that pursuant to any Finance Document the Dutch Company is required or forbidden to take, or restricted in taking, any action that falls within the powers of its general meeting of shareholders, it may not be binding on and enforceable against it.

6.7	To the extent that Dutch law applies, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorized person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.8	In proceedings in a Dutch court for the enforcement of any Finance Document, the court may mitigate amounts due in respect of litigation and collection costs.

6.9	Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognized subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognized.

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6.10	The binding effect and enforceability of each Dutch Security Document (including enforcement of each Dutch Security Right) may be affected by:

(a)	rules of Dutch law which generally apply to arrangements like the Dutch Security Documents. including (without limitation) the requirements of reasonableness and fairness (redelijkheid en billijkheid) and rules relating to force majeure; and

(b)	(i) rights of third parties acquiring a Share or a limited right on a Share and acting in good faith (te goeder trouw). (ii) statutory preferential rights, rights of retention and other rights of third parties which may be invoked against the Pledgee, and (iii) rights of set-off, rights of suspension and other rights of the debtors of the Disclosed Pledge Receivables which may be invoked against the Pledgee.

6.11

(a)	The competent court in a Dutch Insolvency may as a general rule set a period of not more than four months during which a pledgee of an asset (goed) belonging to the Dutch Insolvent estate may not without the court’s consent (i) claim the asset if it is under the control of (in de macht van) the Dutch Insolvent party or, in the case of a bankruptcy, the trustee in bankruptcy (curator), or (ii) seek recourse against the asset.

(b)	A trustee in a Dutch bankruptcy may (i) give the pledgee of an asset belonging to the bankrupt estate a reasonable period to exercise his rights, and (ii) if the pledgee fails to sell the asset within that period. claim the asset and sell it, without prejudice to the pledgee’s entitlement to the proceeds after deduction of bankruptcy costs and taking into account his rank.

6.12	It has been argued that, even though Section 2:198(3) CC provides that the voting rights attached to a pledged share in a Dutch private company with limited liability can be transferred to the pledgee, such transfer cannot be effected subject to a condition precedent, a condition subsequent or to notification by the pledgee or a combination thereof. I believe, however, that there is no merit in this argument and that Clause 3.4 of the Shares Deed of Pledge should be effective. There is, however, no authoritative case law that supports this belief.

6.13

(a)	The law governing a Disclosed Pledge Receivable determines the relationship between the Pledgee and the debtor of the Disclosed Pledge Receivable, the conditions under which the relevant Dutch

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Security Right on the Disclosed Pledge Receivable can be invoked against the debtor and the question whether the debtor’s obligations have been discharged.

(b)	It is unclear whether the binding effect and enforceability of a Dutch Security Right on a Disclosed Pledge Receivable could be affected by any subsequent unauthorized assignment of, or unauthorized creation of any limited right on, that Disclosed Pledge Receivable made by the pledgor concerned under foreign law.

6.14	Where, as a result of the existence of a higher ranking security right (in case of which paragraph 4.7(c)(ii) would be incorrect), any Dutch Security Right does not rank first:

(a)	to the extent that pursuant to the relevant Dutch Security Document the Pledgee should have any right which by law can only vest in the pledgee of a first ranking pledge, as the case may be, that Dutch Security Document may not be binding and enforceable; and

(b)	if the relevant Security Asset is a Share, it is uncertain whether the voting rights attached to that Share can be transferred to the Pledgee.

6.15	To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person or agrees to provide or provides security for any of its or another person’s obligations and any other legal act having a similar effect) may be nullified by (i) any of its creditors, or (ii) its trustee in bankruptcy, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned or, in the case of its bankruptcy, any creditor was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced. In addition, in the case of a person’s bankruptcy, its trustee in bankruptcy may nullify its performance of any due and payable obligation (opeisbare schuld) (including (without limitation) an obligation to provide security for any of its or another person’s obligations) if (x) the recipient of the performance knew that a request for bankruptcy had been filed, or (y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the person’s creditors.

6.16

If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person or agrees to provide or

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provides security for any of its or another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s interest.

6.17	Although pursuant to Section 3:277 subsection 2 CC a creditor may agree with its debtor that in relation to all or certain other creditors its claim will have a lower ranking than that provided by law, I do not express any opinion on the effect and application under Dutch law of the ranking and subordination provisions of the Finance Documents.

6.18

(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.19	I do not express any opinion on:

(a)	(i) any security right created or intended to be created under the Finance Documents other than the Dutch Security Rights, or (ii) any other in rem matters;

(b)	the Credit Agreement;

(c)	any choice of law made in respect of any non-contractual obligations; or

(d)	any taxation matters.

7	Reliance

7.1	This opinion is addressed to the Finance Parties. It may be relied upon for the purpose of the Finance Documents by:

(a)	the Finance Parties; and

(b)	any entity which acquires any rights and obligations under the Credit Agreement from a Lender on primary syndication and within three months after the date of the Credit Agreement;

and not by any other person or for any other purpose.

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7.2	In relying on this opinion, each Finance Party and each entity as referred to in paragraph 7.1 (b) agrees that:

(a)	(except as set out in paragraph 7.3) it shall not supply this opinion, or disclose its contents or existence, to any person for any purpose; and

(b)	only De Brauw shall have any liability in connection with this opinion, the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	Each Finance Party and each entity as referred to in paragraph 7.1(b) may supply a copy of this opinion to its legal and other professional advisers, in each case on a need-to-know basis.

Yours faithfully,
De Brauw Blackstone Westbroek New York B.V., P.C.

Mark Rebergen

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Annex – Definitions

Part 1 – General

In this opinion:

“Brussels I Regulation” means Council Regulation (EC) No 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (OJ 2001, L 012,1).

“CC” means the Civil Code (Burgerlijk Wetboek).

“Certificate of Incorporation on Change of Name” means the (MC-132579) Certificate of Incorporation on Change of Name from the Registry of Companies of the Cayman Islands dated August 8, 2011.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Dutch Company has its principal place of business.

“Companies” means the Dutch Company and the Foreign Company.

“Corporate Resolution” is defined in part 2 (Dutch Company) of this Annex.

“Credit Agreement” means the Credit Agreement dated August 26, 2011 among SMART Modular Technologies (Global Memory Holdings), Inc., as Holdings, SMART Modular Technologies (Global), Inc., as Parent Borrower, SMART Modular Technologies, Inc., as Co-Borrower, the lenders named therein, as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner, UBS Securities LLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, and JPMorgan Chase Bank, N.A., as Documentation Agent.

“De Brauw” means De Brauw Blackstone Westbroek New York B.V., P.C.

“Disclosed Pledge Receivables” and “Disclosed Receivables Pledge” are defined in the definition of “Disclosed Receivables Deed of Pledge” in part 3 (Finance Documents) of this Annex.

“Disclosed Receivables Deed of Pledge” is defined in part 3 (Finance Documents) of this Annex.

“Documentation Agent” means JPMorgan Chase Bank, N.A. as Documentation Agent under the Credit Agreement.

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“Dutch Company” is defined in part 2 (Dutch Company) of this Annex.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or emergency measures (noodregeling) (and “Dutch Insolvent” has the corresponding meaning).

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Security Assets” means each Share and each Disclosed Pledge Receivable.

“Dutch Security Documents” is defined in part 3 (Finance Documents) of this Annex.

“Dutch Security Rights” means the Shares Pledge and the Disclosed Receivables Pledge.

“Finance Documents” is defined in part 3 (Finance Documents) of this Annex.

“Finance Parties” means:

(a)	JPMorgan Chase Bank, N.A. as Administrative Agent under the Credit Agreement;

(b)	UBS Securities LLC as Syndication Agent under the Credit Agreement;

(c)	JPMorgan Chase Bank as Documentation Agent under the Credit Agreement;

(d)	the Pledgee;

(e)	JPMorgan Securities LLC and UBS Securities LLC as Joint Lead Arrangers under the Credit Agreement;

(f)	JPMorgan Securities LLC and UBS Securities LLC as Joint Bookrunners under the Credit Agreement; and

(g)	the Lenders.

“Foreign Company” means SMART Modular Technologies (Foreign Holdings), Ltd. (formerly known as SMART Modular Technologies (Foreign Holdings), Inc., as evidenced by the Certificate of Incorporation on Change of Name).

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“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of the Insolvency Regulation.

“Insolvency Regulation” means Council Regulation (EG) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“its Dutch Security Documents” is defined in part 3 (Finance Documents) of this Annex.

“its Finance Documents” is defined in part 3 (Finance Documents) of this Annex.

“Jurisdiction Clause” is defined in part 3 (Finance Documents) of this Annex.

“Lenders” means the persons listed on Schedule 2.01 of the Credit Agreement.

“Master Guarantee Agreement” is defined in part 3 (Finance Documents) of this Annex.

“New York Law” means the law of the State of New York.

“New York Courts” means the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York and any appellate court from any thereof.

“Pledgee” means JPMorgan Chase Bank, N.A. as Pledgee under the Dutch Security Documents.

“Power of Attorney” is defined in part 2 (Dutch Company) of this Annex.

“Shares” and “Shares Pledge” are defined in the definition of “Shares Deed of Pledge” in part 3 (Finance Documents) of this Annex.

“Shares Deed of Pledge” is defined in part 3 (Finance Documents) of this Annex.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Dutch Company) of this Annex.

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Part 2 – Dutch Company

In this opinion:

“Corporate Resolution” means each of:

(a)	a written resolution of its managing board (directie) including a power of attorney granted by it to each of its managing directors and dated August 22, 2011; and

(b)	a written resolution of its stated sole shareholder Foreign Company dated August 22, 2011.

“Dutch Company” means SMART Modular Technologies (NL) B.V., with corporate seat in Amsterdam and registered with the Dutch Trade Register under number: 34277894, and in relation to this Company:

“Power of Attorney” means each of:

(a)	the power of attorney included in the resolution of its managing board referred to in the definition of “Corporate Resolution”; and

(b)	a power of attorney granted by it to each deputy civil law notary (kandidaat-notaris), lawyer (advocaat) and notarial paralegal working at the office of Clifford Chance LLP, Amsterdam, the Netherlands, pursuant to the Power of Attorney Pledge of Shares Company dated August 22, 2011.

“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated August 18, 2011.

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Part 3 – Finance Documents

In this opinion:

“Disclosed Receivables Deed of Pledge” means the Disclosed Pledge of Intercompany Receivables dated August 26, 2011 between the Dutch Company as pledgor and the Pledgee as pledgee:

(a)	providing for a pledge (the “Disclosed Receivables Pledge”);

(b)	on the existing and future receivables referred to in it (the “Disclosed Pledge Receivables”);

and in relation to this Dutch Security Document “Jurisdiction Clause” means Clause 9.2 (Jurisdiction) of this Dutch Security Document.

“Dutch Security Documents” means:

(a)	the Shares Deed of Pledge; and

(b)	the Disclosed Receivables Deed of Pledge;

and includes, in relation to each Dutch Security Document and where the context permits, the Jurisdiction Clause included in it.

“Finance Documents” means:

(a)	the Master Guarantee Agreement; and

(b)	each Dutch Security Document.

“its Dutch Security Documents” means:

(a)	in relation to the Dutch Company, the Dutch Security Documents; and

(b)	in relation to the Foreign Company, the Shares Deed of Pledge.

“its Finance Documents” means:

(a)	in relation to the Dutch Company, the Finance Documents; and

(b)	in relation to the Foreign Company, the Shares Deed of Pledge.

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“Master Guarantee Agreement” means the Master Guarantee Agreement dated August 26, 2011 among SMART Modular Technologies (Global Memory Holdings), Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc. , the Dutch Company, the other subsidiary guarantors named therein and JPMorgan Chase Bank, NA, as Administrative Agent, and in relation to this Finance Document “Jurisdiction Clause” means Section 5.09 (Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent) of this Finance Document.

“Shares Deed of Pledge” means the Deed of Pledge of Registered Shares dated August 26, 2011 between the Foreign Company, as pledgor, the Pledgee, as pledgee, and the Dutch Company, as pledged company:

(a)	providing for a pledge (the “Shares Pledge”);

(b)	on the existing and future shares referred to in it in the share capital of the Dutch Company (the “Shares”); and

(c)	including a resolution of the Dutch Company’s stated sale shareholder;

and in relation to this Dutch Security Document “Jurisdiction Clause” means Clause 9.2 (Jurisdiction) of this Dutch Security Document.

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EXHIBIT F-5

[FORM OF]

Opinion of Elvinger, Hoss & Prussen

ELVINGER, HOSS & PRUSSEN

AVOCATS A LA COUR

JP Morgan Chase Bank, N.A

(the “Administrative Agent”)

for itself and on behalf of the Guaranteed

Parties (as defined in the Guarantee)

Luxembourg, [                    ]

O/Ref. :	PH/bk/trn
Re:	SMART Modular Technologies (Foreign Holdings), Limited

Ladies and Gentlemen,

(1) As Luxembourg counsel, we have been asked to render the present capacity opinion with respect to SMART Modular Technologies (Foreign Holdings), Limited, a company having its registered office at M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Island and registered with the Registrar of Companies under number 132579 and having its head office at 63 rue de Rollingergrund, L-2440 Luxembourg, registered with the Registre de Commerce et des Sociétés de et à Luxembourg (“RCS”) under number B 163100, (the “Company”), and the documents to be entered into by the Company listed below in connection with Project Saleen.

(2) For the purpose thereof we have examined the following documents:

(a)	a signed pdf copy of the Master Guarantee Agreement dated of even date herewith entered into by the Company as Guarantor in favour of the Administrative Agent and the other Guaranteed Parties (the “Guarantee”);

2, place Winston Churchill - B.P. 425 - L 2014 Luxembourg - T (352) 44 66 44 0 - F (352) 44 22 55 - www.ehp.lu

(b)	a signed pdf copy of the debenture over the assets of the Company dated of even date herewith entered into between inter alia the Company and the Administrative Agent;

(c)	a signed pdf copy of the share mortgage dated of even date herewith granted by the Company as Mortgagor over the shares held by the Company in SMART Modular Technologies (Puerto Rico), Inc., in favour of the Administrative Agent;

(d)	an execution copy of the share pledge (memorandum of deposit) dated of even date herewith to be granted by the Company as Chargor over the shares held by the Company in SMART Modular Technologies Sdn. bhd. in favour of the Administrative Agent;

(e)	a signed pdf copy of the Intercompany Note dated of even date herewith entered into by the Company and other affiliated companies of the SMART group;

(f)	a signed pdf copy of the Cayman law governed share mortgage dated of even date herewith granted by the sole shareholder of the Company, SMART Modular Technologies (CI), Inc over the shares of the Company, in favour of the Administrative Agent;

(g)	a signed pdf copy of the Luxembourg law governed share pledge agreement dated of even date herewith granted by the sole shareholder of the Company, SMART Modular Technologies (CI), Inc over the shares of the Company in favour of the Administrative Agent;

(h)	an execution copy of the deed of pledge of registered shares dated of even date herewith to be granted by the Company as Pledgor over the shares held by the Company in SMART Modular Technologies (NL) B.V. in favour of the Administrative Agent (the “Dutch Share Pledge”);

(i)	a signed pdf copy of the power of attorney dated of even date herewith granted by the Company in connection with the execution of the Dutch Share Pledge (the “PoA”);

(j)	a certified copy of the notarial deed of migration, including the articles of association, of the Company dated 8th August 2011 (the “Articles”);

(k)	an excerpt from the registry of trade and companies of Luxembourg of the Company dated 26th August 2011 (the “Excerpt”);

(I)	an e-mailed scanned copy of a signed extract of the resolutions of board managers of the Company held on 18th August 2011 (the “Minutes”); and

(m)	an electronic certificat de non-inscription d’une décision judiciaire (certificate as to the non-inscription of a court decision) issued by the RCS dated 26th August 2011 (the “Certificate”) certifying that as of 25th August 2011 no court decision as to inter alia the faillite, concordat préventif de faillite, gestion contrôlée, sursis de paiement, liquidation judiciaire, liquidation volontaire or foreign court decision as to faillite, concordat or other analogous procedures according to the Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings (“Regulation 1346/2000”) is filed with the RCS in respect of the Company.

Words and expressions used herein shall have the meaning given herein when used in this opinion as defined terms.

The documents under (a) to (m) are referred to as the “Documents”, and the Documents under (a) to (i) as the “Transaction Documents”.

Except for the Documents, we have not, for the purposes of this opinion, examined any contracts, instruments or other documents even if referred to or annexed to as schedules or exhibits to the Transaction Documents or the Minutes or any other corporate records (unless expressly listed hereabove). We have not made any enquiries or searches (whether within this firm or otherwise) other than requesting the Certificate and the Excerpt and the search described in the next paragraph.

We have further made an enquiry on the website of the Barreau de Luxembourg (www.barreau.lu) on 26th August 2011 at 10.05 a.m. CET which has also showed that the Company was not on the list of companies that have been declared bankrupt. The file of the RCS showed that as at 26th August 2011 at 10.10 a.m. no liquidation procedure is pending in relation to the Company. It should be noted that notice of a winding-up order or a resolution passed may not be filed with the RCS immediately. Thus, we cannot opine as to whether any liquidation procedure has been initiated but not yet filed with the RCS. It should also be noted that we can not opine as to whether a writ has been served on the Company but has not yet been enrolled with the court.

(3) The present opinion relates only to the laws of the Grand Duchy of Luxembourg (“Luxembourg”) as the same are in force and, based on generally published court precedents, are construed at the date hereof and is given on the basis that it will be governed by, and construed in accordance with the laws of Luxembourg. We neither express nor imply any view or opinion on and/or in respect of the laws of any jurisdiction other than Luxembourg, and have made no investigation of any other law (including without limitation the laws or acts referred to in the Documents (other than the laws of Luxembourg)) which may be relevant to any of the documents submitted to us or the opinions herein contained. We in particular express no opinion and have not investigated on matters with respect to the laws of the Cayman Islands. We express no opinion as to any matter of fact.

(4) For the purpose of rendering this opinion, we have assumed that:

(a)	the genuiness of all signatures, stamps and seals on all documents submitted to us as originals;

(b)	the completeness and conformity to originals thereof of all documents submitted to us as certified, scanned, faxed or e-mailed copies, the authenticity of the originals of such documents and the conformity to the executed originals of all documents examined by us in draft form only and the conformity of the originals to the last drafts reviewed by us;

(c)	That each of the parties to the Documents (other than the Company) is duly incorporated and organised as a validly existing legal entity with the capacity, interest, power, authority and right to enter into the Documents to which it is a party and to perform its obligations thereunder, that all internal authorisation procedures by each such party for the execution by it of the Documents to which it is a party have been duly fulfilled and that the execution of the Documents by or on behalf of each of such parties has, in each case, been duly and validly approved and authorised;

(d)	the Documents have been or will be duly signed, executed and delivered on behalf of each of the parties (other than the Company) thereto by a person or persons duly authorised to do so on the date thereof;

(e)	the Transaction Documents constitute legal, valid, binding and enforceable obligations of all the parties thereto under the law to which they are expressed to be subject and any other applicable law;

(f)	all consents and authorisations required under the laws or regulations of any jurisdiction (other than Luxembourg law with respect to the Company) for or in connection with the entering into each of the Transaction Documents and the execution and enforcement of the obligations under each of the Transaction Documents have been obtained and are in full force and effect;

(g)	the terms used in the Documents in English carry the meaning ascribed to them in vernacular English;

(h)	there have been no amendments to any of the Documents since our receipt of the form delivered to us for the purposes of this opinion;

(i)	the Documents have been entered into for bona fide commercial reasons by each of the parties thereto, with a valid rationale and without the intention to defraud any creditors and third parties and that they are in the Company’s corporate interest;

(j)	there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders the information contained in the Documents inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion;

(k)	the Articles have not been amended or rescinded and are in full force and effect;

(I)	the Minutes are true and correct and have not been amended or rescinded and remain in full force and effect;

(m)	the Excerpt is up to date, complete and accurate;

(n)

none of the parties to the Transaction Documents has passed a voluntary winding-up resolution, that no petition has been presented or order made by a court or any other competent authority for the winding-up, dissolution, administration, bankruptcy or for the submission of any such person to the procedures of bankruptcy (where relevant), controlled management or receivership or any analogous proceedings and no analogous proceedings under the law of its place of establishment or incorporation or centre of main interest or place of residence, as the case may be, or where it/he carries on its/his business, have been taken in relation to it/him and no receiver, manager, trustee or similar officer has been appointed in relation to it/him or any of its/his respective assets or revenues;

(o)	Cayman law accepts that a Cayman company transfers its head office and central administration to Luxembourg without dissolution or loss of its legal personality and without creating a new legal entity or prejudicing or affecting the continuity of the body corporate and with the continuation of its existence under Cayman Law;

(p)	prior to the transfer of its head office and central administration to Luxembourg, the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court or any other competent authority for the winding-up, dissolution, administration, bankruptcy or for the submission of the Company for any analogous proceedings in any jurisdiction outside of Luxembourg and no receiver, manager, trustee or similar officer has been appointed in relation to it or any of its assets or revenues;

(q)	the Company has (i) validly taken all necessary corporate actions under Cayman law which have not been amended or rescinded and are in full force and effect; (ii) complied with all the formalities required under any applicable law (other than the law of Luxembourg) and (iii) obtained all necessary consents, approvals, authorisations or orders required from any governmental or other regulatory authorities under Cayman law or other applicable law (other than the law of the Luxembourg) to authorise the transfer of the head office and central administration of the Company to Luxembourg and its registration in Luxembourg;

(r)	the Company has its place of principal management and centre of main interests in Luxembourg, in each case as such terms are defined in Council Regulation (EC) n°1346/2000 of 29th May 2000 on insolvency proceedings or the law of Luxembourg, as applicable;

(s)	that there is no matter under the laws of any jurisdiction (other than Luxembourg) which would or might affect the opinions herein expressed;

(t)	that no foreign law affects the opinions set out in paragraph (5) below;

(u)	no proceedings have been instituted or injunction granted against the Company to restrain it from entering into, delivering and performing any of its obligations under the Transaction Documents;

(v)	the file of the Company at the RCS is complete and up to date.

(5) As counsel in Luxembourg we have been requested to give our legal opinion as to the capacity of the Company to enter into each of the Transaction Documents. We are not opining on the validity and enforceability thereof. In such connection, and subject to the above as well as the reservations set out below, we are of the following opinion:

Valid existence

(a)	The Company is validly existing as a société à responsabilité limitée under the laws of Luxembourg and has the capacity to sue and to be sued in its own name. Based solely on the Certificate, the Company is not subject to faillite, gestion contrôlée, sursis de paiement or concordat judiciaire proceedings or other analogous procedures according to the Regulation 1346/2000 as at the day preceding the date thereof.

Due authorisation

(b)	The Company has duly approved each of the Transaction Documents and the entering therein as well as its performance and delivery of each of the Transaction Documents. The Company has the corporate power to enter into each of the Transaction Documents and to exercise its rights and perform its obligations thereunder. All corporate and other actions required by the Articles (with respect to Luxembourg law) or by Luxembourg law to authorise the execution of each of the Transaction Documents by the Company and the performance of its obligations thereunder have been duly taken.

Due execution

(c)	The Transaction Documents are duly executed on behalf of the Company if and when executed on behalf of the Company by any one and each of Iain McKenzie, Wolfgang Zettel, Bruce Goldberg, Barry Zwarenstein, Stefan Lambert or Jan Konighaus.

(6) The foregoing opinions are subject to the following reservations:

(i)	The opinions expressed herein are subject to all limitations resulting from the laws of court controlled administration, liquidation, insolvency, reorganisation, suretyship or similar law of general application affecting creditors’ rights.

(ii)	Powers of attorney or of representation or powers to act may not be held to be irrevocable, and in particular as a result of bankruptcy or similar collective insolvency proceedings or court ordered liquidation of the Company or of court appointment of administrators or sequestrators, will be revoked as at zero hour on the day of the relevant court order although they were expressed to be irrevocable.

(iii)	The corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, director, administrator or administrative receiver) may not be held at the RCS and/or at the clerk’s office of the Luxembourg district court (sitting in commercial matters) immediately and that there may be a delay in the relevant notice appearing on the files of the Company.

(iv)	The Articles will only be enforceable against third parties after they have been published in the Mémorial C Recueil des Sociétés et Associations (legal gazette of Luxembourg) (the “Memorial”), except where such third parties have knowledge thereof, whereas third parties may however rely thereon prior to such publication. For the fifteen days following the publication, the Articles will not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof.

(v)

It is generally accepted by doctrine and court precedents to which Luxembourg courts will be likely to refer that, in the context of a group of related companies, the existence of a group interest in granting upstream or side-stream assistance under any form (including under the form of a guarantee or security) to group companies constitutes sufficient corporate benefit to enable a company to provide such guarantee or security, provided that the following conditions are met:

a.	such guarantee or security must be given for the purpose of promoting a common economic, social and financial interest determined in accordance with policies applicable to the entire group;

b.	the commitment to grant such guarantee or security must not be without consideration and such commitment must not be manifestly disproportionate in view of the obligations entered into by other group companies;

c.	such guarantee or security granted must not exceed the financial abilities of the committing company (taking into account its own commitments).

The potential consequence of the absence of corporate interest in giving upstream or side-ways guarantees is discussed among legal doctrine and jurisprudence. While some authors express the view that an absence of corporate interest could give rise to liability of the directors of the relevant company only, other authors as well as court decisions consider that the consequence could also be that the relevant obligations be null and void.

(7) This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents which we reviewed for the purpose hereof and on the basis of laws of Luxembourg in force and as construed and applied by Courts of Luxembourg as at the date of this opinion. This opinion is given on the date hereof and on the basis that we undertake no responsibility to notify the addressee of this opinion of any change in the laws of Luxembourg or their construction, interpretation or application after the date of this opinion or any change of circumstances occurring after the date of this opinion affecting the Company which may have any bearing on this opinion. The opinion is governed and construed in accordance with the law of Luxembourg and the Courts of Luxembourg shall have exclusive jurisdiction thereon.

In this opinion legal concepts of Luxembourg are translated in English terms and not in their original French terms used in the laws of Luxembourg. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issue arising hereunder be governed by the law of Luxembourg and subject to the exclusive jurisdiction of the Courts of Luxembourg.

This opinion is limited to the matters herein contained and is for the sole benefit of the addressee set out above in connection with the existence, capacity and authorisation of the Company in relation to each of the Transaction Documents and may not be disclosed to or relied upon by any other person or for any other purpose.

Yours faithfully,

Elvinger, Hoss & Prussen
By:

[ ]

EXHIBIT G

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

Among

SMART Modular Technologies (Global Memory Holdings), Inc.,

SMART Modular Technologies (Global), Inc.,

SMART Modular Technologies, Inc.,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.

as Collateral Agent for the First Lien Secured Parties and

as Authorized Representative for the Credit Agreement Secured Parties

[             ]

as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [     ], 20[    ]

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.10 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Documents” means, with respect to any Series of First Lien Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First Lien Documents and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Series of Additional First Lien Obligations, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Obligations, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals of extensions of the foregoing.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional First Lien Secured Parties.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law ” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Parent or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Borrower” has the meaning provided in the preamble hereto.

“Borrowers” has the meaning provided in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar in the London interbank market.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement dated as of August 26, 2011, as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among Holdings, the Borrowers, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto.

“Credit Agreement Obligations” means the “Loan Document Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of First Lien Obligations and, if executed and delivered, the Second Lien Intercreditor Agreement.

“Grantors” means the Parent Borrower and each other Subsidiary or direct or indirect parent company of the Parent Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional First Lien Documents” means that certain [[Indenture] dated as of [    ], 20[    ], among the Parent Borrower, [the Guarantors identified therein,] [    ], as [trustee], and [    ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligation.

“Initial Additional First Lien Obligations” means the Additional First Lien Obligations pursuant to the Initial Additional First Lien Documents.

“Initial Additional First Lien Secured Parties” means the holders of any Initial Additional First Lien Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Parent Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent Borrower or any other Grantor or any similar case or proceeding relative to the Parent Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Parent Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non- Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non- Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Intercreditor Agreement” means the “Second Lien Intercreditor Agreement” as defined in the Credit Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document and (iii) each Additional First Lien Document.

“Security Agreement” means the “Collateral Agreement” as defined in the Credit Agreement.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Parent Borrower or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First Lien Obligations, to the Parent Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the Second Lien Intercreditor Agreement or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03, each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(c) Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.05(i), 2.11(b) or 2.22(c) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First Lien Document) other than pursuant to the First Lien Security Documents and pursuant to Section 2.05(i), 2.11(b) or 2.22(c) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First

Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document, so long as the Collateral Agent receives a certificate of the Parent Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Parent Borrower or any of its Subsidiaries.

(b) If the Parent Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Parent Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes JPMorgan Chase Bank, N.A., at the request of the Parent Borrower, to execute and deliver the Second Lien Intercreditor Agreement in the capacity as “Senior Collateral Agent,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement (the “Senior Collateral Agent”) and authorizes the Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Senior Collateral Agent by the terms of the Second Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under the Second Lien Intercreditor Agreement at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non- Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized

Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Parent Borrower or any of its Subsidiaries, as debtor-in- possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 4.02. Rights as a First Lien Secured Party.

(a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Parent Borrower stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Parent Borrower; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents (including, if applicable, as Senior Collateral Agent under the Second Lien Intercreditor Agreement) to each Authorized Representative and the Parent Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Parent Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other First Lien Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents (including, if applicable, acting as Senior Collateral Agent under the Second Lien Intercreditor Agreement), such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Article VIII of the Credit Agreement and the equivalent provision of any Additional First Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Parent Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

SECTION 4.07. Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Parent Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

(ii) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Parent Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at [JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of [●] (Fax No.: [●]) (email: [●]), with a copy];

(b) if to the Initial Additional Authorized Representative, to it at [    ];

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Parent Borrower’s consent or which increases the obligations or reduces the rights of the Parent Borrower or any other Grantor, with the consent of the Parent Borrower).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good- faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and none of the Parent Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional First Lien Documents, the Parent Borrower may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Parent Borrower shall have delivered to the Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Parent Borrower;

(iii) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent); and

(iv) the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent,

By:
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global Memory Holdings), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

SMART Modular Technologies, Inc.,

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I
HERETO,

By:
Name:
Title:

[FIRST-LIEN INTERCREDITOR AGREEMENT SIGNATURE PAGE]

[ ],
as Initial Additional Authorized Representative

By:
Name:
Title:

G-2

ANNEX I

Grantors

[         ]

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [        ], 20[    ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (the “First Lien Intercreditor Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), certain subsidiaries and affiliates of the Parent Borrower (each, a “Grantor”), JPMorgan Chase Bank, N.A., as Collateral Agent for the First Lien Secured Parties under the First Lien Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Credit Agreement, [        ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of the Parent Borrower to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Parent Borrower agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By:
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global Memory Holdings), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

SMART Modular Technologies, Inc.,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I to the

Supplement to the

First Lien Intercreditor Agreement

Grantors

[         ]

EXHIBIT H

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

Among

SMART Modular Technologies (Global Memory Holdings), Inc.,

SMART Modular Technologies (Global), Inc.,

SMART Modular Technologies, Inc.,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.

as Collateral Agent for the First Lien Secured Parties and

as Representative for the Credit Agreement Secured Parties

[         ]

as the Initial Second Priority Representative

and

each additional Representative from time to time party hereto

dated as of [     ], 20[     ]

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation, (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (as defined below) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”) and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.10 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness of the Parent Borrower (other than Indebtedness constituting Credit Agreement Obligations) Guaranteed by the Guarantors (and not Guaranteed by any other Subsidiary) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations (and not secured by Liens on any other assets of the Parent Borrower or any Subsidiary); provided, however, that, (i) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof, provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Parent Borrower after the date hereof, then the Guarantors, the Senior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Parent Borrower or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law ” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Parent or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Borrower” has the meaning provided in the preamble hereto.

“Borrowers” has the meaning provided in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar or Sterling deposits in the London interbank market.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means that certain Credit Agreement dated as of August 26, 2011, as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among Holdings, the Borrowers, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Security Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Senior Collateral Agent and the Parent Borrower hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Grantors” means the Parent Borrower and each Subsidiary or direct or indirect parent company of the Parent Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” has the meaning assigned to such term in the Guarantee Agreement.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain [[Indenture] dated as of [    ], 20[    ], among the Parent Borrower, [the Guarantors identified therein,] [        ], as [trustee], and [        ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Parent Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent Borrower or any other Grantor or any similar case or proceeding relative to the Parent Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Parent Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Collateral Agent pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Document Obligations” means “Loan Document Obligations” as defined in the Security Agreement.

“Major Additional Senior Representative” means, at any time, the Senior Representative of the Additional Senior Debt Facility having the largest outstanding principal amount of Additional Senior Debt Obligations of any Additional Senior Debt Facility then outstanding

“Majority Credit Agreement Parties” means the Required Lenders (as defined in the Credit Agreement), or with respect to any waiver, amendment or request, Credit Agreement Secured Parties having such amount of unused commitments, revolving credit loans or exposures, and outstanding term loans as may be required under the Credit Agreement to approve the same.

“Majority Senior Parties” means (a) prior to the Discharge of Credit Agreement Obligations, the Majority Credit Agreement Parties and (b) thereafter, with respect to any waiver, amendment or request, Additional Senior Debt Parties under the Additional Senior Debt Facility in respect of which the Major Additional Senior Representative acts as Representative having such amount of Indebtedness and other credit exposure as may be required under such Additional Senior Debt Facility to approve the same.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Collateral Agent or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Parent Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Parent Borrower or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Parent Borrower or any other Grantor Guaranteed by the Guarantors (and not Guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and Guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents of which provide that such Indebtedness and Guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Parent Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Parent Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Instructing Group” means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Security Agreement” means the “Collateral Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Parent Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Debt Obligation.

“Senior Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Credit Agreement and, if it is then in effect, the First Lien Intercreditor Agreement.

“Senior Collateral Documents” means the “Security Agreement” and the other “Security Documents” as defined in the Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by the Parent Borrower or any Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to the Senior Collateral Agent or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and

(b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Parent Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Parent Borrower and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Parent Borrower and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Collateral Agent or any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Senior Collateral Agent and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent or any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Senior Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Collateral Agent as security for the Senior Obligations, shall assign such Lien to the Senior Collateral Agent as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Collateral Agent, shall be deemed to hold and have held such Lien for the benefit of the Senior Collateral Agent as security for the Senior Obligations.

SECTION 2.05. Perfection of Liens. Except for the agreements of the Senior Collateral Agent pursuant to Section 5.05 hereof, none of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Loan Document Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Senior Collateral Agent pursuant to Section 2.05(i), 2.11(b) or 2.22(c) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01 Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Collateral Agent, any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Parent Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility,

(B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, and (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03. In exercising rights and remedies with respect to the Senior Collateral, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Senior Collateral Agent and the Majority Senior Parties (or such other Senior Representative as shall be authorized in accordance with the provisions of the First Lien Intercreditor Agreement, if then in effect, to direct the Senior Collateral Agent or otherwise take such action) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Priority Instructing Group and the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Instructing Group and Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Collateral Agent or any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Parent Borrower or any other Grantor) or the Parent Borrower may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Party Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Parent Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Collateral Agent, any Senior Representative or and Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Senior Collateral Agent to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Trustee to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. Any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Parent Borrower), the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Parent Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Parent Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Collateral Agent and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Collateral Agent.

SECTION 5.02 Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Collateral Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Second Priority Collateral Documents.

(a) Without the prior written consent of the Senior Collateral Agent and the Majority Senior Parties, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Parent Borrower agrees to deliver to the Senior Collateral Agent copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof, each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement dated as of August 26, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, the lenders party thereto, the other parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as collateral agent, SMART Modular Technologies (Global Memory Holdings), Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc. and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Senior Collateral Agent or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Collateral Agent, the Senior Secured Parties, the Parent Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Priority Collateral Documents without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Parent Borrower or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Parent Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) The Senior Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Collateral Agent, or of agents or bailees of the Senior Collateral Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that the Senior Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Senior Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Collateral Agent shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Collateral Agent under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as subagent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e) The Senior Collateral Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Collateral Agent from all claims and liabilities arising pursuant to the Senior Collateral Agent’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Senior Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Parent Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Collateral Agent for loss or damage suffered by the Senior Collateral Agent as a result of such transfer, except for loss or damage suffered by the Senior Collateral Agent as a result of its own wilful misconduct, gross negligence or bad faith. The Senior Collateral Agent has no obligation to follow instructions from the Designated Second Priority Representative in contravention of this Agreement.

(g) Neither the Senior Collateral Agent nor any of the Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Parent Borrower or any Subsidiary to the Senior Collateral Agent, any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Parent Borrower or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Senior Collateral Agent of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Collateral Agent for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Collateral Agent), each Second Priority Representatives (including the Designated Second Priority Representative)

shall promptly (a) enter into such documents and agreements (at the expense of the Parent Borrower), including amendments or supplements to this Agreement, as the Parent Borrower or such new Senior Collateral Agent shall reasonably request in writing in order to provide the new Senior Collateral Agent the rights of the Senior Collateral Agent contemplated hereby, (b) deliver to the Senior Collateral Agent, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Collateral Agent is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Collateral Agent, any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Parent Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations under the Credit Agreement or, if no Credit Agreement exists, under the other Senior Debt Documents are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Collateral Agent or the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by Senior Collateral Agent, any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or to exercise any rights under Section 1111(b) of the Bankruptcy Code, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which the Senior Collateral Agent has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Collateral Agent.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties for adequate protection, (b) any objection by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Collateral Agent’s or any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law and the Senior Collateral Agent and the other Senior Secured Parties do not object to the adequate protection being provided to the Senior Secured Parties, then the each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that the Senior Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Parent Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Collateral Agent, provided that if requested by the Senior Collateral Agent, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Collateral Agent, including any rights to payments in respect of such rights.

SECTION 6.09 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Parent Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Collateral Agent or any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither the Senior Collateral Agent nor any Senior Representative or other Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Collateral Agent nor any Senior Representative or other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Parent Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Parent Borrower or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) The Majority Senior Parties (or the Senior Collateral Agent acting with the approval of the Majority Senior Parties) and the Second Priority Instructing Group (and with respect to any such amendment, supplement or waiver (i) which by the terms of this Agreement requires the Parent Borrower’s consent or which increases the obligations or reduces the rights of the Parent Borrower or any Grantor, with the consent of the Parent Borrower, (ii) which by the terms of this Agreement requires the consent of any Second Priority Representative or which increases the obligations or reduces the rights of a Second Priority Representative, with the consent of such Second Priority Representative, (iii) which by its terms adversely affects the rights of the Second Priority Debt Parties under a particular Second Priority Debt Facility, in a manner materially different from its effect on the other Second Priority Debt Facilities, with the consent of the Representative for such Second Priority Debt Facility and (iv) which by its terms adversely affects the rights of the Senior Secured Parties under a particular Senior Debt Facility in a manner materially different from its effect on the other Senior Debt Facilities, with the consent of the Representative for such Senior Debt Facility) may from time to time amend, supplement or waive any provision hereof. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Parent Borrower and the Subsidiaries. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Collateral Agent, any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Parent Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Senior Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Parent Borrower or any Grantor to the Senior Collateral Agent, the Majority Senior Parties, the Second Priority Instructing Group or the Designated Second Priority Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Parent Borrower or such Grantor, as appropriate, shall furnish to the Designated Second Priority Representative or the Senior Collateral Agent a certificate of an appropriate officer (an

“Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Parent Borrower may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (vi), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (vi), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Senior Collateral Agent and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Parent Borrower shall have delivered to the Senior Collateral Agent and the Designated Second Priority Representative true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Parent Borrower;

(iii) in the case of any Second Priority Class Debt, all filings, recordations and/or amendments or supplements to the Second Priority Collateral Documents necessary or desirable in the opinion of the Designated Second Priority Representative to confirm and perfect the second priority Liens securing the relevant Second Priority Debt Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Second Priority Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent);

(iv) in the case of any Senior Class Debt, all filings, recordations and/or amendments or supplements to the Senior Collateral Documents necessary or desirable in the opinion of the Senior Collateral Agent to confirm and perfect the senior Liens securing the relevant Senior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Senior Collateral Agent), and all fees and taxes in connection therewith shall have been paid; and

(v) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Senior Collateral Agent and the Designated Second Priority Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. The Senior Collateral Agent and each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Parent Borrower or any Grantor, to the Parent Borrower, at its address at:[    ], Attention of [    ], telecopy [    ];

(ii) if to the Initial Second Priority Representative to it at [    ] Attention of [    ], telecopy [    ];

(iii) if to the original Senior Collateral Agent or the Administrative Agent, to it at: [JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of [●] (Fax No.: [●]) (email: [●]), with a copy];

(iv) if to any other Second Priority Representative or Senior Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Senior Collateral Agent and each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each of the Senior Collateral Agent, on behalf of itself and each Senior Secured Party, and each Second Party Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Parent Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Senior Collateral Agent and Trustee. It is understood and agreed that (a) the Senior Collateral Agent is entering into this Agreement in (i) its capacities as Administrative Agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (ii) its capacity as Collateral Agent under the First Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the First Lien Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (b) [ ] is entering in this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [ ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Parent Borrower or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Parent Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent,

By:
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global Memory
Holdings), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

SMART Modular Technologies, Inc.,

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I
HERETO,

By:
Name:
Title:

[SECOND-LIEN INTERCREDITOR AGREEMENT SIGNATURE PAGE]

[ ],
as Initial Additional Authorized Representative

By:
Name:
Title:

H-2

ANNEX I

Grantors

[        ]

ANNEX II

SUPPLEMENT NO. dated as of , to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (the “Second Lien Intercreditor Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, certain subsidiaries and affiliates of the Parent Borrower (each, a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Senior Representative under the Credit Agreement, [        ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Parent Borrower are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Senior Collateral Agent and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Parent Borrower as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Parent Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Grantor, and the Senior Collateral Agent have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],

By:
Name:
Title:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

By:
Name:
Title:

[ ], as Designated Second Priority Representative,

By:
Name:
Title:

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [        ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (the “Second Lien Intercreditor Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, certain subsidiaries and affiliates of the Parent Borrower (each, a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Senior Representative under the Credit Agreement, [        ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Parent Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

By:
Name:
Title:

Acknowledged by:

Executed as a Deed by
SMART Modular Technologies (Global Memory Holdings), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

SMART Modular Technologies, Inc.,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

[            ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [        ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (the “Second Lien Intercreditor Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, certain subsidiaries and affiliates of the Parent Borrower (each, a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Senior Representative under the Credit Agreement, [            ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Parent Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

By:
Name:
Title:

Acknowledged by:

Executed as a Deed by
SMART Modular Technologies (Global Memory Holdings), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

Executed as a Deed by
SMART Modular Technologies (Global), Inc.,

By:
Name:
Title:

By:
Witness
Name:
Title:

SMART Modular Technologies, Inc.,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

[            ]

EXHIBIT I

FORM OF CLOSING CERTIFICATE

[NAME OF CERTIFYING LOAN PARTY]

[            ] [     ], 2011

Reference is made to the Credit Agreement dated as of August 26, 2011 (the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc., the lending institutions from time to time parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

1. The undersigned, [            ], a Responsible Officer of [            ] (the “Certifying Loan Party”), hereby certifies that [            ] is a duly elected and qualified Responsible Officer of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

2. The undersigned, [        ], a Responsible Officer of the Certifying Loan Party, hereby certifies as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the [corporate] existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a [corporation] [limited liability company] [other relevant entity] duly organized, validly existing and in good standing under the laws of the [jurisdiction];

(c) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the [board of directors (or a duly authorized committee thereof)] [members] [other relevant body in foreign jurisdictions] of the Certifying Loan Party on [    ], 2011, authorizing [(a)] the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party [and (b) the extensions of credit contemplated by the Credit Agreement]1; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only [corporate] [company] proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the certificate of [incorporation] [formation] [other relevant organizational document] of the Certifying Loan Party as in effect on the date hereof, certified by the [Secretary of State of the State of [            ] [other relevant body in foreign jurisdictions] as of a recent date;

[1]	Borrowers only.

I-1

(e) Attached hereto as Exhibit C is a true and complete copy of the [by-laws] [limited liability company agreement] [other relevant governing document] of the Certifying Loan Party as in effect on the date hereof;

(f) Attached hereto as Exhibit D is a true and complete copy of a [good standing

certificate] [other relevant document], certified by [the Secretary of State of [    ]] [other relevant body in foreign jurisdictions] as of a recent date;

(g) The following persons are now duly elected and qualified Responsible Officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and such officers hold such offices with the Certifying Loan Party on the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents:

Name	Office	Signature

I-2

IN WITNESS WHEREOF, the undersigned have signed this certificate as of the date first written above.

Name: Title:	Name: Title:

[CLOSING CERTIFICATE SIGNATURE PAGE]

Exhibit A

to the Closing Certificate

Resolutions

Exhibit B

to the Closing Certificate

Certificate of [formation] [incorporation]

Exhibit C

to the Closing Certificate

[by-laws] [limited liability company agreement]

EXHIBIT J

FORM OF INTERCOMPANY NOTE

[_________________], 2011

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other Person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in that certain Credit Agreement dated as of August 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc. (“Holdings”), SMART Modular Technologies (Global), Inc. (the “Parent Borrower”), SMART Modular Technologies, Inc. (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers”, and each a “Borrower”), the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent.

This Note shall be pledged by each Payee that is a Loan Party to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Documents as collateral security for such Payee’s Secured Obligations. Each Payee hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to such Payee (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), (i) the Administrative Agent may exercise any and all rights of any Loan Party with respect to this Note and (ii) upon demand of the Administrative Agent, all amounts evidenced by this Note that are owed by any Payor to any Loan Party shall become immediately due and payable, without presentment, demand, protest or notice of any kind (it being understood that the Administrative Agent may make any such demand for all or any subset of the amounts owing to such Loan Party and upon any or all Payors obligated to such Loan Party, all without the consent or permission of any Payor or Payee). Each Payor also hereby acknowledges and agrees that this Note constitutes notice of assignment, pursuant to the relevant Security Documents, of the loans and advances and other amounts evidenced by this Note and further acknowledges the receipt of such notice of assignment.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Loan Party, or to any property of any such Payor, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Payor until the payment in full in cash of all Secured Obligations of such Payor; provided that each Payor may make payments to the applicable Payee unless an Event of Default shall have occurred and be continuing and such Payor shall have received notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Payor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made) before any Payee shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment from such Payor on account of any indebtedness evidenced by this Note owed by such Payor to such Payee and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made), any payment or distribution to which such Payee would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Payor that are subordinated and junior in right of payment to the Senior Indebtedness at least the same extent as the indebtedness evidenced by this Note is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.

(ii) If any Event of Default has occurred and is continuing and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), then (x) no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party, or any other Person on its behalf, with respect to any amounts evidenced by this Note and (y) no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash.

(iii) If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any amounts evidenced by this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above prior to all Senior Indebtedness having been paid in full in cash (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made), such payment or distribution shall be held by such Payee in trust (segregated from other property of such Payee) for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt.

(iv) Each Payor agrees to file all claims against each relevant Payee in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Administrative Agent shall be entitled to all of such Payor’s rights thereunder. If for any reason a Payor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Payor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payor hereby assigns to the Administrative Agent all of such Payor’s rights to any payments or distributions to which such Payor otherwise would be entitled. If the amount so paid is greater than such Payor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Payor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Payor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payee.

(v) Each Payee waives the right to compel that any property of any Payor or any property of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness. Each Payee expressly waives the right to require the Administrative Agent or any other holder of Senior Indebtedness to proceed against any Payor, any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in its or their power that such Payee cannot pursue and that would lighten such Payee’s burden, notwithstanding that the failure of the Administrative Agent or any such other holder to do so may thereby prejudice such Payee. Each Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the Administrative Agent’s or any other holder’s of Senior Indebtedness delay in proceeding against or enforcing any remedy against any Payor, any guarantor of any Senior Indebtedness or any other Person; by the Administrative Agent or any holder of Senior Indebtedness releasing any Payor, any guarantor of any Senior Indebtedness or any other Person from all or any part of the Senior Indebtedness; or by the discharge of any Payor, any guarantor of any Senior Indebtedness or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any such holder.

(vi) Each Payee waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any other holder of Senior Indebtedness, even though that election of remedies, including any nonjudicial foreclosure with respect to any property securing any Senior Indebtedness, has impaired the value of such Payee’s rights of subrogation, reimbursement, or contribution against any Payor, any guarantor of any Senior Indebtedness or any other Person. Each Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Payor, any guarantor of any Senior Indebtedness or any other Person with respect to the Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Senior Indebtedness.

(vii) Each Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Administrative Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by the Administrative Agent or such holder, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of any Payee, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other holder of Senior Indebtedness, in each case without notice to or further assent by such Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(viii) Each Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein. The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Payee evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein.

(ix) To the maximum extent permitted by law, each Payee waives any claim it might have against the Administrative Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any such holder, or any of their Related Parties, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence or wilful misconduct of the Administrative Agent or any such holder, as the case may be, or any of its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment. None of the Administrative Agent, any other holder of Senior Indebtedness or any of their Related Parties shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Payor, any Payee or any other Person or to take any other action whatsoever with regard to any such guarantee or any other property.

Each Payee and each Payor hereby agree that the subordination provisions set forth in this Note is for the benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent and the other holders of Senior Indebtedness are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and such other holders, proceed to enforce the subordination provisions set forth herein.

All rights and interests of the Administrative Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Payors and Payees set forth herein, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(iii) any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(iv) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor in respect of any Senior Indebtedness or of any Payee or any Payor in respect of the subordination provisions set forth herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the Administrative Agent and the other holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to Holdings or any Subsidiary.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until such time as (i) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement, the Administrative Agent shall have provided its prior written consent to such amendment, modification, waiver or consent (such consent not to be unreasonably withheld to the extent such amendment or modification is required to comply with any Requirement of Law or is not adverse to the interests of the Lenders in any material respects).

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[ ]
By:
Name:
Title:

[INTERCOMPANY NOTE SIGNATURE PAGE]

EXHIBIT K

Form of Specified Discount Prepayment Notice

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(B) of that certain Credit Agreement, dated as of August 26, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “ Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(B) of the Agreement, the [Parent/Co-] Borrower hereby offers to make a Discounted Term Loan Prepayment to each Term Lender [and to each Additional Term Lender of the [•, 20•]10 tranche[s] of Term Loans] on the following terms:

1. This Borrower Offer of Specified Discount Prepayment is available only to each Term Lender [and to each Additional Term Lender of the [•, 20•]11 tranche[s] of Term Loans].

2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed $[•] of Term Loans [and $[•] of the [•, 20•]12 tranche[(s)] of Term Loans] (the “Specified Discount Prepayment Amount”).13

3. The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•]14 tranche[(s)] of Term Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the date of delivery of this notice pursuant to Section 2.11(a)(ii)(B) of the Agreement.

[10]	List multiple tranches if applicable.
[11]	List multiple tranches if applicable.
[12]	List multiple tranches if applicable.
[13]	Minimum of $1.0 million and whole increments of $500,000.
[14]	List multiple tranches if applicable.

K-1

The [Parent/Co-] Borrower hereby represents and warrants to the Administrative Agent [and the Term Lenders][, the Term Lenders and each Additional Term Lender of the [•, 20•]15 tranche[s] of Term Loans] as follows:

1. The [Parent/Co-] Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.

2. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the [Parent/Co-] Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the [Parent/Co-] Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of [Parent/Co-] Borrower Solicitation of Discounted Prepayment Offers, the date of the [Parent/Co-] Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]16

The [Parent/Co-] Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The [Parent/Co-] Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Specified Discount Prepayment Notice.

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[15]	List multiple tranches if applicable.
[16]	Insert applicable representation.

K-2

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

[Executed as a Deed by
SMART Modular Technologies (Global), Inc.]
By:
Name:
Title:

By:
Witness
Name:
Title:
[SMART Modular Technologies, Inc.]
By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

[SIGNATURE PAGE]

EXHIBIT L

Form of Specified Discount Prepayment Response

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of August 26, 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and (b) that certain Specified Discount Prepayment Notice, dated [            , 20     ], from the Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Agreement.

The undersigned [Term Lender] [Additional Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(B) of the Agreement, that it is willing to accept a prepayment of the following [tranches of] Term Loans held by such [Term Lender] [Additional Term Lender] at the Specified Discount in an aggregate outstanding amount as follows:

[Term Loans - $[•]]

[[•, 20•]17 tranche[s] of Term Loans - $[•]]

The undersigned [Term Lender] [Additional Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans][[•, 20•]18 tranche[s]] pursuant to Section 2.11(a)(ii)(B) of the Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[17]	List multiple tranches if applicable.
[18]	List multiple tranches if applicable.

L-1

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[ ]
By:
Name
Title:

By:
Name
Title:

[SIGNATURE PAGE]

EXHIBIT M

Form of Discount Range Prepayment Notice

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(C) of that certain Credit Agreement, dated as of August 26, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(C) of the Agreement, the [Parent/Co-] Borrower hereby requests that each Term Lender [and to each Additional Term Lender of the [•, 20•]19 tranche[s] of Term Loans] submit a Discount Range Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1. This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the [Parent/Co-] Borrower to each Term Lender [and to each Additional Term Lender of the [•, 20•]20 tranche[s] of Term Loans].

2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is $[•] of Term Loans [and $[•] of the [•, 20•]21 tranche[(s)] of Term Loans] (the “Discount Range Prepayment Amount”).22

3. The [Parent/Co-] Borrower is willing to make Discount Term Loan Prepayments at a percentage discount to par value greater than or equal to [•]% but less than or equal to [•]% in respect of the Term Loans [and greater than or equal to [•]% but less than or equal to [•]% in respect of the [•, 20•]23 tranche[(s)] of Term Loans] (the “Discount Range”).

[19]	List multiple tranches if applicable.
[20]	List multiple tranches if applicable.
[21]	List multiple tranches if applicable.
[22]	Minimum of $1.0 million and whole increments of $500,000.
[23]	List multiple tranches if applicable.

M-1

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Discount Range Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the dated delivery of the notice pursuant to Section 2.11(a)(ii)(C) of the Agreement.

The [Parent/Co-] Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][, the Term Lenders and each Additional Term Lender of the [•, 20•]24 tranche[s] of Term Loans] as follows:

1. The [Parent/Co-] Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.

2. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the [Parent/Co-] Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of [Parent/Co-] Borrower Solicitation of Discounted Prepayment Offers, the date of the [Parent/Co-] Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]25

The [Parent/Co-] Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The [Parent/Co-] Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Discount Range Prepayment Notice.

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[24]	List multiple tranches if applicable.
[25]	Insert applicable representation.

M-2

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

[Executed as a Deed by
SMART Modular Technologies (Global), Inc.]
By:
Name:
Title:

By:
Witness
Name:
Title:
[SMART Modular Technologies, Inc.]
By:
Name:
Title:]

Enclosure: Form of Discount Range Prepayment Offer

[SIGNATURE PAGE]

EXHIBIT N

Form of Discount Range Prepayment Offer

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of August 26, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and (b) that certain Discount Range Prepayment Notice, dated [            , 20      ], from the Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Agreement.

The undersigned [Term Lender] [Additional Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(C) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1. This Discount Range Prepayment Offer is available only for prepayment on the [Term Loans][and the [•, 20•]26 tranche[s] of Term Loans] held by the undersigned.

2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Term Loans - $[•]]

[[•, 20•]27 tranche[s] of Term Loans - $[•]]

3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•]28 tranche[(s)] of Term Loans] (the “Submitted Discount”).

[26]	List multiple tranches if applicable.
[27]	List multiple tranches if applicable.
[28]	List multiple tranches if applicable.

N-1

The undersigned [Term Lender] [Additional Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[•, 20•]29 tranche[s] of Term Loans] indicated above pursuant to Section 2.11(a)(ii)(C) of the Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[29]	List multiple tranches if applicable.

N-2

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[ ]
By:
Name
Title:

By:
Name
Title:

[SIGNATURE PAGE]

EXHIBIT O

Form of Solicited Discounted Prepayment Notice

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Credit Agreement, dated as of August 26, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the [Parent/Co-] Borrower hereby requests that each Term Lender [and to each Additional Term Lender of the [•, 20•]30 tranche[s] of Term Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1. This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the [Parent/Co-] Borrower to each Term Lender [and to each Additional Term Lender of the [•, 20•]31 tranche[s] of Term Loans].

2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):32

[Term Loans - $[•]]

[[•, 20•]33 tranche[s] of Term Loans - $[•]]

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Solicited Discounted Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following delivery of this notice pursuant to Section 2.11(a)(ii)(D) of the Agreement.

[30]	List multiple tranches if applicable.
[31]	List multiple tranches if applicable.
[32]	Minimum of $1.0 million and whole increments of $500,000.
[33]	List multiple tranches if applicable.

O-1

The [Parent/Co-] Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Solicited Discounted Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

O-2

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

[Executed as a Deed by
SMART Modular Technologies (Global), Inc.]
By:
Name:
Title:

By:
Witness
Name:
Title:
[SMART Modular Technologies, Inc.]
By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

[SIGNATURE PAGE]

EXHIBIT P

Form of Solicited Discounted Prepayment Offer

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of August 26, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and (b) that certain Solicited Discounted Prepayment Notice, dated [            , 20      ], from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before the third Business Day following your receipt of this notice.

The undersigned [Term Lender] [Additional Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(D) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1. This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[•, 20•]34 tranche[s] of Term Loans] held by the undersigned.

2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Term Loans - $[•]]

[[•, 20•]35 tranche[s] of Term Loans - $[•]]

3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•]36 tranche[(s)] of Term Loans] (the “Offered Discount”).

[34]	List multiple tranches if applicable.
[35]	List multiple tranches if applicable.
[36]	List multiple tranches if applicable.

P-1

The undersigned [Term Lender] [Additional Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[•, 20 •]37 tranche[s] of Term Loans] pursuant to Section 2.11(a)(ii)(D) of the Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[37]	List multiple tranches if applicable.

P-2

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[ ]
By:
Name
Title:

By:
Name
Title:

[SIGNATURE PAGE]

EXHIBIT Q

Form of Acceptance and Prepayment Notice

Date: [______, 20__]

To: JPMorgan Chase Bank, N.A., as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Credit Agreement, dated as of August 26, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the [Parent/Co-] Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•]38 tranche[(s)] of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The [Parent/Co-] Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.11(a)(ii)(D) of the Agreement.

The [Parent/Co-] Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][and the Term Lenders and each Additional Term Lender of the [•, 20•]39 tranche[s] of Term Loans] as follows:

1. The [Parent/Co-] Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.

2. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the [Parent/Co-] Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the [Parent/Co-] Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of [Parent/Co-] Borrower Solicitation of Discounted Prepayment Offers, the date of the [Parent/Co-] Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]40

[38]	List multiple tranches if applicable.
[39]	List multiple tranches if applicable.
[40]	Insert applicable representation.

Q-1

The [Parent/Co-] Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The [Parent/Co-] Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

Q-2

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

[Executed as a Deed by
SMART Modular Technologies (Global), Inc.]
By:
Name:
Title:

By:
Witness
Name:
Title:
[SMART Modular Technologies, Inc.]
By:
Name:
Title:

[SIGNATURE PAGE]

EXHIBIT R-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of August 26, 2011, among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the banks and other lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Parent Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Parent Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Lender]
By:
Name:
Title:
[Address]

Dated:                     , 20[    ]

[SIGNATURE PAGE]

EXHIBIT R-2

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of August 26, 2011, among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the banks and other lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Parent Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated:                             , 20[    ]

[SIGNATURE PAGE]

EXHIBIT R-3

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of August 26, 2011, among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the banks and other lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated:                             , 20[    ]

[SIGNATURE PAGE]

EXHIBIT R-4

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of August 26, 2011, among SMART Modular Technologies (Global Memory Holdings), Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co - Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the banks and other lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned’s or its partners/members.

The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated:                                                      , 20[    ]

[SIGNATURE PAGE]